SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, For Use of the Commission Only(as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

Apogee Enterprises, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒    No fee required.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐    Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1.	Amount previously paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

May 9, 2011

Dear Shareholder:

You are cordially invited to attend the 2011 Annual Meeting of Shareholders of Apogee Enterprises, Inc. to be held at Apogee’s headquarters, 4400 West 78th Street, Suite 520, Minneapolis, Minnesota, commencing at 9:00 a.m. Central Daylight Time on Wednesday, June 22, 2011.

The Corporate Secretary’s formal notice of the meeting and the proxy statement appear on the following pages and describe the matters to come before the meeting. During the meeting, time will be provided for a review of the activities of the past year and items of general interest about Apogee.

We hope that you will be able to attend the meeting, and we look forward to seeing you. Even if you plan to attend the meeting, we urge you to vote your shares either by Internet or mail as promptly as possible so your shares will be represented at the annual meeting. Instructions on voting your shares are on the Notice of Internet Availability of Proxy Materials you received for the annual meeting. If you received paper copies of our proxy materials, instructions on the two ways to vote your shares can be found on the enclosed proxy form. Internet voting facilities for shareholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Daylight Time (10:59 p.m. Central Daylight Time) on June 21, 2011. If you attend the meeting in person, you may at that time revoke any proxy previously given and vote in person, if desired.

Sincerely,

Russell Huffer	Bernard P. Aldrich
Chief Executive Officer	Chairman of the Board

APOGEE ENTERPRISES, INC.

4400 West 78th Street

Suite 520

Minneapolis, MN 55435

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on June 22, 2011

NOTICE IS HEREBY GIVEN that the 2011 Annual Meeting of Shareholders of Apogee Enterprises, Inc. will be held at Apogee’s headquarters, 4400 West 78th Street, Suite 520, Minneapolis, Minnesota, commencing at 9:00 a.m. Central Daylight Time on Wednesday, June 22, 2011 for the following purposes:

1.	To elect three Class I directors for three-year terms ending in the year 2014;

2.	To conduct a non-binding advisory vote on Apogee’s executive compensation;

3.	To conduct a non-binding advisory vote on the frequency of an advisory vote on Apogee’s executive compensation;

4.	To consider and act upon a proposal to amend the Apogee Enterprises, Inc. 2009 Stock Incentive Plan;

5.	To consider and act upon a proposal to amend the Apogee Enterprises, Inc. 2009 Non-Employee Director Stock Incentive Plan;

6.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 3, 2012; and

7.	To transact such other business as may properly be brought before the meeting.

The Board of Directors has fixed May 3, 2011 as the record date for the meeting. Only shareholders of record at the close of business on that date are entitled to receive notice of and to vote at the meeting.

Pursuant to rules adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our 2011 proxy statement and our fiscal 2011 Annual Report to Shareholders online. Shareholders who have received the Notice will not be sent a printed copy of our proxy materials in the mail unless they request to receive a printed copy.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on June 22, 2011: Our 2011 Proxy Statement and our Fiscal 2011 Annual Report to Shareholders are available at www.proxyvote.com.

By Order of the Board of Directors,

Patricia A. Beithon
General Counsel and Corporate Secretary

Minneapolis, Minnesota

May 9, 2011

PROXY STATEMENT

i

ii

iii

PROXY STATEMENT

2011 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 22, 2011

The Board of Directors of Apogee Enterprises, Inc. (“Apogee” or the “Company”) is soliciting proxies for use at our annual meeting of shareholders to be held on Wednesday, June 22, 2011, and at any adjournment of the meeting. We are first making the proxy statement and form proxy card and voting instructions available to our shareholders on or about May 10, 2011.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the meeting?

At our annual meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting of Shareholders. These include electing directors; conducting a non-binding advisory vote on Apogee’s executive compensation program (the “Say on Pay Proposal”); conducting a non-binding advisory vote on the frequency of a non-binding advisory vote on Apogee’s executive compensation program (the “Frequency of Say on Pay Proposal”); approving amendments to the Apogee Enterprises, Inc. 2009 Stock Incentive Plan (the “2009 Stock Incentive Plan Proposal”); approving amendments to the Apogee Enterprises, Inc. 2009 Non-Employee Director Stock Incentive Plan (the “2009 Non-Employee Director Stock Incentive Plan Proposal”); and ratifying the appointment of our independent registered public accounting firm. Also, management will report on our performance during fiscal 2011 and the first quarter of fiscal 2012 and respond to questions from shareholders.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we may now furnish proxy materials, including this proxy statement and our fiscal 2011 Annual Report to Shareholders, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (the “Notice”), which was mailed to most of our shareholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. By accessing and reviewing the proxy materials on the Internet, you will save us the cost of printing and mailing these materials to you and reduce the impact of such printing and mailing on the environment. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials provided in the Notice.

How do I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to view our proxy materials for the annual meeting on the Internet.

Who is entitled to vote at the meeting?

The Board of Directors has set May 3, 2011 as the record date for the annual meeting. If you were a shareholder of record at the close of business on May 3, 2011, you are entitled to notice of and to vote at the annual meeting.

As of the record date, 28,079,636 shares of common stock, par value $0.33-1/3, were issued and outstanding and, therefore, eligible to vote at the annual meeting.

What are my voting rights?

Holders of our common stock are entitled to one vote per share. Therefore, 28,079,636 votes are entitled to be cast at the meeting. There is no cumulative voting.

How many shares must be present to hold the meeting?

In accordance with our Amended and Restated Bylaws, shares equal to at least a majority of the voting power of the outstanding shares of our common stock as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the meeting if:

•	you are present and vote in person at the meeting; or

•	you have properly submitted a proxy via the Internet or by mail.

How do I vote my shares?

Your vote is important. Because many shareholders do not attend the meeting in person, it is necessary that a large number be represented by proxy. If you are a shareholder of record, you can give a proxy to be voted at the meeting in either of the following ways:

•	electronically via the Internet by following the “Vote by Internet” instructions on the Notice or, if you received paper copies of our proxy materials, the enclosed proxy card; or

•	by completing, signing and mailing the proxy card (if you received paper copies of our proxy materials).

The Internet voting procedure has been set up for your convenience. The procedure has been designed to authenticate your identity, allow you to give voting instructions, and confirm that those instructions have been recorded properly. If you are a shareholder of record and you would like to submit your proxy via the Internet, please refer to the specific instructions provided on the Notice or, if you received paper copies of our proxy materials, the enclosed proxy card. If you received paper copies of our proxy materials and wish to submit your proxy by mail, please return your signed proxy card in the enclosed postage-paid envelope to us before the annual meeting. If you are an employee and received our proxy statement and 2011 Annual Report to Shareholders electronically via the Internet at your company email address, you will only be able to give a proxy to be voted at the meeting electronically via the Internet as described under “How do I vote if my shares are held in the 401(k) retirement plan, employee stock purchase plan or other plans of Apogee?” on page 3.

If you hold your shares in street name, you must vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the broker or other nominee how to vote your shares.

If you properly submit your proxy via the Internet or return your executed proxy by mail and do not revoke your proxy, it will be voted in the manner you specify.

What is a proxy?

A proxy is your designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate someone a proxy, you may also direct the proxy how to vote your shares. We refer to this as your “proxy vote.” Three of our executive officers, Russell Huffer, James S. Porter and Patricia A. Beithon, have been designated as the proxies to cast the votes of our shareholders at our 2011 annual meeting.

What is a proxy statement?

A proxy statement is a document we are required to give you, or provide you access to, in accordance with the regulations of the SEC, when we ask you to designate proxies to vote your shares of our common stock at a meeting of our shareholders. The proxy statement includes information regarding the matters to be acted upon at the meeting and certain other information required by regulations of the SEC and rules of the NASDAQ Stock Market LLC (“NASDAQ”).

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the voting instruction form provided by the broker, bank, trust or other nominee. Please refer to “How do I vote my shares?” on page  2.

How do I vote if my shares are held in the 401(k) retirement plan, employee stock purchase plan or other plans of Apogee?

If you hold any shares in our 401(k) retirement plan, employee stock purchase plan or other plans of Apogee, your Internet proxy vote or completed proxy card will serve as voting instructions to the plan trustee. However, your voting instructions must be received at least one day prior to the annual meeting in order to count. In accordance with the terms of our 401(k) retirement plan, the trustee will vote all of the shares held in the plan in the same proportion as the actual proxy votes submitted by plan participants at least one day prior to the annual meeting. If you are a participant in our employee stock purchase plan, the plan custodian cannot vote your shares unless it receives timely instructions from you.

If you hold shares in our 401(k) retirement plan, employee stock purchase plan or other plans of Apogee and have a company email address, you will receive our proxy statement and annual report to shareholders electronically at your company email address instead of receiving paper copies of these documents or the Notice in the mail. The email will provide instructions and a control number to use to provide voting instructions to the plan trustee via the Internet. If you receive our proxy statement and annual report electronically, you may only provide voting instructions to the plan trustee via the Internet and you will not receive a proxy card that can be returned by mail. If you are an employee who received our proxy statement and 2011 Annual Report to Shareholders electronically and you wish to receive a paper copy of these materials, you should contact:

Internet:	www.apog.com
Email:	IR@apog.com
Telephone:	(877) 752-3432
Facsimile:	(952) 487-7565
Mail:	Investor Relations
Apogee Enterprises, Inc.
4400 West 78th Street, Suite 520
Minneapolis, Minnesota 55435

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials or proxy card?

If you receive more than one Notice or proxy card, it means that you hold shares registered in more than one account in different names or variations of your name. To ensure that all of your shares are voted, if you submit your proxy vote via the Internet, vote once for each Notice or proxy card you receive, or sign and return each proxy card.

You may prefer to hold your shares in more than one account, and you are welcome to do so. However, some multiple accounts are unintentional and will occur if one stock purchase is made with a middle initial and a subsequent purchase is made without a middle initial. Please contact our Investor Relations Department at IR@apog.com, (877) 752-3432 (telephone) or (952) 487-7565 (facsimile) for information on how to merge your accounts.

Can I vote my shares in person at the meeting?

If you are a shareholder of record, you may vote your shares in person at the meeting by completing a ballot at the meeting. Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

If you hold your shares in street name, you may vote your shares in person at the meeting only if you obtain a signed letter or other proxy from your broker, bank, trust or other nominee giving you the right to vote the shares at the meeting.

If you are a participant in our 401(k) retirement plan, employee stock purchase plan or other plans of Apogee, you may submit a proxy vote as described above, but you may not vote your plan shares in person at the meeting.

What vote is required for the election of directors or for a proposal to be approved?

With respect to the election of directors, in accordance with Minnesota law, the nominees for election as Class I directors will be elected by a plurality of the votes cast at the annual meeting. This means that since shareholders will be electing three Class I directors, the three nominees for Class I director receiving the highest number of votes will be elected. As provided in our Corporate Governance Guidelines, if a majority of our shares that are voted at the meeting are designated to be “withheld” from a director nominee’s election, then such nominee shall offer his or her resignation to our Nominating and Corporate Governance Committee for consideration. Our Nominating and Corporate Governance Committee will evaluate the best interests of Apogee and our shareholders and recommend to our Board of Directors the action to be taken with respect to that director’s offered resignation.

With respect to the Say on Pay Proposal, the 2009 Stock Incentive Plan Proposal, the 2009 Non-Employee Director Stock Incentive Plan Proposal and the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, the affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the annual meeting is required for the approval of those proposals (provided that the total number of shares voted in favor of the proposal constitutes more than 25% of our outstanding shares).

With respect to the Frequency of Say on Pay Proposal, the frequency selected by shareholders will be determined based on a plurality of votes cast. This means that the option of one year, two years, or three years that receives the highest number of votes cast by shareholders will be the frequency that has been selected by shareholders.

How are votes counted?

You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for our Board of Directors. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the Say on Pay Proposal, the 2009 Stock Incentive Plan Proposal, the 2009 Non-Employee Director Stock Incentive Plan Proposal and the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. Shareholders may vote “ONE YEAR,” “TWO YEARS,” “THREE YEARS,” or “ABSTAIN” on the Frequency of Say on Pay Proposal.

If you submit your proxy but ABSTAIN from voting or WITHHOLD authority to vote on one or more matters, your shares will be counted as present at the meeting for the purpose of determining a quorum. Your shares also will be counted as present at the meeting for the purpose of calculating the vote on the particular matter from which you abstained from voting or withheld authority to vote.

If you ABSTAIN from voting on the Frequency of Say on Pay Proposal, this will have no effect on the frequency that is selected by shareholders. If you ABSTAIN from voting on any other proposal, your abstention has the same effect as a vote against that proposal. We will not count WITHHOLD authority as either for or against a director nominee, so WITHHOLD authority has no effect on the election of a director; however, if a majority of our shares that are voted at the meeting are designated to be WITHHOLD authority from a director nominee’s election, then such director nominee shall offer his or her resignation to our Nominating and Corporate Governance Committee for consideration, as described under “What vote is required for the election of directors or for a proposal to be approved?” on page 4.

If you hold your shares in street name and do not provide voting instructions to your broker, your shares will be considered “broker non-votes” and will not be voted on any proposal on which your broker does not have discretionary authority to vote under the rules of the New York Stock Exchange. Shares that constitute broker non-votes will be counted as present at the meeting for the purpose of determining a quorum but will not be represented at the meeting for purposes of calculating the vote with respect to such matter or matters. This effectively reduces the number of shares needed to approve such matter or matters. Your broker or other nominee has discretionary authority to vote your shares on the ratification of Deloitte & Touche LLP as our independent registered public accounting firm, even if your broker or other nominee does not receive voting instructions from you. Your broker or other nominee does not have discretionary authority to vote your shares on the election of directors, Say on Pay Proposal, Frequency of Say on Pay Proposal, 2009 Stock Incentive Plan Proposal or 2009 Non-Employee Director Stock Incentive Plan Proposal if your broker or other nominee does not receive voting instructions from you.

Who will count the vote?

Representatives of Broadridge Financial Solutions, Inc., our tabulating agent, will tabulate the votes and act as independent inspector of election.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends a vote:

•	FOR all of the director nominees;

•	FOR the Say on Pay Proposal;

•	FOR the ONE YEAR frequency on the Frequency of Say on Pay Proposal;

•	FOR the 2009 Stock Incentive Plan Proposal;

•	FOR the 2009 Non-Employee Director Stock Incentive Plan Proposal; and

•	FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 3, 2012.

What if I do not specify how I want my shares voted?

If you submit your proxy via the Internet or a signed proxy card and do not specify how you want to vote your shares, we will vote your shares:

•	FOR all of the director nominees;

•	FOR the Say on Pay Proposal;

•	FOR the ONE YEAR frequency on the Frequency of Say on Pay Proposal;

•	FOR the 2009 Stock Incentive Plan Proposal;

•	FOR the 2009 Non-Employee Director Stock Incentive Plan Proposal;

•	FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 3, 2012; and

•	in the discretion of the persons named in the proxy on any other matters that properly come before the meeting and as to which we did not have knowledge prior to February 23, 2011.

Can I change my vote after submitting my proxy or voting instructions?

Yes. If you are a shareholder of record, you may revoke your proxy and change your vote at any time before your proxy is voted at the annual meeting, in any of the following ways:

•	by sending a written notice of revocation to our Corporate Secretary;

•	by submitting a later-dated proxy to our Corporate Secretary;

•	by submitting a later-dated proxy via the Internet; or

•	by voting in person at the meeting.

If you hold your shares in street name, you should contact your broker, bank, trust or other nominee for information on how to revoke your voting instructions and provide new voting instructions.

If you hold shares in our 401(k) retirement plan, employee stock purchase plan or other plans of Apogee, you may revoke your proxy and change your voting instructions at any time, but not less than one day before the annual meeting, in any of the following ways:

•	by sending a written notice of revocation to the plan trustee or plan custodian;

•	by submitting a later-dated voting instruction or proxy to the plan trustee or plan custodian; or

•	by submitting a later-dated voting instruction or proxy via the Internet.

Will my vote be kept confidential?

Yes. We have procedures to ensure that, regardless of whether shareholders vote via the Internet, by mail or in person, (1) all proxies, ballots and voting tabulations that identify shareholders are kept permanently confidential, except as disclosure may be required by federal or state law or expressly permitted by a shareholder; and (2) voting tabulations are performed by an independent third party.

How can I attend the meeting?

You may be asked to present valid picture identification, such as a driver’s license or passport, before being admitted to the meeting. If you hold your shares in street name, you may also be asked to present proof of ownership to be admitted to the meeting. A recent statement from your broker, or letter from your bank, trust or other nominee are examples of proof of ownership.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokers and other nominees for forwarding proxy materials to the beneficial owners of our shares.

We are soliciting proxies primarily by mail and email. In addition, some of our officers and regular employees may solicit the return of proxies by telephone, facsimile, personal interview, email or telegram. These individuals will receive no additional compensation for these services.

How can I communicate with the Board of Directors?

Subject to reasonable constraints of time, topics and rules of order, you may direct comments to or ask questions of our Chairman or Chief Executive Officer during our 2011 Annual Meeting of Shareholders. In addition, you may communicate directly with any director by writing to:

Apogee Directors

Apogee Enterprises, Inc.

4400 West 78th Street, Suite 520

Minneapolis, Minnesota 55435

Attention: Corporate Secretary

Directors@apog.com

Our Corporate Secretary will promptly forward to the Board of Directors or the individually named directors all relevant written communications received at the above addresses. Our Board has requested certain communications that are unrelated to the duties and responsibilities of the Board be excluded, such as spam, junk mail, mass mailings, product inquiries, new product suggestions, resumes and other forms of employment inquiries, surveys and business solicitations or advertisements. All other written communications will be reviewed by our Corporate Secretary in conjunction with the Chair of our Nominating and Corporate Governance Committee for relevance to Board activities, and after such review, our Corporate Secretary will promptly forward all relevant written communications to the Board or the individually named directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information concerning beneficial ownership of our common stock outstanding as of May 3, 2011, the record date for our 2011 Annual Meeting of Shareholders, by persons known to us to own more than 5% of our common stock. Unless otherwise indicated, the named holders have sole voting and investment power with respect to the shares beneficially owned by them.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)	% of Common Stock Outstanding
Franklin Resources, Inc.(1) One Franklin Parkway San Mateo, CA 94403	2,683,050	9.6%
BlackRock, Inc.(2) 40 East 52nd Street New York, NY 10022	2,247,495	8.0%
The Vanguard Group, Inc.(3) 100 Vanguard Boulevard Malvern, PA 19355	1,431,272	5.1%

(1)

We have relied upon the information supplied by Franklin Resources, Inc. (“FRI”), Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisory Services, LLC, an investment adviser (“Franklin”), in a jointly filed Schedule 13G/A furnished to us reporting information as of December 31, 2010. Direct or indirect subsidiaries of Franklin serve as investment managers of one or more open-end or closed-end investment companies or other managed accounts that hold the shares of our common stock in the ordinary course of business. In their capacity as investment managers, the subsidiaries of Franklin exercise sole investment discretion over 2,683,050 shares, in the aggregate, held as of December 31, 2010. Of the shares reported, Franklin possessed sole voting power over 2,583,150 shares. Charles B. Johnson and Rupert H. Johnson, Jr., each of whom owns in excess of 10% of the outstanding common stock of FRI, may be deemed to be the beneficial owners of securities held by entities advised by FRI subsidiaries. Franklin, FRI subsidiaries, Charles B. Johnson and Rupert H. Johnson, Jr. disclaim beneficial ownership of the shares of our common stock. The filing persons and each of the investment management subsidiaries believe that they are not a “group” within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 (the “Exchange Act”).

(2)	We have relied upon the information supplied by BlackRock, Inc. in a Schedule 13G/A furnished to us reporting information as of December 31, 2010.
(3)

We have relied upon information supplied by The Vanguard Group, Inc. (“Vanguard”) in a Schedule 13G furnished to us reporting information as of December 31, 2010. Of the shares reported, Vanguard had sole investment discretion with respect to 1,386,244 shares and shared investment discretion and sole voting power with respect to 45,028 shares, and Vanguard Fiduciary Trust Company, a wholly owned subsidiary of Vanguard, serving as an investment manager of collective trust accounts, was the beneficial owner and directed the votes of 45,028 shares.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth the number of shares of our common stock beneficially owned as of May 3, 2011, the record date for our 2011 Annual Meeting of Shareholders, by each of our directors, each of our executive officers named in the Summary Compensation Table (our “Named Executive Officers”) and by all of our directors and executive officers as a group.

Amount and Nature of Beneficial Ownership

Name of Beneficial Owner	Shares of Common Stock Held (#)(1)(2)		Shares Underlying Options Exercisable Within 60 Days (#)(3)	Total Beneficial Ownership (#)	% of Common Stock Outstanding	Phantom Stock/ Performance Share Units (#)		Total Stock-Based Ownership (#) (4)
Non-Employee Directors
Bernard P. Aldrich	11,843		46,867	58,710	*	43,831	(5)	102,541
Jerome L. Davis	10,843		38,632	49,475	*	23,023	(5)	72,498
Sara L. Hays	10,843		31,025	41,868	*	19,705	(5)	61,573
John T. Manning	16,822	(6)	35,383	52,205	*	—		52,205
Robert J. Marzec	12,176		35,383	47,559	*	10,142	(5)	57,701
Stephen C. Mitchell	21,692		16,072	37,764	*	—		37,764
Richard V. Reynolds	10,843		25,383	36,226	*	19,145	(5)	55,371
David E. Weiss	18,714		35,383	54,097	*	—		54,097
Named Executive Officers
Patricia A. Beithon	145,363		54,928	200,291	*	44,530	(7)	244,821
Russell Huffer	261,185	(8)	150,133	411,318	1.5	105,819	(7)	517,137
Gary R. Johnson	41,403		11,000	52,403	*	14,192	(7)	66,595
James S. Porter	90,746	(9)	17,100	107,846	*	55,453	(7)	163,299
Gregory A. Silvestri(10)	5,204		—	5,204	*	—		5,204
All directors and executive officers as a group (12 persons)(11)	652,473		497,289	1,149,762	4.0	335,840		1,485,602

*	Indicates less than 1%.
(1)

Unless otherwise indicated, the individuals listed in the table have sole voting and investment power with respect to the shares owned by them, and such shares are not subject to any pledge. For our non-employee directors, the number indicated includes shares of restricted stock issued to the named individual pursuant to our 2009 Non-Employee Director Stock Incentive Plan. For our executive officers, the number of shares indicated includes shares issued to the named individual pursuant to our Amended and Restated 2002 Omnibus Stock Incentive Plan, our 2009 Stock Incentive Plan, our employee stock purchase plan and our 401(k) retirement plan.

(2)

Includes the following shares of restricted stock issued pursuant to our 2009 Non-Employee Director Stock Incentive Plan: 10,843 for each of Messrs. Aldrich, Davis, Manning, Marzec, Mitchell, Reynolds and Weiss, and Ms. Hays; and 86,744 shares for all executive officers and directors as a group. All shares of restricted stock held pursuant to the 2009 Non-Employee Director Stock Incentive Plan are subject to future vesting conditions and holders of such shares have no investment power over such shares.

Includes the following shares issued to our Named Executive Officers:

Named Executive Officers	Shares of Restricted Stock Issued Pursuant to Our Amended and Restated 2002 Omnibus Stock Incentive Plan	Shares of Restricted Stock Issued Pursuant to Our 2009 Stock Incentive Plan
Patricia A. Beithon	3,430	17,705
Russell Huffer	16,540	29,002
Gary R. Johnson	1,051	5,341
James S. Porter	4,145	21,313
Gregory A. Silvestri	—	—
All directors and executive officers as a group (12 persons)	25,166	73,361

All shares of restricted stock held pursuant to our Amended and Restated 2002 Omnibus Stock Incentive Plan, and all shares of restricted stock held pursuant to our 2009 Stock Incentive Plan are subject to future vesting conditions and the holders of such shares have no investment power over such shares.

(3)	Includes shares underlying stock options exercisable currently or within 60 days of May 3, 2011.
(4)	The amounts in this column are derived by adding the amounts in the “Total Beneficial Ownership (#)” and the “Phantom Stock/Performance Share Units (#)” columns of the table.
(5)

Includes phantom stock units, each representing the value of one share of our common stock, that are attributable to accounts in our Deferred Compensation Plan for Non-Employee Directors, which is described under the heading “Deferred Compensation Plan for Non-Employee Directors” on page 26.

(6)	Includes 1,000 shares held by Mr. Manning’s wife.
(7)

Includes performance share units awarded pursuant to our Amended and Restated 2002 Omnibus Stock Incentive Plan and 2009 Stock Incentive Plan which will only be earned if predetermined goals for a three-year performance period are met. Each performance share unit represents one share of our common stock.

(8)	Includes 32,560 shares held by Mr. Huffer’s wife, as to which he disclaims beneficial ownership.
(9)	Includes 350 shares held by Mr. Porter’s children.
(10)	Mr. Silvestri resigned from our Company effective as of March 11, 2011.
(11)	Since Mr. Silvestri resigned from our Company effective as of March 11, 2011, he is not included in the total of all directors and officers as a group.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of our securities to file initial reports of ownership of those securities on Form 3 and reports of changes in ownership on Form 4 or Form 5 with the SEC. Specific due dates for these reports have been established by the SEC, and we are required to disclose in this proxy statement any failure to timely file the required reports by these dates. Based solely on our review of the copies of these reports received by us and written representations from our directors and executive officers, we believe that our directors and executive officers complied with all Section 16(a) filing requirements for the fiscal year ended February 26, 2011.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Restated Articles of Incorporation provide that the Board of Directors will be divided into three classes of directors of as nearly equal size as possible. Our articles further provide that the total number of directors will be determined exclusively by our Board of Directors. The term of each class of director is three years, and the term of one class expires each year in rotation. At this year’s annual meeting, the terms of our Class I directors will expire. Currently, we have nine directors and three directors serving in Class I, four directors serving in Class II and two directors serving in Class III. Robert J. Marzec, Stephen C. Mitchell and David E. Weiss are the current Class I directors who have been nominated for re-election to the Board. The Class I directors elected at the annual meeting will serve until the 2014 Annual Meeting of Shareholders or until their successors are elected and qualified. Each of the nominees has agreed to serve as a director if elected.

We have no reason to expect that any of the nominees will fail to be a candidate at the annual meeting and, therefore, do not have in mind any substitute or substitutes for any of the nominees. If any of the nominees should be unable to serve as a director, proxies will be voted for a substitute nominee or nominees in accordance with the best judgment of the person or persons acting under the proxies.

The Board of Directors recommends that you vote FOR the three Class I nominees for director. Unless authority for one or more of the nominees is withheld, proxies will be voted FOR the election of each of Messrs. Marzec, Mitchell and Weiss as Class I directors for a three-year term expiring at the 2014 Annual Meeting of Shareholders.

The nominees for election as directors and the directors whose terms of office will continue after the annual meeting have provided information about themselves in the following section. SEC rules require us to discuss briefly the specific experience, qualifications, attributes or skills that led the Board to conclude that each director or nominee for director should serve on our Board of Directors. This discussion is provided in a separate paragraph titled “Key Attributes, Experience and Skills” below the “Biography” paragraph in the following section. All of our directors possess the minimum qualities and skills described under “Criteria for Board Membership” on page 17.

Class I Directors – Nominees for Terms Expiring in 2014

ROBERT J. MARZEC, age 66

Biography – Retired Audit Partner of PricewaterhouseCoopers LLP, an international public accounting firm. Our director since 2005. Chair of our Audit Committee and member of our Nominating and Corporate Governance Committee.

Mr. Marzec retired from PricewaterhouseCoopers LLP in 2002 after spending 36 years in its Assurance and Business Advisory Services (financial and regulatory reporting division). He held various leadership and audit positions, including Managing Partner of the Minneapolis office of PricewaterhouseCoopers LLP from 1991 to 1998.

Key Attributes, Experience and Skills – Mr. Marzec has extensive public accounting and auditing experience at public, private and non-profit organizations and has a strong background in financial controls and reporting, financial management, financial analysis, SEC reporting requirements, mergers and acquisitions, and international business. During his service at PricewaterhouseCoopers LLP and on boards at other public and mutual companies, Mr. Marzec gained broad knowledge of many different companies and industries, and public company board and corporate governance practices.

Other Directorships Since 2006 – Director of Medtox Scientific, Inc. Formerly a director of Health Fitness Corporation.

STEPHEN C. MITCHELL, age 67

Biography – President and Chief Operating Officer of The Knight Group, LLC, a firm providing services for the start-up and management of new ventures, and Vice Chairman of Knight Facilities Management, Inc., a company providing facilities management services for industrial and commercial buildings worldwide. Our director since 1996. Chair of our Nominating and Corporate Governance Committee and member of our Compensation Committee. Our Lead Director from May 2006 to January 2011.

Mr. Mitchell has more than 35 years of leadership experience in the facilities management and commercial construction industries, serving as Vice Chair of Knight Facilities Management, Inc. since 1995 and as President and Chief Operating Officer of Lester B. Knight & Associates, a company that provided engineering, architectural and management consulting services in connection with the planning, design and construction of advanced technology research and development and manufacturing facilities and other commercial buildings, from 1975 to 2001. Mr. Mitchell has provided consulting services to new business ventures as President and Chief Operating Officer of The Knight Group, LLC since 2001.

Key Attributes, Experience and Skills – Mr. Mitchell’s more than 35 years of service in senior leadership positions at privately held companies in the facilities management and commercial construction industries provides valuable business, management and leadership experience, including expertise in strategy development, construction project management, building technology, international business, leadership development and succession planning. His role on another public company board provides him with public board and corporate governance experience.

Other Directorships Since 2006 – Director of Landauer, Inc.

Class I Directors – Nominees for Terms Expiring in 2014

DAVID E. WEISS, age 67

Biography – Retired Chairman, President and Chief Executive Officer of Storage Technology Corporation, a publicly-held developer, manufacturer and distributor of data storage solutions for the management, retrieval and protection of business information. Our director since 2005. Chair of our Compensation Committee and member of our Audit Committee.

Mr. Weiss has 33 years of leadership experience in the computer and information technology industry, serving as Chairman, President and Chief Executive Officer of Storage Technology Corporation from 1996 to 2000 and in other executive positions with Storage Technology Corporation from 1991 to 1996, including Chief Operating Officer, Executive Vice President, Senior Vice President for Marketing and Vice President – Global Marketing. Prior to joining Storage Technology Corporation, Mr. Weiss worked in various engineering management positions with IBM Corporation, a global computer and information technology company, from 1967 to 1991.

Key Attributes, Experience and Skills – As Chairman, President and Chief Executive Officer of Storage Technology Corporation, Mr. Weiss led a global public company and public company board. Through his service at Storage Technology Corporation and IBM Corporation, he gained expertise in the areas of business operations, strategy development, information technology, mergers and acquisitions, financial management, leadership development and succession planning, executive compensation, marketing, investor relations and corporate governance.

Other Directorships Since 2006 – Formerly a director of Incentra Solutions, Inc.

Class II Directors – Terms Expiring in 2012

BERNARD P. ALDRICH, age 61

Biography – Retired Chief Executive Officer and President of Rimage Corporation, a publicly-held designer and manufacturer of on-demand publishing and duplicating systems for CD and DVD – recordable media. Our director since 1999. Our Non-Executive Chairman of the Board of Directors since January 2011.

Mr. Aldrich retired as Chief Executive Officer and President and a director of Rimage Corporation in 2009 after 12 years of service in those capacities. Prior to joining Rimage Corporation in 1997, he served as President of several manufacturing companies controlled by Activar, Inc., an industrial plastics and construction supply company, from 1995 to 1996. Mr. Aldrich served as President of Colwell Industries, a company that designs, manufactures and distributes color merchandising tools, from 1992 to 1994 and as Chief Financial Officer of Advance Machine Co., a manufacturer and supplier of equipment for the commercial floor care industry, from 1973 to 1991.

Key Attributes, Experience and Skills – Mr. Aldrich has 13 years of public company operational experience, eight years of private company operational experience and 18 years of private company financial management experience. In addition to leading companies, he has a background and expertise in manufacturing operations, financial management, global markets, executive compensation, leadership development and corporate governance. Mr. Aldrich also has recent experience leading a public company board.

Other Directorships Since 2006 – Formerly a director of Rimage Corporation.

SARA L. HAYS, age 46

Biography – Principal of SLH Advisors, a privately-held strategy, operations, governance and organizational design and development consulting firm, since May 2011. Our director since 2005. Member of our Audit Committee and Finance and Enterprise Risk Committee.

Ms. Hays served as Managing Director, Operations and General Counsel and member of the Executive Committee of Wrightwood Capital LLC, a real estate finance and investment company from 2005 through April 2011. She served as Senior Vice President and General Counsel from 2001 to 2005 and as Vice President and General Counsel from 2000 to 2001 of Hyatt Hotels Corporation, a worldwide hotel and timeshare company. She served as General Counsel from 1997 to 2000 and as Development Counsel from 1994 to 1997 for Hyatt Development Corporation, a worldwide hotel and timeshare property development company. Ms. Hays was in private practice with the law firm of Coffield Ungaretti & Harris from 1989 to 1994.

Key Attributes, Experience and Skills – Ms. Hays is an attorney and has served as general counsel to corporations for 14 years managing legal, regulatory and other business risks. She is very familiar with a broad range of legal, regulatory, compliance and other corporate governance issues. Ms. Hays has 22 years of experience in the commercial building development and financing industry and commercial construction industry. In addition, she has mergers and acquisitions experience. Ms. Hays also has private company and non-profit board experience.

Class II Directors – Terms Expiring in 2012

RUSSELL HUFFER, age 61

Biography – Chief Executive Officer and President of Apogee. Our director since 1998.

Since joining Apogee in 1986, Mr. Huffer has held various leadership positions. He became our Chief Executive Officer and President in 1998 and served as our Chairman from 1999 to January 2011. He served as President of our Glass Technologies segment from 1996 to 1998 and as Vice President and General Manager of Viracon, Inc., our largest subsidiary, from 1986 to 1996. Prior to joining Apogee, he held various management and operational positions at Guardian Industries Corp., a global manufacturer of float glass, fabricated glass, fiberglass insulation and other building materials, from 1980 to 1986 and Ford Motor Company, a global manufacturer of automotive vehicles, from 1978 to 1980.

Key Attributes, Experience and Skills – As our Chief Executive Officer and President for more than 13 years and with 30 years experience in the glass industry, Mr. Huffer brings a deep knowledge of Apogee, our business units and operations, and the glass industry to our Board. He also presents management’s views and perspectives. In addition, his role on the board of Hutchinson Technology Incorporated has provided him with other public company board experience.

Other Directorships Since 2006 – Director of Hutchinson Technology Incorporated.

JOHN T. MANNING, age 62

Biography – Retired Vice Chairman and Audit Partner of BDO Seidman LLP, the U.S. member firm of the BDO International network, an international public accounting firm. Our director since 2005. Member of our Audit Committee and Compensation Committee.

Mr. Manning retired from BDO Seidman LLP in 2000 after 27 years of service. During his tenure with BDO Seidman LLP (and its affiliate, BDO International), he worked in various management positions for 12 years, including Vice Chairman from 1995 to 1999, Managing Partner of the Richmond, Virginia office from 1990 to 1991, and various management positions in the international headquarters in Brussels, Belgium from 1992 to 1995. Prior to moving into management with BDO Seidman LLP, Mr. Manning spent 15 years providing auditing services to BDO Seidman’s clients.

Key Attributes, Experience and Skills – Mr. Manning has extensive public accounting, auditing and management experience. During his tenure at BDO Seidman LLP, he gained broad knowledge of many different industries, including a specialty in the commercial construction industry, and experience working with public, private and not-for-profit boards. Mr. Manning has background and expertise in financial management, strategic planning, information technology, leadership development, risk assessment and mitigation, human resources, and international operations. Mr. Manning also has experience serving on public and private company boards.

Class III Directors –Terms Expiring in 2013

JEROME L. DAVIS, age 56

Biography – Vice President of Food & Retail for Waste Management, Inc., a provider of comprehensive waste management services in North America. Our director since 2004. Chair of our Finance and Enterprise Risk Committee and member of our Nominating and Corporate Governance Committee.

Prior to joining Waste Management, Inc. in 2010, Mr. Davis was President of Jerome L. Davis & Associates, LLC, an executive coaching and leadership development firm, from 2006 through 2009. He served as Executive Vice President and Managing Director of the Executive Leadership and High Performance Practice of TBM Consulting Group, a Lean and Six Sigma consulting firm, from 2007 to 2008. He worked for Electronic Data Systems, a business technology services company, as Global Vice President, Service Excellence from 2003 to 2005 and in various other capacities from 2001 to 2003, including Chief Client Executive Officer and President, Americas for Business Process Management. Prior to joining Electronic Data Systems, Mr. Davis worked for Maytag Corporation, a home and commercial appliance company, as President and Executive Officer of Maytag’s Commercial Solutions Division from 1999 to 2001 and as Senior Vice President of Sales and Corporate Officer of Maytag’s Appliances Division from 1998 to 1999. Mr. Davis also worked for Frito Lay, a global food company, from 1992 to 1998, serving as Vice President of National Accounts and Area Vice President. Prior to joining Frito Lay, Mr. Davis held various sales and marketing positions with Proctor & Gamble, a global consumer products company.

Key Attributes, Experience and Skills – Mr. Davis brings extensive expertise and insight to our Board in the areas of marketing and sales, strategy development, international business, leadership development, succession planning, executive compensation and information technology. His role on the board of GameStop Corp. has provided him with public company board and corporate governance experience.

Other Directorships Since 2006 – Director of GameStop Corp.

RICHARD V. REYNOLDS, age 62

Biography – Lieutenant General, U.S. Air Force, retired. Owner of The Van Fleet Group, LLC, a privately-held aerospace consulting firm. Our director since 2006. Member of our Audit Committee and Finance and Enterprise Risk Committee.

General Reynolds retired from the U.S. Air Force in 2005 after 34 years of service, having served as Vice Commander, Air Force Material Command from 2003 to 2005; Commander, Aeronautical Systems Center of U.S. Air Force Material Command from 2001 to 2003; Commander, Air Force Flight Test Center of U.S. Air Force Material Command from 1998 to 2001; Program Executive Officer, Airlift and Trainers of the U.S. Air Force Program Executive Office from 1996 to 1998 and various other leadership positions from 1971 to 1996. General Reynolds formed The Van Fleet Group, LLC in 2006. He also served as Senior Manager/Senior Business Advisor of Bearing Point, Inc., an international management and technology consulting firm, from 2006 to 2009.

Key Attributes, Experience and Skills – General Reynolds’ service in senior leadership positions in the U.S. Air Force provides valuable business, leadership and management experience, including expertise in government contracting and procurement, risk assessment and mitigation, supply chain and logistics management, information technology and leadership development. General Reynolds also has private company and non-profit board experience.

CORPORATE GOVERNANCE

Corporate Governance Web Site

Information relative to our corporate governance is available on our web site at www.apog.com by clicking on “Governance.” This information includes:

•	Board of Directors – Background, Experience and Independence

•	Board Committees – Current Members and Committee Charters

•	How to Contact the Board

•	Management – Background and Experience

•	Our Code of Business Ethics and Conduct

•	Our Corporate Governance Guidelines

•	Our Amended and Restated Bylaws

•	Our Restated Articles of Incorporation

We will provide copies of any of the foregoing information without charge upon written request to: Corporate Secretary, Apogee Enterprises, Inc., 4400 West 78th Street, Suite 520, Minneapolis, Minnesota 55435.

Code of Business Ethics and Conduct and Hotline

Our Board has adopted our Code of Business Ethics and Conduct (our “Code of Conduct”), which is a statement of our high standards for ethical behavior and legal compliance. Our Code of Conduct governs the manner in which we conduct business. All of our employees, including our executive officers, and all members of our Board of Directors are required to comply with our Code of Conduct. A copy of our Code of Conduct is available on our web site at www.apog.com by clicking on “Governance,” then “Code of Conduct,” then “Code of Conduct – English.”

Corporate Governance Guidelines

Our Corporate Governance Guidelines outline the role, composition, qualifications, operation and other policies applicable to our Board. Our Corporate Governance Guidelines are reviewed annually and revised as necessary to continue to reflect best corporate governance practices. The full text of our Corporate Governance Guidelines, as last amended by our Board in April 2011, may be found on our web site at www.apog.com by clicking on “Governance,” then “Corporate Governance Guidelines.”

Board Independence

Under our Corporate Governance Guidelines, a substantial majority of the directors on our Board, and all members of our Board committees must be independent. Each year, in accordance with NASDAQ rules, our Board affirmatively determines the independence of each director and nominee for election as a director in accordance with guidelines it has adopted, which include all elements of independence set forth in the NASDAQ listing standards.

With the assistance of legal counsel to the Company, our Nominating and Corporate Governance Committee reviewed the applicable legal standards for Board member and Board committee member independence. In making its independence recommendation, our Nominating and Corporate Governance Committee reviewed a summary of the answers to annual questionnaires completed by each Board member regarding employment, business, familial, compensation and other relationships with Apogee and our management. On the basis of this review, our Nominating and Corporate Governance Committee reported on its review to our Board of Directors. After reviewing the information presented to it, the Board made its independence determination based upon our Nominating and Corporate Governance Committee’s review and recommendation and the related supporting information.

Based on this review, our Board of Directors has determined that the following non-employee directors are independent and have no material relationship with us except serving as a director or shareholder: Bernard P. Aldrich, Jerome L. Davis, Sara L. Hays, John T. Manning, Robert J. Marzec, Stephen C. Mitchell, Richard V. Reynolds and David E. Weiss. Our Board of Directors has determined that Russell Huffer and James L. Martineau, who retired from our Board effective as of our 2010 Annual Meeting of Shareholders, are not independent because Mr. Huffer serves as our Chief Executive Officer and President and Mr. Martineau served as a consultant to our Company until fiscal 2002 and his daughter-in-law is employed by one of our subsidiaries in a field sales capacity, as described under the heading “Certain Relationship and Transaction with Former Director” on page 61.

Stock Ownership Guidelines for Non-Employee Directors

Our Board of Directors believes that non-employee directors should have a significant equity interest in Apogee and established voluntary stock ownership guidelines for directors in 2002. The guidelines encourage share ownership by our directors in an amount having a market value of $120,000 (three times the current annual Board retainer of $40,000) to be achieved within five years of first being elected as a director. In calculating share ownership of our non-employee directors, we include shares of restricted stock issued pursuant to our 2009 Non-Employee Director Stock Incentive Plan and phantom stock units under our Deferred Compensation Plan for Non-Employee Directors, but do not include unexercised stock options. As of February 25, 2011, the last trading day of fiscal 2011, all our non-employee directors met our stock ownership guidelines.

Retirement Policy

Our Board of Directors has established a policy that, unless otherwise approved by a majority of our directors, no individual who is over 72 years of age may be elected to serve as a director.

Procedures for Shareholder Recommendations or Nominations of Director Candidates

A shareholder who wishes to recommend a director candidate to our Board for nomination by our Board at our annual meeting or for vacancies on our Board that arise between meetings must provide our Nominating and Corporate Governance Committee with sufficient written documentation to permit a determination by our Board as to whether such candidate meets the required and desired director selection criteria set forth in our Corporate Governance Guidelines and the factors discussed below under the heading “Criteria for Board Membership.” Such documentation and the name of the director candidate must be sent by U.S. mail to our Corporate Secretary at the address indicated on the Notice of Annual Meeting of Shareholders. Our Corporate Secretary will send properly submitted shareholder recommendations to the Chair of our Nominating and Corporate Governance Committee for consideration at a future committee meeting.

Alternatively, shareholders may directly nominate a person for election to our Board of Directors by complying with the procedures set forth in our Amended and Restated Bylaws and the rules and regulations of the SEC. Shareholders may request a copy of our Amended and Restated Bylaws by contacting our Corporate Secretary at the address indicated on the Notice of Annual Meeting of Shareholders. Any shareholder nominations of director candidates for the 2012 election of directors should be submitted to our Corporate Secretary at the address indicated on the Notice of Annual Meeting of Shareholders no later than February  23, 2012.

Criteria for Board Membership

Our Corporate Governance Guidelines outline our director qualification standards. Director candidates should possess the highest personal and professional ethics, integrity and values; be committed to representing the long-term interests of our stakeholders; have an inquisitive and objective perspective, practical wisdom and mature judgment; and be willing to challenge management in a constructive manner. Our Board strives for Board membership that is diverse in gender, ethnicity, age, geographic location, and business skills and experience at policy-making levels. In addition, director candidates must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serving on our Board for an extended period of time.

Our Nominating and Corporate Governance Committee considers recommendations of director candidates. Director candidates recommended by shareholders in compliance with the procedures described under the heading “Procedures for Shareholder Recommendations or Nominations of Director Candidates” on page 17 and who meet the criteria outlined above will be evaluated by our Nominating and Corporate Governance Committee in the same manner as nominees proposed by other sources.

Our Nominating and Corporate Governance Committee’s procedure for reviewing the qualifications of all nominees for Board membership include making a preliminary assessment of each proposed nominee, based upon resume and biographical information, willingness to serve, and other background information, business experience and leadership skills. All director candidates who continue in the process are then interviewed by members of our Nominating and Corporate Governance Committee and a majority of our other current directors. Our Nominating and Corporate Governance Committee makes recommendations to our Board for inclusion in the slate of director nominees at an annual or special meeting of shareholders, or for appointment by our Board to fill a vacancy. Prior to recommending a director to stand for re-election for another term, our Nominating and Corporate Governance Committee applies its director candidate selection criteria, including a director’s past contributions to our Board, effectiveness as a director and desire to continue to serve as a director. Our Board, Board committee and individual director evaluation processes are important determinants used by our Nominating and Corporate Governance Committee in recommending that a director stand for re-election.

Board and Board Committee Membership and Meetings

During fiscal 2011, our Board of Directors met seven times and our non-employee directors met in executive session without our Chief Executive Officer or any other members of management being present six times, and our non-employee directors who meet the independence requirements of the NASDAQ listing standards met in executive session five times. Each of our directors attended at least 75% of the regularly scheduled and special meetings of the Board and the Board Committees on which he or she served that were held during the time he or she was a director during fiscal 2011. All Board members are expected to attend our annual meetings of shareholders and all of our Board members attended our 2010 Annual Meeting of Shareholders, with the exception of James L. Martineau, who retired from our Board at such meeting.

We had four standing Board committees during fiscal 2011: Audit, Compensation, Nominating and Corporate Governance, and Finance and Enterprise Risk.

The table below provides fiscal 2011 membership and meeting information for each of our Board Committees.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Finance and Enterprise Risk Committee
Bernard P. Aldrich		C(1)	M(1)
Jerome L. Davis			M	C
Sara L. Hays	M			M
Russell Huffer
John T. Manning	M	M
James L. Martineau				M(2)
Robert J. Marzec	C		M
Stephen C. Mitchell(3)		M	C
Richard V. Reynolds	M			M
David E. Weiss	M	C(4)
Fiscal 2011 Meetings	9	8	5	5
Fiscal 2011 Executive Sessions	4	3	2	4

C = Committee Chair                            M = Committee Member

(1)	Until his appointment as Non-Executive Chair of the Board in January 2011.
(2)	Until his retirement effective as of our 2010 Annual Meeting of Shareholders.
(3)	Lead Independent Director until January 2011.
(4)	Member of the Compensation Committee during fiscal 2011 and Chair of the Compensation Committee since January 2011.

Audit Committee

Our Audit Committee is comprised entirely of independent directors and is governed by a Board-approved charter, which was last amended in April 2010. Under its charter, our Audit Committee:

•	oversees our financial reporting process (including our system of financial controls, internal audit procedures and independent registered public accounting firm).

•	oversees our program to ensure compliance with legal and regulatory requirements and ethical business practices.

•	assesses and establishes policies and procedures to manage our financial reporting and internal control risk.

•	is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm.

•	evaluates the qualifications, performance and independence of our independent registered public accounting firm.

•	establishes policies and procedures for the pre-approval of all services provided by our independent registered public accounting firm.

•	oversees our internal audit function and has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters.

Our Board of Directors has determined that each member of our Audit Committee meets the independence and experience requirements of the NASDAQ listing standards and the SEC. Our Board of Directors has also determined that each of John T. Manning and Robert J. Marzec is an audit committee financial expert under the rules of the SEC.

A copy of the Audit Committee charter may be found on our web site at www.apog.com by clicking on “Governance,” then “Board Committee Composition and Charters” and then “Audit Committee.”

Compensation Committee

Our Compensation Committee is comprised entirely of independent directors and is governed by a Board-approved charter, which was last amended in April 2011. Under its charter, our Compensation Committee:

•	establishes our executive compensation philosophy and compensation programs that comply with this philosophy.

•	determines the compensation of our executive officers and other members of senior management.

•	administers our stock incentive plans in which our employees participate.

•	administers our annual cash and long-term incentive plans for executive officers and other members of senior management.

•	administers our deferred compensation plans for our executive officers and other members of senior management.

•

administers our 2009 Stock Incentive Plan, Amended and Restated 2002 Omnibus Stock Incentive Plan, Amended and Restated 1997 Omnibus Stock Incentive Plan, Amended and Restated Executive Management Incentive Plan, 2011 Deferred Compensation Plan, Amended and Restated 1987 Partnership Plan (“Legacy Partnership Plan”), Officers’ Supplemental Executive Retirement Plan (“Legacy SERP”), and Deferred Incentive Compensation Plan (“Legacy Deferred Compensation Plan”).

Our Compensation Committee regularly reviews its decisions on compensation for our Chief Executive Officer with the full Board prior to communicating those decisions to our Chief Executive Officer.

Our Board of Directors has determined that each member of our Compensation Committee is independent, as defined by the NASDAQ listing standards. In addition, each Compensation Committee member is a “non-employee” director, as defined in the Exchange Act, and is an “outside director” as defined in Section 162(m) of the Internal Revenue Code.

A copy of the Compensation Committee charter may be found on our web site at www.apog.com by clicking on “Governance,” then “Board Committee Composition and Charters” and then “Compensation Committee.”

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is comprised entirely of independent directors and is governed by a Board-approved charter, which was last amended in January 2011. Under its charter, our Nominating and Corporate Governance Committee:

•	periodically assesses our compliance with our Corporate Governance Guidelines.

•	reviews our organizational structure and succession plans.

•	makes recommendations to our Board regarding the composition and responsibilities of our Board committees.

•	determines the compensation for directors.

•	administers our 2009 Non-Employee Director Stock Incentive Plan and Deferred Compensation Plan for Non-Employee Directors.

•

annually conducts a performance review of our Board committees and Board as a whole and of our directors whose terms are expiring at that year’s annual meeting of shareholders and who have expressed an interest in standing for re-election.

•

annually conducts a review of the performance of our Chief Executive Officer, which includes soliciting assessments from all non-employee directors, and reviews the results of such performance review with members of our Compensation Committee and our entire Board.

•	determines the required selection criteria and qualifications of director nominees based upon our needs at the time nominees are considered and recommends new director nominees to our Board.

•

establishes and implements procedures to identify and review the qualifications of all nominees for Board membership, including nominees recommended by our shareholders, and considers qualified director nominees recommended by shareholders.

Our Board of Directors has determined that each member of our Nominating and Corporate Governance Committee is independent, as defined by the NASDAQ listing standards.

A copy of the Nominating and Corporate Governance Committee charter may be found on our web site at www.apog.com by clicking on “Governance,” then “Board Committee Composition and Charters” and then “Nominating and Corporate Governance Committee.”

Finance and Enterprise Risk Committee

Our Finance and Enterprise Risk Committee is comprised entirely of independent directors and is governed by a Board-approved charter, which was last amended in April 2010. Under its charter, our Finance and Enterprise Risk Committee:

•	oversees our financial strategy, long-range financial objectives, financial condition, company-wide information technology strategy and enterprise risk management processes.

•

makes recommendations to our Board of Directors with respect to our financial policies and standards, new or amended credit facilities and other forms of indebtedness for borrowed money, appropriate debt limits, financing arrangements, share repurchase programs, stock splits, quarterly dividend declarations and issuances of equity and debt securities for the purpose of raising capital.

•	oversees our compliance with financial covenants contained in our credit facility and other long-term debt.

•	reviews our annual capital budget.

•	oversees our process for evaluating and approving capital expenditure projects.

•

provides oversight for our overall enterprise risk management function, including our operational, financial, business, information technology, overall enterprise risk and risk related insurance programs.

•	oversees the selection, implementation and financing of material company-wide information technology systems.

Our Board of Directors has determined that each member of our Finance and Enterprise Risk Committee is independent, as defined by the NASDAQ listing standards.

A copy of the Finance and Enterprise Risk Committee charter may be found on our web site at www.apog.com by clicking on “Governance,” then “Board Committee Composition and Charters” and then “Finance and Enterprise Risk Committee.”

Risk Oversight by the Board of Directors

Our Board executes its overall responsibility for risk management directly and through its Committees, as follows:

•

Our Audit Committee has primary responsibility for risks relating to the reliability of our financial reporting processes, system of internal controls and compliance program. Our Audit Committee receives quarterly reports from management, our independent registered public accounting firm and internal audit partner regarding our financial reporting processes, internal controls and public filings. Our Audit Committee also receives quarterly updates from our General Counsel regarding Code of Conduct issues and reports on litigation, legal claims and other legal compliance concerns.

•

Our Compensation Committee, with assistance from its independent compensation consultant, oversees risks associated with its areas of responsibility, including the risks associated with our compensation programs, policies and practices with respect to both executive compensation and compensation generally.

•

Our Nominating and Corporate Governance Committee oversees risks associated with its areas of responsibility, including the risks associated with succession planning, non-employee director compensation and corporate governance practices.

•

Our Finance and Enterprise Risk Committee has primary responsibility for overseeing our enterprise risk management processes, focusing on our operational, financial, business, information technology and overall enterprise risk and risk-related insurance programs. Our Finance and Enterprise Risk Committee’s meeting agendas include discussions of risk areas and our risk mitigation and control practices throughout the year.

Our Board is kept abreast of the risk oversight efforts by our Committees through reports to our full Board by our Committee Chairs presented at each quarterly meeting of our Board. Our Board considers specific risk topics, including risks associated with our strategic plan, mergers and acquisitions, and market risks. In addition, as part of our annual strategic review of each of our business units, our Board discusses the risks and exposures of each business unit.

Board Leadership Structure

Our Corporate Governance Guidelines provide that our Board has discretion to combine or separate the offices of Chair of the Board and Chief Executive Officer. Our Board makes this determination considering what it believes is in the best interests of our Company and shareholders in light of the circumstances existing at that time, recognizing that circumstances can change. When the Chief Executive Officer also holds the position of Chair, a Lead Director will be appointed by our Board to further the achievement of a strong, independent Board with an appropriate balance between our Board and our Chief Executive Officer. In that situation, generally the Chair of our Nominating and Corporate Governance Committee will serve as our Lead Director.

Our Board separated the roles of Chair of the Board and Chief Executive Officer in January 2011, in connection with Mr. Huffer’s announcement of his planned retirement. The Board determined that the appointment of a Non-Executive Chair of the Board at that time would provide the Board with independent leadership during the Chief Executive Officer transition and permit the incoming Chief Executive Officer to concentrate on our business operations. As a result, the Board appointed Mr. Aldrich as the Non-Executive Chair of our Board in January 2011. In this capacity, Mr. Aldrich has chaired the meetings of our Board of Directors and executive sessions of our independent directors. Mr. Aldrich, as the retired Chief Executive Officer and President of a public company, has significant public company experience. The Non-Executive Chair of our Board, in consultation with our Chief Executive Officer, establishes the agenda for each Board meeting.

We believe our Board leadership structure supports the risk oversight function of our Board. In addition to having a Non-Executive Chair of the Board, strong independent directors chair our Board committees involved with risk oversight, there is open communication between management and our directors, and all of our directors are actively involved in the risk oversight function.

NON-EMPLOYEE DIRECTOR COMPENSATION

Non-Employee Director Compensation Arrangements During Fiscal 2011 and 2012

Our Nominating and Corporate Governance Committee is responsible for establishing compensation for our Board members. We target compensation for service on our Board and Board committees generally at the median for board services at companies in our peer group of companies, using the same peer group used for executive compensation purposes described under the heading “Consulting Assistance, Competitive Market and Compensation Positioning” on page 32. Generally, our Nominating and Corporate Governance Committee reviews and discusses the compensation data and analysis provided by the independent compensation consultant retained to advise it on matters related to compensation for our Board members. Our Chief Executive Officer participates in the discussions on compensation for our Board members. Our Nominating and Corporate Governance Committee generally makes its own recommendations to our Board regarding Board and Board committee compensation, and our Board approves Board and Board committee compensation, based on the recommendations of our Nominating and Corporate Governance Committee. Directors who are our employees receive no additional compensation for serving on our Board.

Our non-employee directors receive cash compensation in the form of cash retainers and equity compensation in the form of restricted stock awards, as described below. Mr. Huffer, our only employee director, receives no additional compensation for serving on our Board.

The following table describes the compensation arrangements with our non-employee directors for fiscal 2011 and 2012.

Compensation	Fiscal 2011	Fiscal 2012
Annual Cash Retainers:
Non-Executive Chair of the Board(1)	N/A	$100,000
Board Member(1)	$40,000	40,000
Lead Director(2)	12,000	N/A
Audit Committee Chair	30,000	30,000
Audit Committee Member	15,000	15,000
Compensation Committee Chair	20,000	20,000
Compensation Committee Member	10,000	10,000
Nominating and Corporate Governance Committee Chair	10,000	20,000
Nominating and Corporate Governance Committee Member	5,000	10,000
Finance and Enterprise Risk Committee Chair	20,000	20,000
Finance and Enterprise Risk Committee Member	10,000	10,000

Equity Grant	An annual three-year time-based restricted stock award.	An annual three-year time-based restricted stock award.

Charitable Matching Contributions Program for Non- Employee Directors	$2,000 maximum aggregate annual match.	$2,000 maximum aggregate annual match.

(1)

We elected a Non-Executive Chair of the Board in January 2011. We pay an annual cash retainer to our Non-Executive Chair of the Board and do not pay any other cash compensation to him or her for service on our Board.

(2)	We eliminated the Lead Director position in January 2011 when we elected a Non-Executive Chair of the Board.

Fiscal 2011 Non-Employee Director Compensation Table

The following table shows the compensation paid to our non-employee directors for fiscal 2011.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Bernard P. Aldrich	65,000	70,004	17,861	152,865
Jerome L. Davis	65,000	70,004	10,821	145,825
Sara L. Hays	65,000	70,004	11,321	146,325
John T. Manning	65,000	70,004	6,643	141,647
James L. Martineau(4)	16,667	—	2,397	19,064
Robert J. Marzec	75,000	70,004	8,277	153,281
Stephen C. Mitchell	72,000	70,004	5,048	147,052
Richard V. Reynolds	65,000	70,004	9,722	144,726
David E. Weiss	65,000	70,004	5,048	140,052

(1)

Includes cash retainers deferred by non-employee directors under our Deferred Compensation Plan for Non-Employee Directors, as further described under the heading “Deferred Compensation Plan for Non-Employee Directors” on page 26. The table below sets forth the amount of cash retainers deferred by our non-employee directors under our Deferred Compensation Plan for Non-Employee Directors with respect to fiscal 2011.

Name	Deferred Compensation Plan for Non-Employee Directors ($)
Bernard P. Aldrich	65,000
Jerome L. Davis	65,000
Sara L. Hays	—
John T. Manning	—
James L. Martineau	—
Robert J. Marzec	—
Stephen C. Mitchell	—
Richard V. Reynolds	48,750
David E. Weiss	—

(2)

The amounts in this column are calculated based on the fair market value of our common stock on the date the award was made in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). Each non-employee director received a time-based restricted stock award of 5,973 shares on June 23, 2010. The closing price of our common stock on the NASDAQ Global Select Market on June 23, 2010, the date of grant, was $11.72. The table below sets forth, as of February 26, 2011, the end of fiscal 2011, certain information with respect to shares of restricted stock and options to purchase shares of our common stock held by our non-employee directors. All such stock options were fully exercisable as of such date.

	Shares of Restricted Stock		Stock Options
Name	Aggregate Number of Shares of Restricted Stock (#)	Total Number of Restricted Stock Awards (#)	Aggregate Number of Stock Options (#)	Total Number of Stock Option Awards (#)
Bernard P. Aldrich	10,843	2	46,867	6
Jerome L. Davis	10,843	2	38,632	5
Sara L. Hays	10,843	2	31,025	4
John T. Manning	10,843	2	35,383	5
James L. Martineau	—	—	59,441	8
Robert J. Marzec	10,843	2	35,383	5
Stephen C. Mitchell	10,843	2	16,072	2
Richard V. Reynolds	10,843	2	25,383	3
David E. Weiss	10,843	2	35,383	5

(3)

This column includes the dividend equivalents paid on phantom stock units pursuant to our Deferred Compensation Plan for Non-Employee Directors, dividends paid on shares of restricted stock issued pursuant to our 2009 Non-Employee Director Stock Incentive Plan and matching contributions pursuant to our Charitable Matching Contributions Program for Non-Employee Directors. The table below sets forth the amounts contributed or paid by the Company for our non-employee directors pursuant to such plans with respect to fiscal 2011.

Name	Dividend Equivalents Paid on Phantom Stock Units Held in our Deferred Compensation Plan for Non-Employee Directors ($)	Dividends Paid on Shares of Restricted Stock Issued Pursuant to our 2009 Non- Employee Director Stock Incentive Plan ($)	Matching Contribution under our Charitable Matching Contribution Program for Non- Employee Directors ($)	Total All Other Compensation ($)
Bernard P. Aldrich	12,813	3,048	2,000	17,861
Jerome L. Davis	5,773	3,048	2,000	10,821
Sara L. Hays	6,273	3,048	2,000	11,321
John T. Manning	1,595	3,048	2,000	6,643
James L. Martineau	—	397	2,000	2,397
Robert J. Marzec	3,229	3,048	2,000	8,277
Stephen C. Mitchell	—	3,048	2,000	5,048
Richard V. Reynolds	4,674	3,048	2,000	9,722
David E. Weiss	—	3,048	2,000	5,048

(4)	Mr. Martineau retired from our Board effective as of our 2010 Annual Meeting of Shareholders.

Restricted Stock Awards

Restricted stock awards to non-employee directors are issued pursuant to our 2009 Non-Employee Director Stock Incentive Plan. Each non-employee director receives a time-based restricted stock award on the date he or she is first elected to our Board and annually on the date of our annual meeting of shareholders if his or her term continues after such meeting. The number of shares of restricted stock subject to the award is determined by our Board of Directors, after recommendation by our Nominating and Corporate Governance Committee and consideration of various factors, including our performance, market data and trends, performance by our Board as a whole and the equity-based compensation received by non-employee directors approximating the 50th percentile of our peer group of companies. The restricted stock awards made in 2009 and 2010 fully vest on the third anniversary of the date of the award. If the 2009 Non-Employee Director Stock Incentive Plan Proposal is approved by our shareholders, the plan would permit newly issued time-based restricted stock awards subject to the three-year minimum vesting period to vest in installments over the three-year period.

Deferred Compensation Plan for Non-Employee Directors

Our non-employee directors may elect to participate in our Deferred Compensation Plan for Non-Employee Directors. This plan was adopted by our Board of Directors in October 1998 and approved at our 1999 Annual Meeting of Shareholders to encourage our non-employee directors to continue to make contributions to the growth and profits of Apogee and to increase their ownership of shares of our common stock, thereby aligning their interests in the long-term success of Apogee with that of our other shareholders. Under the plan, participants may defer a portion of their annual retainer and meeting fees into deferred stock accounts. The plan was amended to eliminate the 10% Company match on amounts deferred by our non-employee directors under such plan after December 31, 2009. Each participating director receives a credit of shares of our common stock in an amount equal to the amount deferred divided by the fair market value of one share as of the crediting date. These accounts also are credited, as of the crediting date, with an amount equal to the dividend paid on one share of our common stock multiplied by the number of shares credited to each account. Participating directors may elect to receive the amounts credited to their accounts at a fixed date, at age 70 or following death or retirement from our Board of Directors. The amounts will be paid out in the form of shares of our common stock (plus cash in lieu of fractional shares) either in a lump sum or in installments, at the participating director’s election. This plan is an unfunded, book-entry, “phantom stock unit” plan, as no trust or other vehicle has been established to hold any shares of our common stock.

Charitable Matching Contributions Program for Non-Employee Directors

Under our Charitable Matching Contributions Program for Non-Employee Directors, we match cash or publicly-traded stock contributions made by our non-employee directors to cultural, educational, social, medical or health-related charitable organizations that are exempt from federal income tax and qualify as a charity to which individuals can make a tax-deductible contribution up to a maximum aggregate amount of $2,000 per eligible non-employee director per calendar year.

EXECUTIVE COMPENSATION

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis section with management. Based on its review and discussions with management, our Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2011 proxy statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended February 26, 2011.

Compensation Committee of the Board of Directors of Apogee

David E. Weiss, Chair	Stephen C. Mitchell
John T. Manning

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis describes Apogee’s executive compensation program for fiscal 2011, and certain elements of the fiscal 2012 program. In particular, this section explains how our Compensation Committee (the “Committee”) made decisions related to compensation for our executives, including our Named Executive Officers, for fiscal 2011.

Our Named Executive Officers for fiscal 2011 were:

• Russell Huffer	Chief Executive Officer, President and Former Chairman

• James S. Porter	Chief Financial Officer

• Gregory A. Silvestri	Former Executive Vice President of Apogee and President of Viracon, Inc.

• Patricia A. Beithon	General Counsel and Corporate Secretary

• Gary R. Johnson	Vice President and Treasurer

Fiscal 2011 Market and Business Conditions. As we anticipated, fiscal 2011 was a very challenging year for Apogee due to the economic recession, high U.S. unemployment, high commercial office vacancy rates and uncertainty in U.S. and foreign financial markets. Our Architectural segment, which accounted for 87% of our overall revenues in fiscal 2011, primarily provides value-added glass products, services and systems for the U.S. commercial construction industry, which is a cyclical industry currently in a down cycle that is deeper and longer than prior downturns. This uncertainty in the financial markets negatively impacted the availability of financing for U.S. non-governmental commercial construction projects. While there was increased funding for governmental projects from U.S. stimulus spending, the increase in government projects did not offset the decline in private commercial construction projects. New construction of commercial buildings over ten stories in the U.S., a key sector for our Architectural segment, has been negatively impacted to a greater extent than the overall commercial construction market during the current commercial construction downturn. These challenging market conditions resulted in increased competition on construction projects, lower pricing and volumes, and lower capacity utilization in our Architectural segment manufacturing facilities.

Our Large Scale Optical segment, which accounted for 13% of our overall revenues in fiscal 2011, performed well, despite the high U.S. unemployment rate, severity of the general economic recession and low U.S. consumer confidence levels. The segment, which sells value-added glass and acrylic products primarily for the custom picture framing market, continued to convert picture framing customers to high value-added products.

Fiscal 2011 Results. In fiscal 2011, we incurred a loss of $10,332,000, or ($0.37) per share (including earnings of $3,825,000, or $0.14 per share, in discontinued operations) on net sales of $582,777,000, which were approximately 16% and 37% lower than net sales in fiscal 2010 and 2009, respectively. The rate of decline in our net sales was comparable to our markets served. During fiscal 2011, Apogee’s focus was to effectively manage cash and costs during the cyclical downturn and to position our Company for growth when our markets recover. During the year, we increased architectural glass pricing, which we expect will positively impact results in fiscal 2012; we made new capital investments of $9,100,000, primarily for safety, maintenance and productivity improvement projects to maintain our state-of-the art facilities; developed several new products for the green building market; and acquired a glass fabrication company in Brazil to increase penetration of our architectural glass markets in Latin America. After these investments, we maintained a strong financial position, ending fiscal 2011 with a net positive cash position of $38,122,000 and a new $80,000,000 three-year secured revolving credit facility.

Executive Compensation Program. Apogee’s compensation philosophy is to align executive compensation with short-term and long-term performance of our Company, provide a flexible compensation package that takes into account the cyclical nature of our business and fairly compensates our executives over the commercial construction cycle, and provide compensation needed to attract, motivate and retain executive talent to drive the long-term success of our Company. As a result, total compensation is designed to include a mix of short-term and long-term compensation and fixed and variable compensation. Short-term compensation is generally in the form of a base salary (fixed) and annual cash incentives (variable), which are only earned upon achievement of certain annual objective financial performance measures established by the Committee for the fiscal year. Long-term compensation is generally in the form of two types of equity awards: an annual time-based restricted stock award (fixed) and performance share units (variable), which are earned only upon achievement of certain three-year objective performance measures established by the Committee. The program places significant weight on long-term incentives to motivate executives to achieve annual results in a way that will build and sustain the long-term viability and success of our Company.

Fiscal 2011 Compensation Actions. The following highlights the Committee’s key compensation decisions for fiscal 2011, as reported in the fiscal 2011 Summary Compensation table on page 45. These decisions were made with advice from the Committee’s independent compensation consultant, Pearl Meyer & Partners, and are discussed in greater detail elsewhere in the Compensation Discussion and Analysis.

•

Base Salaries. In fiscal 2010, base salaries for all our Named Executive Officers were frozen at fiscal 2009 levels, reflecting the uncertain and challenging business conditions at that time. Because fiscal 2011 was also anticipated to be a challenging year for our Company, the Committee did not award an increase in base salary to our Chief Executive Officer but awarded base salary increases ranging from 3.0% to 7.8% to our other Named Executive Officers to address retention and market competitiveness concerns. Even with these increases, the fiscal 2011 base salaries for our other Named Executive Officers ranged from the 35th to 55th percentiles of comparable positions in the comparable market. Because we anticipate fiscal 2012 will be another challenging year for our Company, fiscal 2012 base salaries for all our Named Executive Officers were frozen at fiscal 2011 levels.

•

Annual Cash Incentives. No annual cash incentives were earned by our Named Executive Officers for fiscal 2011 because our Company did not meet the financial performance metrics for the annual cash incentives established for the fiscal year.

•

Performance Share Awards. The fiscal 2009 – 2011 performance share awards paid out at 49.63% of target because our Company met the market growth metric at above target level but did not meet the threshold level on the return on invested capital (“ROIC”) or earnings per share (“EPS”) metrics for the performance period.

•

Time-Based Restricted Stock Awards. On April 27, 2010, the Committee awarded time-based restricted stock to our Chief Executive Officer with a value equal to 84% of his fiscal 2011 base salary and to our other Named Executive Officers ranging from 23% to 52% of their fiscal 2011 base salaries after determining that each of our Named Executive Officers had substantially met his or her individual business objectives.

•

Total Direct Compensation. Fiscal 2011 total direct compensation (base salary, actual annual cash incentives awarded for fiscal 2011, and long-term incentives granted in fiscal 2011) for our Named Executive Officers was 24% lower than fiscal 2010 total direct compensation because no annual cash incentive compensation was earned for fiscal 2011.

•

Chief Executive Officer Retirement. In connection with Mr. Huffer’s announcement that he intends to retire from the position of Chief Executive Officer by the end of fiscal 2012 and in recognition of his 13 years of service as our Chief Executive Officer and additional 12 years of service to our Company in other senior management positions, the Committee and our Board approved a transition agreement with Mr. Huffer, which is described in more detail under “Chief Executive Officer Retirement” on page 42.

•

Acceleration of Vesting of Unvested Shares of Restricted Stock Held under Our Legacy Partnership Plan. We accelerated the vesting of 80,462 shares of restricted stock held by 15 participants, including our Chief Executive Officer and three of our other Named Executive Officers, under our Legacy Partnership Plan. All shares were related to compensation earned from fiscal 2001 through fiscal 2005 and would have vested in annual installments on May 1 from 2011 through 2015. Our Legacy Partnership Plan was eliminated from our compensation program in fiscal 2006, and the acceleration of vesting eliminates the cost of administering this legacy compensation plan.

•

Resignation of Officer. In connection with Mr. Silvestri’s resignation as our Executive Vice President and President of Viracon, Inc. effective as of March 11, 2011, the Committee approved a separation agreement with Mr. Silvestri, which is described in more detail under “Resignation of Officer” on page 43.

Improvements to Our Executive Compensation Program. The Committee continues to refine our executive compensation program to reflect evolving executive compensation best practices.

•

Change-In-Control Severance Program. During fiscal 2011, we modified our change-in-control severance program to eliminate the tax gross-up payment with respect to excise tax liability, if any, under Internal Revenue Code Section 4999 related to Section 280G excess parachute payments. In addition, we added requirements that as a condition to receive any change-in-control payments, the executive has to agree not to compete with our Company or solicit our employees to leave their employment for a specified period of time and sign a release of employment-related claims against our Company. The change-in-control severance agreements that are a part of our current change-in-control severance program continue to be “double trigger” agreements and provide that, in the event of a change-in-control, the executive would have specific rights and receive certain benefits if his or her employment was terminated “without cause” or he or she voluntarily terminated his or her employment for “good reason.” Commencing with awards made in fiscal 2012, the time-based restricted stock and performance share unit award agreements will be “double trigger” agreements and provide that, in the event of a change-in-control, the vesting of the awards would accelerate only if the executive’s employment was terminated “without cause” or he or she voluntarily terminated his or her employment for “good reason.”

•	Hedging Policy. During fiscal 2011, we adopted a formal policy that prohibits employees and Board members from engaging in hedging transactions related to our Company’s securities.

•

Non-Qualified Deferred Compensation Plan. We established a new non-qualified deferred compensation plan to assist executives in saving for retirement and other short-term needs on a pre-tax basis and discontinued any new deferral elections into our Legacy Deferred Compensation Plan effective as of January 1, 2011.

•

Other Improvements. Prior to fiscal 2011, we made various changes to our executive compensation program. During fiscal 2009, we froze participation in our Legacy SERP and eliminated certain perquisites, including auto allowances, company-paid executive health physicals, and reimbursement of club memberships and spousal travel. Beginning with fiscal 2010, we modified our long-term compensation program to award performance share units, which earn dividends only on the shares earned at the end of the performance period.

Overview of Primary Compensation Elements

The table below provides an overview of the three primary compensation elements used in our executive compensation program.

Compensation Element	Objective	How Determined	Market Positioning(1)
Base Salary	Attract, motivate and retain executives by offering pay and benefit programs that are competitive with the market.	Annual subjective performance evaluation of an executive’s leadership and achievement of individual business objectives, experience, tenure, competitive market data and trends, internal equity among positions within our Company with similar responsibilities, executive potential and our Company’s business outlook.	Targeted to be around the 50th percentile relative to competitive market practices.

Annual Cash Incentive Compensation	Reward achievement of pre-defined short-term Company performance results. Provide a flexible compensation package that reflects the cyclical nature of our business.

For target bonus award opportunity percentages – competitive market data and trends and internal equity among positions within our Company with similar responsibilities.

For actual bonus payouts – performance against pre-established criteria in our annual cash incentive plan and annual subjective performance evaluation of an executive’s leadership and achievement of individual business objectives.

Target level performance results in target total cash compensation (base salary plus annual cash incentive compensation) that is generally at or below the 50th percentile.

Above target performance results in maximum total cash compensation that is slightly above the 50th percentile.

Below target performance results in threshold total cash compensation that is generally at or below the 25th percentile.

Long-Term Equity Incentive Compensation: • Time-Based Restricted Stock and • Performance Share Units

Align the interests of executives with shareholders and to focus on long-term sustained performance.

Create appropriate retention incentives through the use of multi-year vesting schedules.

Provide an opportunity for executives to build a meaningful equity position in Apogee.

		Annual subjective performance evaluation of an executive’s leadership and achievement of individual business objectives, Company performance, market data and trends, internal equity among positions within our Company with similar responsibilities and executive potential.	Targeted generally to be at or slightly above the 50th percentile for target performance and up to the 75th percentile for maximum performance.

(1)	Actual pay levels can be above or below the targeted level depending on all of the factors outlined in the “How Determined” column in the table above.

Fiscal 2011 Executive Compensation Mix at Target

The charts below illustrate the mix of base salary, annual cash incentive compensation at target, and long-term equity compensation consisting of time-based restricted stock and performance share units at target performance for fiscal 2011 for our Chief Executive Officer and other four Named Executive Officers as a group.

Fiscal 2011 Short-Term and Long-Term Compensation Mix at Target

The charts below illustrate the mix of short-term compensation (cash) and long-term compensation (equity) at target performance for fiscal 2011 for our Chief Executive Officer and other four Named Executive Officers as a group.

Compensation Process

The compensation program is evaluated annually taking into consideration changes to our business strategy and plans. The Committee considers each element of compensation outlined above, both individually and collectively, when evaluating compensation adjustments and the interrelation between each compensation element to ensure that the entire program is appropriately aligned. The Committee reviews a compensation “tally sheet,” which lists total direct compensation (base salary, annual cash incentive compensation and long-term equity incentive awards), perquisites, other elements of executive compensation, broad-based employee benefits and wealth accumulation through Company equity and retirement plans for our Named Executive Officers. The compensation tally sheet is one of the factors used by the Committee to make individual compensation decisions. The Committee does not generally consider compensation earned in prior years in establishing the elements and levels of compensation for the current fiscal year. The Committee also reviews its compensation consultant’s independent analyses of compensation for our Named Executive Officers and other executive officers and senior management based on comparable positions using both published survey sources and company proxy statement data to determine our competitive positioning relative to the competitive market.

The Committee sets the elements of compensation for our Named Executive Officers, taking into consideration the results of their annual performance evaluations, and competitive market data from the Committee’s independent compensation consultant. Our Chief Executive Officer makes recommendations to the Committee on compensation for our other Named Executive Officers, but does not participate in the determination of his own compensation. The Committee reviews our Chief Executive Officer’s compensation with our full Board prior to communicating compensation decisions to our Chief Executive Officer.

Annual base salary increases, if awarded, generally are effective in May of each year. The Committee makes the annual grant of long-term equity awards to executives primarily at its regularly scheduled meeting held during the Company’s first quarter of each fiscal year, generally in late April or early May. The exact date of such meeting is generally established by the Committee more than a year in advance of the meeting.

Consulting Assistance, Competitive Market and Compensation Positioning

Use of Independent Compensation Consultant. The Committee has retained Pearl Meyer & Partners to provide advice regarding compensation program design, competitive practices, market trends, peer group composition and compensation for our Chief Executive Officer, other executive officers and other members of senior management. Pearl Meyer & Partners reports directly to the Committee, is independent of our Company and does not provide any other services to our Company beyond those requested by the Committee or our Nominating and Corporate Governance Committee with respect to reviewing and structuring the compensation program for our Board of Directors. Pearl Meyer & Partners does not establish compensation levels for our executives. Pearl Meyer & Partners regularly attends the meetings of the Committee.

Competitive Market Defined. The Committee uses a combination of peer group companies and surveys of manufacturing and general industry executive compensation to identify competitive market compensation practices and our overall competitive position for our executives. The Committee relies on its independent compensation consultant to review and develop a set of appropriate peer group companies and identify and use appropriate executive compensation survey sources.

The selection criteria identified for determining and/or reviewing our Company’s peer group generally include:

•	Companies with revenue within a range similar to that of Apogee.

•	Companies in the same or similar GICS code as Apogee or its business units.

•	Companies with business model similarity, which may include the following:

•	Provides coatings for special purposes (i.e., protective, UV, etc.),

•	Construction materials, primarily for commercial or industrial application,

•	Specialized/customized product lines,

•	Heavy-duty manufacturing operations and project-directed manufacturing,

•	Project-based businesses,

•	Revenues generated primarily in the United States (U.S. sales greater than 60%),

•	Inclusion in the prior-year peer group, to help ensure year-over-year consistency (where appropriate),

•	Market capitalization to revenue ratio (greater than 0.4), and

•	Geographic location (to a lesser degree).

During fiscal 2009, using the selection criteria outlined above, the Committee identified a peer group consisting of 22 companies (the “Peer Group”). All of the companies in the Peer Group meet four or more of the selection criteria outlined above. The 22 companies in our Peer Group include:

Actuant Corporation	Insituform Technologies, Inc.
Azz incorporated	Lydall, Inc.
CLACOR, Inc.	Mueller Water Products, Inc.
Columbus McKinnon Corporation	NCI Building Systems, Inc.
Daktronics, Inc.	Polaris Industries Inc.
Donaldson Company, Inc.	Quaker Chemical Corporation
Eagle Materials Inc.	Quanex Building Products Corporation
EnPro Industries, Inc.	Tennant Company
Graco Inc.	Thomas & Betts Corporation
Griffon Corporation	The Toro Company
H.B. Fuller Company	Valmont Industries, Inc.

The Committee, with the assistance of its independent compensation consultant, annually reviews the Peer Group in order to maintain its appropriateness for future compensation comparison purposes, and reviews and validates the selection criteria to ensure it is in line with our business strategies. The Committee re-evaluated the Peer Group during fiscal 2010 and 2011 and decided not to make any changes to the Peer Group.

Components of Our Compensation Program

Base Salary. Base salary reflects a fixed portion of the overall compensation package and is the base amount from which other compensation elements are determined, such as target annual cash and long-term equity incentive compensation award opportunities, benefits and retirement savings opportunities.

Annual Cash Incentive Compensation. Our annual cash incentive awards to all our Named Executive Officers are made pursuant to our Amended and Restated Executive Management Incentive Plan (the “Executive MIP”), which was adopted to ensure the tax deductibility of the annual cash incentive compensation that may be earned by our Named Executive Officers. Our Executive MIP is designed to be an annual bonus “pool” plan. Each fiscal year, the Committee establishes a bonus pool equal to a percentage of one or more performance factors from a list of approved factors set forth in our Executive MIP. Our Company must meet the selected performance factor for the bonus pool in order for a bonus pool to be established for the fiscal year.

Each fiscal year the Committee selects the executives of our Company who will participate in our Executive MIP for that year and assigns a percentage of the bonus pool to each participating executive, with the total percentage not to exceed 100% for any given year. The percentage of the bonus pool assigned to each participating executive (determined as a percentage of base salary) establishes the maximum annual cash incentive award payout for that individual participant for the current fiscal year; however, no one individual payout can exceed $1,500,000 in any given fiscal year.

The actual annual cash incentive awards to be paid to participants after the annual bonus pool has been established may be adjusted downward based on the achievement of one or more additional predetermined, objective performance goals based on the annual operating plan approved by our Board. At least one of the additional predetermined objectives must be met at the threshold level in order for an annual cash incentive to be paid to an executive.

Generally, if the threshold performance level for all financial goals is achieved, 50% or less of the target award will be paid; if target performance level for all financial goals is achieved, 100% of the target award will be paid; and if maximum performance level for all annual financial goals is achieved, 200% of the target award will be paid. If threshold performance level for only one financial metric is achieved and threshold performance is not achieved for any of the other financial goals, less than 50% of the target award will be paid based on the weighting allocated to that specific financial performance goal. For any performance between these levels, awards will be interpolated. The Committee has the discretion to further reduce payouts under our Executive MIP as appropriate.

Long-Term Equity Incentive Compensation. We utilize two forms of equity instruments to deliver long-term equity incentive compensation each year. The mix of long-term incentive instruments is determined annually by the Committee. The mix of long-term incentive compensation for our executive officers for fiscal 2011 was approximately 40% time-based restricted stock awards and 60% performance share units.

Time-Based Restricted Stock. Each year, the Committee determines a fixed dollar value of the time-based restricted stock award for each executive based on achievement by the individual of his or her business objectives for the just-completed fiscal year. The fixed dollar value is determined as a percent of base salary and is set to align with competitive market practices. The time-based restricted stock awards will generally vest in three equal annual installments commencing on the first anniversary date of the award.

Performance Share Units. At the beginning of each fiscal year, a new three-year performance period begins and the corporate financial performance goals for that period are determined by the Committee. Each year, the Committee determines the fixed dollar value of performance share units that will be granted to each participating executive officer at the threshold, target and maximum performance levels based on input from our Chief Executive Officer and consideration of individual performance, our Company performance, market data and trends, internal equity and executive potential. The fixed dollar value is determined as a percentage of base salary and is set to align with competitive market practices.

The performance share units represent the right to receive shares of our common stock at the end of the three-year performance period. If we perform better than the target level, more performance share units will vest. Likewise, if we perform below the target level, fewer or no performance share units will vest. Until issuance of the shares at the end of the three-year performance period, a participant has no voting rights but dividends or other distributions (whether cash, stock or otherwise) accrue during the three-year performance period and will be paid only on the shares earned at the end of the performance period when such shares are issued.

Other Benefit Programs. Executive officers are eligible to participate in our current benefit plans listed below.

•

Deferred Incentive Compensation Plans — Our executive officers may also participate in voluntary non-qualified deferred incentive compensation plans that allow participants to defer compensation to assist in saving for retirement and other short-term needs. These plans are described under the headings “2011 Non-Qualified Deferred Compensation Plan” on page 54 and “Legacy Deferred Compensation Plan” on page 55.

•

Legacy SERP — We also provided a non-qualified defined benefit retirement compensation plan to certain executive officers. Our Legacy SERP was frozen in October 2008 and at that time only three current employees were participants. This plan is described under the heading “Legacy Officers’ Supplemental Executive Retirement Plan” on page 53.

•

Other Benefits — Executive officers may participate on the same terms as all other employees in our 401(k) Retirement Plan, which is described under the heading “401(k) Retirement Plan” on page 54, and our Employee Stock Purchase Plan, which allows participants to purchase shares of our Company’s common stock by contributing up to $500 per week, with our Company contributing an amount equal to 15% of the participant’s weekly contributions. Executive officers also receive the same health and welfare benefits as offered to all other full-time employees, with the exception that we offer enhanced long-term disability benefits to our executive officers.

•

Perquisites — The only perquisites we make available to our Named Executive Officers are reimbursement of financial and estate planning fees of up to $2,000 annually, enhanced long-term disability benefits and payment of relocation expenses.

Change-in-Control Program

The Committee believes that offering a change-in-control program provides executive officers a degree of security in the event of a corporate transaction and allows for better alignment of executive officer and shareholder interests. In January 2011, our Company approved new change-in-control severance agreements that eliminated the tax gross-up payment with respect to excise tax liability, if any, under Internal Revenue Code Section 4999 related to Section 280G excess parachute payments, which our Company entered into in March 2011 with certain executive officers, including our Named Executive Officers other than Mr. Silvestri. The new change-in-control severance agreements contain a “best-net-benefit” provision which provides that in the event that payments under the agreement trigger excise tax for the executive, the executive has the option to reduce the severance payment if the net benefit is greater than paying the excise tax himself or herself. The Committee believes that a “best-net-benefit” provision is more equitable to our Company and our shareholders. All of the new severance agreements, like the prior agreements, contain a “double trigger” for change-in-control benefits, which means that there must be both a change-in-control and a termination of employment for the provisions to apply. The Committee believes a “double trigger” is more equitable than a “single trigger” because it prevents unnecessary payments to Named Executive Officers in the event of a friendly (non-hostile) change-in-control in which the Named Executive Officer’s employment is not terminated and the Named Executive Officer continues to be employed without an adverse effect on his or her compensation, role, responsibilities or job location. The Committee does not consider specific amounts payable under these arrangements when establishing annual compensation. See “Change-in-Control Severance Agreements” on page 57 and “Executive Benefits and Payment Upon Termination” on page 58 for more information on these arrangements.

Compensation Related Policies

Stock Ownership Guidelines for Executive Officers. Our Board of Directors believes that our executive officers should have a significant equity interest in our Company and established voluntary stock ownership guidelines for our executive officers in 2001. The guidelines encourage share ownership in an amount having a market value of a multiple of an executive officer’s annual base salary, to be achieved within five years of becoming an executive officer. For purposes of calculating stock ownership of our executive officers, we include issued but unearned Performance Shares, performance share units at target level, and shares of restricted stock and restricted stock units. We do not include unexercised stock options or SARs. The guideline is five times the annual base salary for our Chief Executive Officer and President; three times annual base salary for our Executive Vice Presidents, Chief Financial Officer and General Counsel; and two times annual base salary for our other executive officers. As of February 25, 2011, the last trading day of fiscal 2011, all our Named Executive Officers, except Mr. Silvestri, who resigned from our Company effective as of March 11, 2011, had achieved their stock ownership guidelines. The Committee reviews share ownership levels of our executive officers annually.

Hedging Policy. Our Board of Directors believes that the interests of our executive officers and employees and members of our Board of Directors should be aligned with the interests of our shareholders. As a result, we have adopted a hedging policy that prohibits all employees, including our Named Executive Officers, and members of our Board of Directors from engaging in the purchase or sale of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of our Company’s securities.

Fiscal 2011 Executive Compensation Process and Decisions

Annual Performance Evaluations. Annually, the performance of each of our Named Executive Officers is evaluated based on subjective assessments of his or her executive leadership and achievement of agreed-upon individual business objectives for the just-completed fiscal year. For fiscal 2011, in addition to the financial objectives for annual cash incentives and performance share units, the individual business objectives for our Named Executive Officers were based on the following:

Name and Principal Position	Fiscal 2011 Individual Business Objectives
Russell Huffer Chairman, Chief Executive Officer and President	Operational and financial performance, strategy development and implementation, succession planning, and execution of our Company-wide enterprise resource planning implementation.

James S. Porter Chief Financial Officer	Operational and financial performance, strategy development and implementation, succession planning, and execution of our Company-wide enterprise resource planning implementation.

Gregory A. Silvestri Executive Vice President and President of Viracon, Inc.	Operational and financial performance, strategy development and implementation at our Viracon, Inc. subsidiary, safety, and succession planning.

Patricia A. Beithon General Counsel and Corporate Secretary	Corporate governance and compliance, strategy implementation, litigation management, and environmental compliance.

Gary R. Johnson Vice President and Treasurer	Enterprise risk management, safety, working capital and cash management, credit facility management, strategy implementation, tax strategy, and real estate portfolio management.

The annual performance evaluations of our Named Executive Officers are subjective assessments of their executive leadership and achievement against their individual business objectives. The annual performance evaluation of our Chief Executive Officer is conducted by our Nominating and Corporate Governance Committee, with all non-employee directors completing a performance evaluation of our Chief Executive Officer. The results of the annual performance evaluation of our Chief Executive Officer are reviewed by the Nominating and Corporate Governance Committee, the Committee and our full Board. Our Chief Executive Officer generally conducts the annual performance evaluations of our other Named Executive Officers and reviews the results with members of the Committee. The subjective annual performance evaluations of our Named Executive Officers’ achievement against their individual business objectives for the just-completed fiscal year are important factors used by the Committee in determining the appropriate pay levels for our Named Executive Officers for the upcoming fiscal year, and in deciding whether to reduce the annual cash incentive award for the just-completed fiscal year. In addition, the annual performance evaluations of our Named Executive Officers’ achievement against their respective individual business objectives for the just-completed fiscal year are the primary criteria used by the Committee in making the time-based restricted stock component of long-term equity incentive compensation.

Base Salaries. The amount of base salary and year-over-year increase for each of our Named Executive Officers for fiscal 2009 through 2012 are set forth in the following table.

	Base Salary
Name	Fiscal Year 2009 ($)	Fiscal Year 2010 ($)	Percent Increase in Fiscal Year 2010 (%)	Fiscal Year 2011 ($)	Percent Increase in Fiscal Year 2011 (%)	Fiscal Year 2012 ($)	Percent Increase in Fiscal Year 2012 (%)
Russell Huffer	700,000	700,000	0.0	700,000	0.0	700,000	0.0
James S. Porter	334,750	334,750	0.0	360,700	7.8	360,700	0.0
Gregory A. Silvestri(1)	350,200	350,200	0.0	360,700	3.0	N/A	N/A
Patricia A. Beithon	277,070	277,070	0.0	285,400	3.0	285,400	0.0
Gary R. Johnson	182,935(2)	192,679(2)	5.3(2)	198,459	3.0	198,459	0.0

(1)	Mr. Silvestri resigned from our Company effective as of March 11, 2011.
(2)

Mr. Johnson’s annual base salary was increased to $192,679 effective January 1, 2009, when we eliminated automobile allowances for our executive officers. None of our other Named Executive Officers received base salary increases as a result of elimination of this perquisite.

For fiscal 2010, the Committee froze the base salaries of our Named Executive Officers at fiscal 2009 levels. For fiscal 2011, the Committee did not increase the Chief Executive Officer’s base salary; however, the Committee approved a base salary increase of 7.8% for Mr. Porter in order to align his salary closer to the competitive market and base salary increases of 3% to our remaining Named Executive Officers to address potential retention and market competitiveness concerns during various points in the commercial construction cycle. Fiscal 2012 base salary was frozen at the fiscal 2009 level for our Chief Executive Officer and at fiscal 2011 levels for our other Named Executive Officers due to challenging market conditions.

The fiscal 2011 base salaries of our Named Executive Officers averaged at the 47th percentile of comparable positions in the competitive market, ranging from the 35th to the 55th percentile for our Named Executive Officers. The fiscal 2012 base salaries of our Named Executive Officers averaged approximately the 49th percentile, ranging from the 40th to the 55th percentile.

Fiscal 2011 Annual Cash Incentive Compensation. For fiscal 2011, the annual cash incentive compensation for all our Named Executive Officers was made pursuant to our Executive MIP and the performance factor used to establish the bonus pool under our Executive MIP was Apogee operating income. The performance goals used for fiscal 2011 to make downward adjustments to the annual cash incentive awards to be paid to our Named Executive Officers under our Executive MIP were a combination of Apogee net sales and earnings per share from continuing operations and Viracon net sales and earnings before taxes (“EBT”). The table below sets forth certain information with respect to the fiscal 2011 annual cash incentive performance goals under our Executive MIP.

	Fiscal 2011 Annual Cash Incentive Performance Goals
Performance Goal	Threshold	Target	Maximum
Apogee Net Sales	$576,900,000	$610,400,000	$665,300,000
Apogee EPS from Cont. Ops.	$0.00	$0.09	$0.27
Viracon Net Sales	85% of fiscal 2010 net sales	89% of fiscal 2010 net sales	98% of fiscal 2010 net sales
Viracon EBT	20% less than fiscal 2010 EBT	20% less than fiscal 2010 EBT	21% increase over fiscal 2010 EBT

The Committee believes the fiscal 2011 Apogee net sales and EPS from continuing operations performance goals and Viracon net sales and EBT performance goals were challenging and difficult to achieve based on the severity of the downturn in the U.S. commercial construction market and the anticipated low capacity utilization at Viracon’s fabrication facilities.

The table below sets forth certain information with respect to fiscal 2011 annual cash incentive compensation award payout ranges as a percentage of fiscal 2011 salary for our Named Executive Officers.

	Fiscal 2011 Annual Cash Incentive Compensation
Name	Threshold Payout as a Percentage of Salary (%)(1)	Target Payout as a Percentage of Salary (%)(2)	Maximum Payout as a Percentage of Salary (%)(3)
Russell Huffer	12.38	75.00	150.00
James S. Porter	9.90	60.00	120.00
Gregory A. Silvestri	5.50	55.00	110.00
Patricia A. Beithon	8.25	50.00	100.00
Gary R. Johnson	4.13	25.00	50.00

(1)

Assumes threshold performance level is achieved for only the financial performance goal with the lowest weighting and is not achieved for any other financial performance goals. If actual results are below threshold performance level, the payout will be zero.

(2)	Assumes target performance level is achieved for all financial performance goals.
(3)	Assumes maximum performance level is achieved for all financial performance goals.

In fiscal 2011, Apogee achieved net sales of $582,777,000, slightly above threshold, and incurred a loss per share from continuing operations of ($0.51) and our Viracon, Inc. subsidiary did not achieve threshold performance on either its net sales or EBT metrics. Because we incurred an operating loss for fiscal 2011, no bonus pool was created under our Executive MIP and none of our Named Executive Officers earned an annual cash incentive payout for fiscal 2011. The nonpayment of any annual cash incentive awards for fiscal 2011 to our Named Executive Officers is disclosed in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” on page 45.

Fiscal 2011 Long-Term Equity Incentive Compensation. In determining time-based restricted stock awards for each of our Named Executive Officers, the Committee began its deliberations with a targeted fixed dollar value, as a percentage of salary, which was based on competitive levels of total direct compensation for comparable positions in the competitive market, based on data provided by the Committee’s independent compensation consultant. The Committee determined a final fixed dollar value for each Named Executive Officer after considering our Board’s subjective evaluation of the performance of our Chief Executive Officer against his individual business objectives for fiscal 2010 and our Chief Executive Officer’s subjective assessment of the performance of each of our other Named Executive Officers against his or her individual business objectives for fiscal 2010. The individual business objectives for fiscal 2010 for each of our Named Executive Officers were based on the following:

Name and Principal Position	Fiscal 2010 Individual Business Objectives
Russell Huffer Chairman, Chief Executive Officer and President	Operational and financial performance, strategy implementation, succession planning, and execution of our Company-wide enterprise resource planning implementation.

James S. Porter Chief Financial Officer	Operational and financial performance, strategy development and implementation, succession planning, leadership development, and execution of our Company-wide enterprise resource planning implementation.

Gregory A. Silvestri Executive Vice President and President of Viracon, Inc.	Operational and financial performance, safety, succession planning, leadership development, and strategy development and implementation at our Viracon, Inc. subsidiary.

Patricia A. Beithon General Counsel and Corporate Secretary	Strategy implementation, litigation management, and human resources and environmental compliance.

Gary R. Johnson Vice President and Treasurer	Enterprise risk management, safety, real estate portfolio management, tax strategy, and working capital and cash management.

On April 27, 2010, the Committee determined that each of our Named Executive Officers had substantially met his or her individual business objectives for fiscal 2010 and awarded our Named Executive Officers time-based restricted stock as follows:

Name	Time-Based Restricted Stock Awarded (#)	Value of Award ($)	Percentage of Fiscal 2011 Salary (%)	Grant Price ($)
Russell Huffer	43,504	589,479	84	13.55
James S. Porter	13,800	186,990	52	13.55
Gregory A. Silvestri	13,800	186,990	52	13.55
Patricia A. Beithon	11,020	149,321	52	13.55
Gary R. Johnson	3,383	45,840	23	13.55

On April 27, 2010, the Committee determined the fixed dollar value for the performance share units as a percentage of base salary at the threshold, target and maximum award levels for each of our Named Executive Officers for the performance share unit awards. Based on this analysis and review, the Committee awarded performance share units to our Named Executive Officers on April 27, 2010 as follows:

Name	Number of Performance Share Units Issued at Target Level (#)(1)	Value of Performance Share Units Issued at Target Level ($)(1)	Percentage of Fiscal 2011 Base Salary (%)	Additional Performance Share Units to be Received if Maximum Level of Performance is Achieved (#)
Russell Huffer	52,694	714,004	102	52,694
James S. Porter	19,166	259,699	72	19,166
Gregory A. Silvestri	19,166	259,699	72	19,166
Patricia A. Beithon	15,165	205,486	72	15,165
Gary R. Johnson	4,833	65,487	33	4,833

(1)

The number of performance share units issued at target level was determined by dividing the value of performance share units issued at target level by $13.55, the closing price of our common stock on the NASDAQ Global Select Market on April 27, 2010, the date of grant.

Long-term compensation awards made during fiscal 2011 (restricted stock awards and performance share units awarded on April 27, 2010) to our Named Executive Officers averaged approximately at the 56th percentile, based on data provided by the Committee’s independent compensation consultant, ranging from 45% to 65% for our Named Executive Officers.

Fiscal 2011 Total Direct Compensation. Total direct compensation for fiscal 2011 (base salary and long-term incentives granted on April 27, 2010, during fiscal 2011) for our Named Executive Officers averaged approximately at the 36th percentile, based on data provided by the Committee’s independent compensation consultant. The chart below illustrates the actual and target total direct compensation for fiscal 2011 for our Chief Executive Officer and other four Named Executive Officers as a group and the competitive market positioning of those amounts.

Fiscal 2009 - 2011 Performance Share Payouts. At the beginning of fiscal 2009, performance share awards having a three-year performance period from fiscal 2009 through fiscal 2011 were granted. On the grant date, the participant received: (1) the number of shares of our common stock equal to the target number of performance shares (the “Issued Shares”), and (2) the right to receive an amount of additional shares of our common stock equal to the difference between the maximum number of performance shares and the target number of performance shares (the “Additional Shares” and, together with the Issued Shares, the “Performance Shares”). The Issued Shares are subject to forfeiture and certain other restrictions during the performance period. The number of Issued Shares that may be retained and the number of Additional Shares, if any, that may be issued at the end of the performance period may vary from 0% to 200% of the Issued Shares, with the number dependent on meeting the corporate financial performance goals for such Performance Share award.

Upon issuance of the Issued Shares, the participant had, subject to certain restrictions, all the rights of a shareholder with respect to the Issued Shares (including voting rights and the right to receive any dividends or other distributions (whether cash, stock or otherwise) paid on the Issued Shares during the performance period), unless and until such Issued Shares are forfeited. In April 2009, the Committee modified our long-term compensation program to award performance share units, which earn dividends only on the shares earned at the end of the performance period. With the payout of the fiscal 2009 – 2011 Performance Shares on April 26, 2011, we no longer have any Performance Share awards outstanding.

The minimum, target and maximum goals for the fiscal 2009 – 2011 Performance Share awards are set forth below.

Fiscal 2009 - 2011 Performance Share Awards Payout Metrics

Performance Metric	Weight (%)	Minimum (50%)	Target (100%)	Maximum (200%)
Average ROIC	33-1/3	14.5%	16.0%	17.5%
Cumulative EPS	33-1/3	$6.06	$6.35	$6.85
Market Share Growth(1) (33-1/3%)
Architectural Segment	28-1/3	0.0%	4.0%	8.0%
Large-Scale Optical Segment	5	20.0%	25.0%	30.0%

(1)

The target for Architectural segment growth at the end of the performance period was set at 4.0% above market growth (or 4.0% less than the market decline) in the U.S. commercial construction market for the performance period as reported in the McGraw Hill report, which is an industry report regarding growth in the construction industry, adjusted for the number of months by which our Architectural segment lags the general commercial construction industry. The Committee relies on the McGraw Hill report published just prior to the Committee meeting at which the payout is determined. The target for Large-Scale Optical segment value-added picture framing glass and acrylic growth was pre-set at a 25% increase in market share.

After completion of our fiscal 2011 audit, it was determined that the payout on the fiscal 2009 – 2011 Performance Share awards was as set forth below.

Fiscal 2009 - 2011 Performance Share Payout Percentage

Performance Metric	Actual Performance	Percentage Earned (%)	Weight (%)	Percentage Payout (%)
Average ROIC	5.6%	—	33-1/3	—
Cumulative EPS	$2.58	—	33-1/3	—
Market Share Growth(1)
Architectural Segment (85% of 33-1/3%)	6.3%	157.50	28-1/3	44.63
Large-Scale Optical Segment (15% of 33-1/3%)	25.0%	100.00	5	5.00

Total				49.63	(2)

(1)

During fiscal 2010, we refined the methodology for calculating the market share growth used for internal reporting purposes to better reflect our ability to compute market share growth based on market data that was not previously available to us. The Committee used the refined methodology to compute the market share growth metrics for the fiscal 2009 – 2011 Performance Share awards to be consistent with the methodology we use to calculate market share growth for internal reporting purposes and used to calculate market share growth metrics for the fiscal 2008 – 2010 Performance Share awards.

(2)

If the market share growth metrics for the Architectural segment and Large-Scale Optical segment had not been refined, as described in the footnote above, the fiscal 2009 – 2011 Performance Share award would have paid out at the 5.0% level.

Additional information regarding the 2009 – 2011 Performance Share payouts follows:

Fiscal 2009 - 2011 Performance Share Payout

Name	Target Level of Shares (#)	Shares Forfeited (#)	Total Performance Share Payout (#)(1)	Market Value of Total Performance Share Payout ($)(2)
Russell Huffer	32,422	16,331	16,091	227,688
James S. Porter	11,629	5,858	5,771	81,660
Gregory A. Silvestri(3)	12,165	12,165	—	—
Patricia A. Beithon	9,625	4,848	4,777	67,595
Gary R. Johnson	3,389	1,707	1,682	23,800

(1)	Equals the share amount in the “Target Level of Shares” column less the amount in the “Shares Forfeited” column.
(2)

Market value of the total performance share payout is calculated by multiplying the closing price ($14.15) of our common stock on the NASDAQ Global Select Market on April 26, 2011, the date the Committee approved the final award, by the number of performance shares earned.

(3)	Mr. Silvestri forfeited his fiscal 2009 – 2011 Performance Share Award upon his resignation from our Company effective as of March 11, 2011.

Fiscal 2011 Executive Compensation Mix as Earned. The charts below illustrate the mix of base salary and long-term equity compensation consisting of the time-based restricted stock awarded on April 27, 2010 and payout of the Fiscal 2009 – 2011 Performance Share awards on April 26, 2011, and reflecting that no annual cash incentives for fiscal 2011 were earned.

Chief Executive Officer Retirement. On January 19, 2011, at a regularly scheduled Board meeting, Mr. Huffer informed our Board of Directors that he intended to retire from the position of Chief Executive Officer of our Company by the end of fiscal 2012, but would continue to serve as Chief Executive Officer until his successor was elected. On April 27, 2011, we entered into a transition agreement with Mr. Huffer. Pursuant to such agreement, Mr. Huffer will retire as our Chief Executive Officer on the earlier of February 25, 2012 (the “Retirement Date”) and the date on which his successor as chief executive officer is elected by our Board. He will remain our employee through February 25, 2012. For his services in fiscal 2012, Mr. Huffer will receive an annual base salary of $700,000, which is the same base salary he has received since fiscal 2009, and will be eligible to receive annual cash incentive compensation under our Executive MIP in an amount up to $525,000, 75% of his annual base salary. Mr. Huffer’s fiscal 2012 annual cash incentive compensation will be pro-rated based on the time that he serves as our Chief Executive Officer during fiscal 2012. Mr. Huffer will not receive any new long-term equity incentive awards for fiscal 2012.

In recognition of his 25 years of service to our Company, including 13 years as Chief Executive Officer and 12 years of service in other senior management positions, pursuant to his transition agreement, on April 15, 2012, we will pay Mr. Huffer $1,225,000 in cash, which is equal to his current annual base salary plus his target annual cash incentive compensation for fiscal 2011 (the “Transition Amount”) and $32,000 to defray premium costs for continuation of medical and dental insurance from his retirement through the COBRA period and until he reaches the age of 65 (the “Insurance Amount”). In addition, we will also provide Mr. Huffer with transition assistance and reimburse Mr. Huffer for legal fees and expenses incurred in connection with negotiation of the transition agreement up to a maximum aggregate amount of $50,000. The transition agreement also provides that as of the Retirement Date, the 45,542 shares of unvested restricted stock awards held by him pursuant to our Amended and Restated 2002 Omnibus Stock Incentive Plan and 2009 Stock Incentive Plan will be accelerated and immediately vested. In the event he dies or becomes disabled prior to the Retirement Date, Mr. Huffer or his estate, as applicable, shall be entitled to receive a pro-rata portion of his annual cash incentive compensation for fiscal 2012 to the extent earned, the Transition Amount, the Insurance Amount and reimbursement of legal fees and expenses as provided in the transition agreement. In consideration of the foregoing, Mr. Huffer agreed to enter into a general release of our Company from any and all claims and causes of action of any kind that he has or may have had against our Company. In addition, Mr. Huffer has agreed to continue to be subject to the noncompetition and nonsolicitation covenants contained in each of his equity award agreements and each of the retirement plans in which he is a participant.

Acceleration of Vesting of Shares under Our Legacy Partnership Plan. Our Legacy Partnership Plan was eliminated from our compensation program at the beginning of fiscal 2006. As of December 31, 2010, only an aggregate of 92,031 shares of restricted stock under such plan remained unvested, which were held by 18 current and former employees, including our Chief Executive Officer and three other Named Executive Officers. Such shares were due to vest in annual installments on May 1, 2011 through 2015. In years 2014 and 2015, less than an aggregate of 8,000 shares would vest each year and be distributed to 12 participants. To eliminate the extra effort and cost of administering this plan, which has not been a part of our compensation program for six years, the Committee authorized management to allow participants to accelerate vesting of all unvested shares of restricted stock under our Legacy Partnership Plan to February 18, 2011. Fifteen participants holding an aggregate of 80,462 shares elected to accelerate vesting, resulting in compensation expense of $334,726, which we recognized in fiscal 2011. All such shares related to compensation earned by participants between fiscal 2001 and fiscal 2005.

Our four Named Executive Officers who held unvested shares of restricted stock pursuant to our Legacy Partnership Plan elected to accelerate vesting of all unvested shares of restricted stock held by them pursuant to our Legacy Partnership Plan. Information with respect to the acceleration of vesting of the unvested shares of restricted stock held by our Named Executive Officers in our Legacy Partnership Plan is set forth below.

Name	Number of Shares of Unvested Restricted Stock under Our Legacy Partnership Plan That Vested on February 18, 2011 (#)	Acceleration Date Fair Value ($)(1)
Russell Huffer	23,286	340,441
James S. Porter	5,574	81,492
Gregory A. Silvestri	—	—
Patricia A. Beithon	10,383	151,799
Gary R. Johnson	2,887	42,208

(1)

The fair value of the shares of unvested restricted stock under our Legacy Partnership Plan that became vested on February 18, 2011 is calculated by multiplying the number of shares of restricted stock by $14.62, the closing price of our common stock on the NASDAQ Global Select Market on February 18, 2011, the acceleration date.

Resignation of Officer. On March 11, 2011, Mr. Silvestri, our Executive Vice President and President of Viracon, Inc., resigned and entered into a separation agreement. Pursuant to the separation agreement, Apogee will pay to Mr. Silvestri separation pay in the amount of $360,700, which is equal to 12 months of his most recent annual base salary and payable in 12 equal monthly installments. In addition, Apogee will pay Mr. Silvestri in one lump sum $28,606 for health insurance premium costs and $2,000 for legal fees incurred in reviewing and negotiating the separation agreement, and provide him with outplacement assistance, at a cost of up to a maximum amount of

$20,000. Mr. Silvestri is prohibited under the separation agreement from competing with our Company and soliciting our employees to leave their employment through December 31, 2011.

Section 162(m) Policy

Under Section 162(m) of the U.S. Internal Revenue Code, we must meet specified requirements related to our performance and must obtain shareholder approval of certain compensation arrangements in order for us to fully deduct compensation in excess of $1,000,000 paid to any of our Named Executive Officers, excluding our Chief Financial Officer. Our Executive MIP was approved by our shareholders in 2007 and includes specific performance criteria; therefore, annual incentive awards granted under our Executive MIP are deemed to meet the requirements of Section 162(m) and are not included in the $1,000,000 cap.

Our 1997 Omnibus Stock Incentive Plan, our Amended and Restated 2002 Omnibus Stock Incentive Plan, and our 2009 Stock Incentive Plan have been approved by our shareholders. Therefore, compensation attributable to awards of stock options, stock appreciation rights (“SARs”), Performance Shares and performance share units and certain other awards granted under those plans may be excluded from the $1,000,000 cap under Section 162(m) as well. Additionally, cash compensation voluntarily deferred by our executive officers under our Legacy Deferred Compensation Plan, 2011 Deferred Compensation Plan and Legacy Partnership Plan is not subject to the Section 162(m) cap until the year paid. Compensation paid in fiscal 2011 subject to the Section 162(m) cap is not expected to exceed $1,000,000 for any of our Named Executive Officers other than Mr. Huffer, whose compensation exceeded the $1,000,000 cap by $394,192. As noted above, the compensation paid to Mr. Huffer pursuant to our Executive MIP, Amended and Restated 2002 Omnibus Stock Incentive Plan and 2009 Stock Incentive Plan is expected to be deductible. However, Mr. Huffer exceeded the Section 162(m) $1,000,000 cap in fiscal 2011, primarily due to the vesting of the 2008 – 2010 Performance Shares, which did not meet the requirements of Section 162(m), and vesting of restricted stock under our Legacy Partnership Plan.

The Committee intends to continue its practice of paying competitive compensation consistent with our philosophy to attract, retain and motivate executive officers to manage our business in the best interests of our shareholders. The Committee may choose to provide non-deductible compensation to our executive officers if it deems such compensation to be in the best interests of Apogee and our shareholders.

Compensation Risk Analysis

During fiscal 2011, our Compensation Committee, with the assistance of its independent compensation consultant, assessed risk in our compensation plans, practices and policies and all fiscal 2011 incentive compensation plans. In performing this risk assessment, our Compensation Committee considered the mix of fixed and variable compensation, the mix of short-term and long-term incentive compensation, the extent to which performance metrics are directly reflected in our audited financial statements or other objective reports, the relative weighting of the performance metrics, and the likelihood that achievement of performance metrics could have a material impact on our financial performance in succeeding fiscal periods. In addition, our Compensation Committee considered various compensation risk control mitigation features in our compensation plans, including balanced financial performance metrics, multiple financial performance metrics for our annual cash incentive and long-term equity incentive plans, different financial performance metrics for our annual cash incentive and long-term equity incentive plans, appropriate maximum caps on our annual cash incentive and long-term incentive plans, and management stock ownership guidelines. Our Compensation Committee will annually assess the risk of our compensation programs, policies and practices.

Summary Compensation Table

The following table sets forth the total compensation for services in all capacities for fiscal 2011, 2010 and 2009 awarded to our Named Executive Officers.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)		Option Awards ($)(3)	Non- Equity Incentive Plan Compen- sation ($)(4)	Change in Pension Value and Non-Qualified Deferred Compen- sation Earnings ($)(5)	All Other Compen- sation ($) (6)	Total ($)
Russell Huffer	2011	700,000	—	1,303,483	(8)	—	—	560,447	66,527	2,630,457
Chief Executive	2010	700,000	—	1,380,879	(9)	—	811,860	828,674	70,580	3,791,993
Officer, President and Former Chairman(7)	2009	693,266	—	699,991	(10)	1,233,513	205,240	671,461	80,419	3,583,890
James S. Porter	2011	355,710	—	446,689	(8)	—	—	—	28,122	830,521
Chief Financial Officer	2010	334,750	—	408,133	(9)	—	284,705	—	28,962	1,056,550
	2009	332,875	—	251,070	(10)	153,515	65,410	—	37,782	840,652
Gregory A. Silvestri	2011	358,277	—	446,689	(8)	—	—	—	23,682	828,648
Former Executive Vice President and President of Viracon, Inc.(11)	2010	343,465	—	421,922	(9)	—	139,660	—	20,107	925,154
	2009	349,546	—	262,642	(10)	160,604	68,429	—	12,155	853,376

Patricia A. Beithon	2011	283,798	—	354,807	(8)	—	—	30,164	30,781	699,550
General Counsel and Corporate Secretary	2010	277,070	—	337,801	(9)	—	160,673	62,821	32,187	870,552
	2009	275,208	—	207,804	(10)	129,416	40,618	72,707	39,201	764,954
Gary R. Johnson	2011	197,348	—	111,327	(8)	—	—	—	17,384	326,059
Vice President and Treasurer	2010	192,679	—	105,975	(9)	—	74,480	7,171	16,673	396,978
	2009	183,245	—	73,169	(10)	27,965	17,873	7,110	25,099	334,461

(1)

Mr. Huffer did not receive any increase in salary during fiscal 2011 or 2010. Our other Named Executive Officers did not receive any increase in salary during fiscal 2010. Our annual merit increases in salary are generally effective in May, the third month of our fiscal year. For Messrs. Huffer and Porter and Ms. Beithon, the timing of the fiscal 2009 merit increases accounts for the increase in salary reported for fiscal 2010. During fiscal 2009, Mr. Johnson received a merit increase effective in May 2009 and a mid-year salary increase.

(2)

The amounts shown in this column represent the grant date fair values of the time-based restricted stock and performance share unit awards made in fiscal 2011 and 2010 and the Performance Share awards made in fiscal 2009, in accordance with FASB ASC Topic 718, based on the closing share price of our common stock on the date of grant. See Note 12, (Share-Based Compensation) to our fiscal 2011 Audited Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended February 26, 2011.

(3)

The amounts shown in this column represent the grant date fair values of SARs granted and “reload” options issued upon exercise of options with a reload feature during fiscal 2009. In accordance with FASB ASC Topic 718, the grant date fair values for these awards have been determined using the Black-Scholes method and based on the assumptions set forth in Note 12 (Share-Based Compensation) to our fiscal 2011 Audited Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended February 26, 2011, except that the assumption related to forfeiture is not included in the calculations for these purposes.

(4)

The amounts in this column represent the annual cash incentive awards to our Named Executive Officers pursuant to our Executive MIP for fiscal 2011 and 2010 and our Executive MIP or individual annual cash incentive plans for fiscal 2009. Our Executive MIP is discussed under the heading “Annual Cash Incentive Compensation” on page 33, and the awards made thereunder are discussed under the heading “Fiscal 2011 Annual Cash Incentive Compensation” on page 37 and “Grants of Plan-Based Awards” on page 48.

(5)

The following table shows each component of the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)” column for each of our Named Executive Officers for fiscal 2011, 2010 and 2009.

Name	Fiscal Year	Change in Pension Value	Above Market Earnings on Amounts Deferred Pursuant to Our Legacy Deferred Compensation Plan
Russell Huffer	2011	560,447	—
	2010	814,169	14,505
	2009	661,129	10,332
James S. Porter	2011	—	—
	2010	—	—
	2009	—	—
Gregory A. Silvestri	2011	—	—
	2010	—	—
	2009	—	—
Patricia A. Beithon	2011	30,164	—
	2010	61,250	1,571
	2009	72,707	—
Gary R. Johnson	2011	—	—
	2010	—	7,171
	2009	—	7,110

(6)	The following table shows each component of the “All Other Compensation” column for each of our Named Executive Officers for fiscal 2011.

All Other Compensation Table

Name	Perquisites ($)(a)	Company Contributions to Defined Contribution Plans ($)(b)	Dividends or Earnings on Stock Awards ($)(c)	Total All Other Compensation ($)
Russell Huffer	3,140	20,260	43,127	66,527
James S. Porter	965	14,348	12,809	28,122
Gregory A. Silvestri	1,140	11,332	11,210	23,682
Patricia A. Beithon	1,077	17,353	12,351	30,781
Gary R. Johnson	749	12,801	3,834	17,384

(a)

This column reports, for Mr. Huffer, reimbursement of financial and estate planning fees of $2,000 and annual long-term disability insurance premiums for enhanced long-term disability insurance of $1,140 and only annual long-term disability insurance premiums for enhanced long-term disability insurance for our other Named Executive Officers.

(b)

This column reports the amounts we set aside or accrued during fiscal 2011 under our 401(k) Retirement Plan as an annual retirement plan contribution and as matching contributions on our Named Executive Officers’ contributions to such plan, and under our employee stock purchase plan as a 15% matching contribution on our Named Executive Officers’ contributions to such plan. Such contribution amounts are set forth in the table below. Our Named Executive Officers are eligible to participate in our 401(k) retirement plan and employee stock purchase plan on the same basis as all eligible employees.

Name	401(k) Retirement Plan Annual Retirement Contribution ($)	401(k) Retirement Plan Matching Contributions ($)	Employee Stock Purchase Plan 15% Matching Contribution ($)
Russell Huffer	12,250	4,410	3,600
James S. Porter	9,800	2,988	1,560
Gregory A. Silvestri	7,350	3,982	—
Patricia A. Beithon	9,800	4,433	3,120
Gary R. Johnson	7,858	4,268	675

(c)

This column represents dividends paid on unvested restricted stock, unvested Pool B Shares issued under our Legacy Partnership Plan and unearned Performance Shares issued at target level (a practice we eliminated relative to awards of performance share units made after fiscal 2009). For each Named Executive Officer, the dividends paid on unearned Performance Shares, unvested shares of restricted stock and unvested Pool B Shares during fiscal 2011, are listed below.

Name	Dividends Paid On
	Performance Shares ($)	Restricted Stock ($)	Pool B Shares ($)
Russell Huffer	10,570	24,966	7,591
James S. Porter	3,791	7,201	1,817
Gregory A. Silvestri	3,966	7,244	—
Patricia A. Beithon	3,137	5,829	3,385
Gary R. Johnson	1,105	1,788	941

(7)	Mr. Huffer served as Chairman of the Board from 1999 through January 2011, when our Board elected a Non-Executive Chair of the Board.
(8)

The amounts include the grant date fair market value of the target payout amounts for the fiscal 2011 - 2013 performance share unit awards as follows: Mr. Huffer, $714,004; Mr. Porter, $259,699; Mr. Silvestri, $259,699; Ms. Beithon, $205,486; and Mr. Johnson, $65,487. The grant date fair market value of the maximum potential payout amounts for the performance share unit awards were as follows: Mr. Huffer, $1,428,007; Mr. Porter, $519,399; Mr. Silvestri, $519,399; Ms. Beithon, $410,972; and Mr. Johnson, $130,974. Further information regarding the fiscal 2011 awards is included in the “Fiscal 2011 Grants of Plan-Based Awards” and “Outstanding Equity Awards at 2011 Fiscal Year-End” tables on pages 48 and 49, respectively.

(9)

The amounts include the grant date fair market value of the target payout amounts for the fiscal 2010 - 2012 performance share unit awards as follows: Mr. Huffer, $714,000; Mr. Porter, $241,020; Mr. Silvestri, $252,148; Ms. Beithon, $199,490; and Mr. Johnson, $63,585. The grant date fair market value of the maximum potential payout amounts for the performance share unit awards were as follows: Mr. Huffer, $1,428,000; Mr. Porter, $482,039; Mr. Silvestri, $504,296; Ms. Beithon, $398,980; and Mr. Johnson, $127,169. Further information regarding the fiscal 2010 awards is included in the “Outstanding Equity Awards at 2011 Fiscal Year-End” table on page 49.

(10)

The amounts shown represent the grant date fair market value of the target payout amounts for the Fiscal 2009 – 2011 Performance Share awards. The grant date fair market value of the maximum potential payout amounts for the Performance Share awards were as follows: Mr. Huffer, $1,399,982; Mr. Porter, $502,140; Mr. Silvestri, $525,285; Ms. Beithon, $415,608; and Mr. Johnson, $146,337. Further information regarding the fiscal 2009 awards is included in the “Outstanding Equity Awards at 2011 Fiscal Year-End” table on page 49.

(11)	Mr. Silvestri resigned from our Company effective as of March 11, 2011.

Grants of Plan-Based Awards

The following table sets forth information concerning estimated possible payouts under our Executive MIP for fiscal 2011, estimated future payouts of performance share unit awards, and time-based restricted stock awards made to our Named Executive Officers during fiscal 2011. Each of the equity awards listed in the following table was made under our 2009 Stock Incentive Plan.

Fiscal 2011 Grants of Plan-Based Awards

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Russell Huffer	—	86,660	525,000	1,050,000	—	—	—	—	—
	4/27/2010	—	—	—	26,347	52,694	105,388	—	714,004
	4/27/2010	—	—	—	—	—	—	43,504	589,479
James S. Porter	—	35,709	216,420	432,840	—	—	—	—	—
	4/27/2010	—	—	—	9,583	19,166	38,332	—	259,699
	4/27/2010	—	—	—	—	—	—	13,800	186,990
Gregory A. Silvestri	—	19,839	198,385	396,770	—	—	—	—	—
	4/27/2010	—	—	—	9,583	19,166	38,332	—	259,699
	4/27/2010	—	—	—	—	—	—	13,800	186,990
Patricia A. Beithon	—	23,546	142,700	285,400	—	—	—	—	—
	4/27/2010	—	—	—	7,583	15,165	30,330	—	205,486
	4/27/2010	—	—	—	—	—	—	11,020	149,321
Gary R. Johnson	—	8,196	49,615	99,230	—	—	—	—	—
	4/27/2010	—	—	—	2,417	4,833	9,666	—	65,487
	4/27/2010	—	—	—	—	—	—	3,383	45,840

(1)

These columns show the range of possible payouts under the annual cash incentive awards granted on April 27, 2010 based on results achieved against financial performance metrics for fiscal 2011. The annual cash incentive awards for all our Named Executive Officers were made pursuant to our Executive MIP described under the heading “Annual Cash Incentive Compensation” on page 33. Amounts shown in the “Threshold” column assume threshold performance level is achieved for only the financial performance goal with the lowest weighting and is not achieved for any other financial performance goals. Amounts shown in the “Target” and “Maximum” columns assume target and maximum performance levels, respectively, are achieved for all financial performance goals. Final award determinations were made during fiscal 2012. There were no annual cash incentive award payments for fiscal 2011, as described under the heading “Fiscal 2011 Annual Cash Incentive Compensation” on page 37 and shown in the “Summary Compensation Table” on page 45 in the column titled “Non-Equity Incentive Plan Compensation ($).”

(2)

These columns show the threshold, target and maximum level of shares to be earned under our performance share unit award program for the three-year performance period beginning on the first day of fiscal 2011 and ending on the last day of fiscal 2013. The level of shares to be earned is based upon Apogee’s average return on invested capital, cumulative earnings per share and market share growth. Dividends or other distributions (whether cash, stock or otherwise) with respect to the performance share units will accrue during the three-year performance period and will be paid only on shares earned at the end of the performance period when such shares are issued. In the event of retirement, early retirement, total disability or death prior to the end of the performance period, the performance share units earned based on the financial performance goals will be distributed at the end of the performance period to the participant, or in the event of death, to his or her estate. The performance share unit award program is described under the heading “Performance Share Units” on page 34.

(3)

These time-based restricted stock awards were awarded on April 27, 2010 based on performance during fiscal 2010. The shares of restricted stock vest in equal annual installments on the first three anniversaries of the grant date. Dividends or other distributions (whether cash, stock or otherwise) with respect to the shares of restricted stock will be paid during the vesting period. In the event of total disability or death prior to the end of the vesting period, the shares of time-based restricted stock will be distributed at the end of the vesting period to the participant, or in the event of death, to his or her estate. Our time-based restricted stock program is described under “Time-Based Restricted Stock” on page 34.

(4)

The fair value of the performance share unit awards and time-based restricted stock awards is calculated by multiplying the number of performance share units at target level or shares of restricted stock, as applicable, by $13.55, the closing price of our common stock on the NASDAQ Global Select Market on April 27, 2010, the date of grant.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the equity awards held by our Named Executive Officers as of February 26, 2011, the last day of fiscal 2011.

Outstanding Equity Awards at 2011 Fiscal Year-End

	Option Awards						Stock Awards
Name	Option Grant Date		Number of Securities Under- lying Unexer- cised Options (#) Exercisable	Number of Securities Under- lying Unexer- cised Options (#) Unexercisable	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Russell Huffer	4/10/2002	(4)	8,010	—	12.8400	4/10/2012	—		—	—		—
	4/14/2004	(4)	8,640	—	11.8600	4/14/2014	—		—	—		—
	4/13/2005	(5)	71,186	—	14.1000	4/13/2015	—		—	—		—
	4/25/2006	(5)	81,753	—	15.7700	4/25/2016	—		—	—		—
	4/16/2007	(6)	54,159	—	24.0600	6/18/2012	—		—	—		—
	5/01/2007	(5)	76,204	—	24.1900	5/01/2017	—		—	—		—
	4/29/2008	(5)	54,037	27,018	21.5900	4/29/2018	—		—	—		—
	4/30/2008	(6)	26,725	—	22.3100	4/10/2013	—		—	—		—
	4/30/2008	(6)	52,599	—	22.3100	4/14/2014	—		—	—		—
	—		—	—	—	—	—		—	32,422	(7)	451,314
	—		—	—	—	—	—		—	53,125	(8)	739,500
	—		—	—	—	—	—		—	52,694	(9)	733,500
	—		—	—	—	—	33,079	(10)	460,460	—		—
	—		—	—	—	—	43,504	(11)	605,576	—		—
James S. Porter	4/10/2002	(4)	6,000	—	12.8400	4/10/2012	—		—	—		—
	4/10/2003	(4)	4,500	—	9.1500	4/10/2013	—		—	—		—
	4/14/2004	(4)	6,600	—	11.8600	4/14/2014	—		—	—		—
	4/13/2005	(5)	5,101	—	14.1000	4/13/2015	—		—	—		—
	4/25/2006	(5)	19,378	—	15.7700	4/25/2016	—		—	—		—
	5/01/2007	(5)	18,058	—	24.1900	5/01/2017	—		—	—		—
	4/29/2008	(5)	13,526	6,763	21.5900	4/29/2018	—		—	—		—
	—		—	—	—	—	—		—	11,629	(7)	161,876
	—		—	—	—	—	—		—	17,933	(8)	249,627
	—		—	—	—	—	—		—	19,166	(9)	266,791
	—		—	—	—	—	8,289	(10)	115,383	—		—
	—		—	—	—	—	13,800	(11)	192,096	—		—

	Option Awards						Stock Awards
Name	Option Grant Date		Number of Securities Under- lying Unexer- cised Options (#) Exercisable	Number of Securities Under- lying Unexer- cised Options (#) Unexercisable	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Gregory A. Silvestri	4/29/2008	(5)	14,151	7,075	21.5900	4/29/2018	—		—	—		—
	—		—	—	—	—	—		—	12,165	(7)	169,337
	—		—	—	—	—	—		—	18,761	(8)	261,153
	—		—	—	—	—	—		—	19,166	(9)	266,791
	—		—	—	—	—	8,421	(10)	117,220	—		—
	—		—	—	—	—	13,800	(11)	192,096	—		—
Patricia A. Beithon	4/10/2002	(4)	19,447	—	12.8400	4/10/2012	—		—	—		—
	4/10/2003	(4)	9,916	—	9.1500	4/10/2013	—		—	—		—
	4/14/2004	(4)	22,000	—	11.8600	4/14/2014	—		—	—		—
	4/13/2005	(5)	17,411	—	14.1000	4/13/2015	—		—	—		—
	4/25/2006	(5)	16,939	—	15.7700	4/25/2016	—		—	—		—
	5/01/2007	(5)	14,946	—	24.1900	5/01/2017	—		—	—		—
	7/02/2007	(6)	3,176	—	28.7400	4/10/2013	—		—	—		—
	7/02/2007	(6)	389	—	28.7400	6/18/2012	—		—	—		—
	4/29/2008	(5)	11,403	5,701	21.5900	4/29/2018	—		—	—		—
	—		—	—	—	—	—		—	9,625	(7)	133,980
	—		—	—	—	—	—		—	14,843	(8)	206,615
	—		—	—	—	—	—		—	15,165	(9)	211,097
	—		—	—	—	—	6,860	(10)	95,491	—		—
	—		—	—	—	—	11,020	(11)	153,398	—		—
Gary R. Johnson	4/10/2002	(4)	4,000	—	12.8400	4/10/2012	—		—	—		—
	4/10/2003	(4)	3,000	—	9.1500	4/10/2013	—		—	—		—
	4/14/2004	(4)	4,000	—	11.8600	4/14/2014	—		—	—		—
	4/13/2005	(5)	3,996	—	14.1000	4/13/2015	—		—	—		—
	4/25/2006	(5)	3,605	—	15.7700	4/25/2016	—		—	—		—
	5/01/2007	(5)	3,169	—	24.1900	5/01/2017	—		—	—		—
	4/29/2008	(5)	2,464	1,232	21.5900	4/29/2018	—		—	—		—
	—		—	—	—	—	—		—	3,389	(7)	47,175
	—		—	—	—	—	—		—	4,731	(8)	65,856
	—		—	—	—	—	—		—	4,833	(9)	67,275
	—		—	—	—	—	2,102	(10)	29,260	—		—
	—		—	—	—	—	3,383	(11)	47,091	—		—

(1)	The exercise price for all stock option and SAR grants is 100% of the closing price of our common stock on the NASDAQ Global Select Market on the date of grant.
(2)

The market value is calculated by multiplying the closing price of $13.92 of our common stock on the NASDAQ Global Select Market on February 25, 2011, the last trading day of fiscal 2011, by the number of shares of restricted stock that had not vested or the number of unearned Performance Share and performance share unit awards as of February 26, 2011, the last day of fiscal 2011.

(3)

Includes Performance Share awards and performance share unit awards with three-year performance periods until payout. At the beginning of each performance period, the threshold, target and maximum award levels are set, and in the case of Performance Share awards, the target level Performance Shares is granted. Our Performance Share program is described under the heading “Fiscal 2009 – 2011 Performance Share Payouts” on page 40, and our performance share unit program is described under the heading “Performance Share Units” on page 34.

(4)	Represents stock option awards that vested in equal, annual installments on the first four anniversaries of the date of grant and have 10-year terms.

(5)

Represents SARs that vest in equal annual installments on the first three anniversaries of the date of grant and have 10-year terms. Upon exercise of a SAR, the holder will receive the number of shares of our common stock with a total value equivalent to the difference between the exercise price of the SAR and the fair market value of our common stock on the date of exercise. In the event of total disability or death, all outstanding SARs will become immediately exercisable for a period of 12 months following the date of total disability or death.

(6)

Represents “reload” options granted on the dates set forth in the “Option Grant Date” column upon exercise of an option with a reload feature. Under the terms of certain stock option grants originally made in 2002, 2003 and 2004, if the option exercise price was paid by surrendering shares of our common stock owned by the option holder for at least six months prior to the exercise, the option holder was granted a number of “reload” options equal to the number of shares surrendered, but having an exercise price equal to the fair market price at the time of the exercise of the original options. To the extent the option holder also surrendered previously owned shares to pay the income taxes due on the exercise, additional “reload” options were granted on those surrendered shares. The original stock option grants permitted a holder to exercise and reload one time. The “reload” options vest six months after the date of grant, expire on the same date as the original option grant and do not have a reload feature. Ms. Beithon is our only Named Executive Officer holding options with a reload feature, all of which will expire on April 14, 2014.

(7)

Represents Performance Share awards made on April 29, 2008 for the three-year performance period beginning on the first day of fiscal 2009 and ending on the last day of fiscal 2011, which will only be earned if the predetermined goals for the performance period are met. On the grant date, the number of shares of our common stock equal to the target number of shares were issued to our Named Executive Officers. The number of shares in this column is equal to the target number of Performance Shares.

For each of our Named Executive Officers, the number of Performance Shares issued and the number of shares of our common stock that may be earned as a payout based on threshold, target and maximum performance levels during the three-year performance period is set forth below.

Name	Performance Period	Number of Performance Shares Issued (#)	Estimated Future Payouts Based on Performance Level
			Threshold (#)	Target (#)	Maximum (#)
Russell Huffer	Fiscal 2009 - 2011	32,422	16,211	32,422	64,844
James S. Porter	Fiscal 2009 - 2011	11,629	5,815	11,629	23,258
Gregory A. Silvestri	Fiscal 2009 - 2011	12,165	6,083	12,165	24,330
Patricia A. Beithon	Fiscal 2009 - 2011	9,625	4,813	9,625	19,250
Gary R. Johnson	Fiscal 2009 - 2011	3,389	1,695	3,389	6,778

The Performance Share awards for the fiscal 2009 – 2011 performance period were paid out at the 49.63% level on April 26, 2011. Information regarding the Performance Share payouts in fiscal 2011 is provided under the heading “Fiscal 2009 – 2011 Performance Share Payouts” on page 40. The Performance Share awards for the fiscal 2009 – 2011 performance period are included in the table because such awards were not deemed earned and vested until April 26, 2011, which is after the last day of fiscal 2011.

(8)

Represents performance share unit awards made on April 28, 2009 for the three-year performance period beginning on the first day of fiscal 2010 and ending on the last day of fiscal 2012, which will only be earned if the predetermined goals for the performance period are met. The number of shares in this column is equal to the target number of performance share units; however, the three-year performance period is anticipated to be between the threshold and target performance level.

For each of our Named Executive Officers, the number of shares of our common stock that may be earned as a payout based on threshold, target and maximum performance levels during the three-year performance period is set forth below.

Name	Performance Period	Estimated Future Payouts Based on Performance Level
		Threshold (#)	Target (#)	Maximum (#)
Russell Huffer	Fiscal 2010 - 2012	26,563	53,125	106,250
James S. Porter	Fiscal 2010 - 2012	8,967	17,933	35,866
Gregory A. Silvestri	Fiscal 2010 - 2012	9,381	18,761	37,522
Patricia A. Beithon	Fiscal 2010 - 2012	7,422	14,843	29,686
Gary R. Johnson	Fiscal 2010 - 2012	2,366	4,731	9,462

(9)

Represents performance share unit awards made on April 27, 2010 for the three-year performance period beginning on the first day of fiscal 2011 and ending on the last day of fiscal 2013, which will only be earned if the predetermined goals for the performance period are met. The number of shares in this column is equal to the target number of performance share units; however, the three-year performance period is anticipated to be between the threshold and target performance level.

For each of our Named Executive Officers, the number of shares of our common stock that may be earned as a payout based on threshold, target and maximum performance levels during the three-year performance period is set forth below.

Name	Performance Period	Estimated Future Payouts Based on Performance Level
		Threshold (#)	Target (#)	Maximum (#)
Russell Huffer	Fiscal 2011 - 2013	26,347	52,694	105,388
James S. Porter	Fiscal 2011 - 2013	9,583	19,166	38,332
Gregory A. Silvestri	Fiscal 2011 - 2013	9,583	19,166	38,332
Patricia A. Beithon	Fiscal 2011 - 2013	7,583	15,165	30,330
Gary R. Johnson	Fiscal 2011 - 2013	2,417	4,833	9,666

(10)	Includes unvested time-based restricted stock awards awarded on April 28, 2009, which vest in equal annual installments through 2012.
(11)	Includes unvested time-based restricted stock awards awarded on April 27, 2010, which vest in equal annual installments through 2013.

Option Exercises and Stock Vested

The following table sets forth information on stock option award exercises and restricted stock awards vested during fiscal 2011 for each of our Named Executive Officers.

Fiscal 2011 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(2)
Russell Huffer	—	—	74,184	(3)	1,033,101
James S. Porter	6,000	29,040	21,565	(3)	298,952
Gregory A. Silvestri	—	—	4,211		57,438
Patricia A. Beithon	—	—	26,380	(3)	369,731
Gary R. Johnson	—	—	7,679	(3)	107,411

(1)

The value realized is the difference between the exercise price per share and the closing price of our common stock on the NASDAQ Global Select Market on the date of exercise multiplied by the number of shares acquired on exercise.

(2)

The value realized is determined by multiplying the number of Performance Shares for the fiscal 2008 - 2010 performance period, shares of time-based restricted stock, and Pool B Shares issued pursuant to our Legacy Partnership Plan that became vested during fiscal 2011 by the closing price of our common stock on the NASDAQ Global Select Market on the vesting date, which was $13.55 on April 27, 2010 for the Performance Shares, and $13.64 on April 28, 2010 for the time-based restricted stock, $13.74 on April 30, 2010 for the Pool B shares that vested on May 1, 2010 and $14.62 for the Pool B shares that vested on February 18, 2011.

(3)

Includes fiscal 2008 – 2010 Performance Share awards, shares of time-based restricted stock and Pool B Shares issued pursuant to our Legacy Partnership Plan (which was eliminated from our compensation program beginning in fiscal 2006) that became vested and were distributed during fiscal 2011, including Pool B Shares for which vesting was accelerated on February 18, 2011. The Pool B Shares represent compensation earned by our Named Executive Officers for fiscal years 2001 through 2005. The fiscal 2009 – 2011 Performance Share awards that were paid out on April 26, 2011 are not included in the table since such shares were not considered vested until April  26, 2011, which is after the last day of fiscal 2011.

Retirement Plan Compensation

Legacy Officers’ Supplemental Executive Retirement Plan

Our Legacy SERP is a non-qualified, defined benefit retirement plan that covers a select group of senior management. Only three current employees participate in our Legacy SERP: Mr. Huffer, Ms. Beithon and one other member of senior management at one of our subsidiaries. In October 2008, we amended our Legacy SERP so that no more benefits will accrue to participants after December 31, 2008.

Benefits under our Legacy SERP are based on the participant’s highest average compensation for the five highest consecutive, completed calendar years of annual compensation during the last 10 years of employment. If a participant has less than five consecutive, completed calendar years of service, the benefits will be based on final average compensation. For purposes of calculating Legacy SERP benefits, compensation is divided into two categories: basis compensation and bonus compensation. Basis compensation is the participant’s base salary. Bonus compensation is the participant’s annual cash incentive compensation but does not include Performance Shares, performance share units, restricted stock, SAR or stock option awards, or Pool B Shares or deferred compensation (when received). In order to be eligible for payments under our Legacy SERP, a participant must be at least 55 years old when his or her employment with Apogee terminates.

Benefits under our Legacy SERP are calculated as an annuity equal to 2% of the participant’s average monthly basis compensation multiplied by the participant’s years of service to Apogee, plus 4% of the participant’s average monthly bonus compensation multiplied by the participant’s years of service to Apogee, offset by benefits to be received under social security, our 401(k) retirement plan and our other defined contribution pension plans from contributions made by us. The maximum number of years of service that will be credited to any participant is 20 years. Benefits payable are generally a single life annuity unless the participant has made an election to receive a joint and survivor annuity or 10-year term certain and life annuity (both of which would be a reduced monthly benefit).

Under our Legacy SERP, the normal retirement age is 65, or, if later, the last day of the calendar month that includes the fifth annual anniversary of the date the participant first became a participant in our Legacy SERP. If a participant retires from or terminates his or her employment with Apogee on or after age 55, and if such participant elects to receive benefits prior to normal retirement age, the participant’s monthly benefit will be reduced five-ninths of one percent for each of the first 60 months and five-eighteenths of one percent for each of the next 60 months by which the annuity starting date precedes the calendar month in which the participant would attain normal retirement age. The participant has the ability to change the time and form of payment of benefits earned and vested as of December 31, 2004, subject to the plan’s rules. A participant must make a one-time election regarding the commencement of the benefit earned or vested on or after December 31, 2004. If the participant is a specified employee, the payment of benefits earned or vested after December 31, 2004 shall be suspended until a date that is six months after the date of the participant’s termination of employment. As soon as administratively feasible after the six-month period, the participant shall receive all payments the participant would have been entitled to receive during the six-month period had the participant not been a specified employee. A lump-sum payment is not available. Both Mr. Huffer and Ms. Beithon are eligible for early retirement under our Legacy SERP.

All unpaid benefits to a participant under our Legacy SERP will be forfeited upon determination by the Compensation Committee that a participant has (i) engaged in felonious, fraudulent, unlawful, unethical, or other wrongful conduct resulting in harm to us (as defined in our Legacy SERP); or (ii) engaged during his or her employment with us or within two years after termination of employment in any employment or self-employment with one of our competitors.

Fiscal 2011 Pension Benefits Table

The following table shows the present value of accumulated benefits under our Legacy SERP as of February 26, 2011, the measurement date used in preparing our fiscal 2011 Audited Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended February 26, 2011, years of service credit and payments during fiscal 2011 for each of our Named Executive Officers who participate in our Legacy SERP.

Fiscal 2011 Pension Benefits

Name(1)	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Russell Huffer	Legacy SERP	20	4,911,542	—
Patricia A. Beithon	Legacy SERP	9	318,812	—

(1)	Messrs. Porter, Silvestri and Johnson are not participants in our Legacy SERP.
(2)

The present value of accumulated benefits is based on the assumptions used in determining our Legacy SERP benefit obligations and net periodic benefit cost for financial reporting purposes, except that no pre-retirement mortality assumption is used for these calculations. A complete description of the accounting policies and assumptions we used to calculate the present value of accumulated benefits can be found under Note 10 (Employee Benefit Plans – Officers’ Supplemental Executive Retirement Plan (SERP), Obligations and Funded Status of Defined Benefit Pension Plans and Additional Information) to our fiscal 2011 Audited Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended February 26, 2011.

401(k) Retirement Plan

We provide our tax-qualified 401(k) retirement plan to substantially all of our U.S.-based, non-union employees and union employees at two of our manufacturing facilities who are scheduled to work more than 1,000 hours in a plan year. The plan provided for a discretionary retirement contribution by our Company for all eligible U.S.-based, non-union employees which was based on a percentage of an employee’s base earnings and years of service with our Company and for all eligible union employees according to the terms of union contracts. Effective as of fiscal 2012, the plan was amended to eliminate the discretionary retirement plan contribution. A participating employee may elect to contribute up to 60% of eligible earnings on a pre-tax basis into his or her 401(k) retirement plan account. We make a matching contribution for all of our eligible U.S.-based, non-union employees equal to 100% of the first 1% and 50% of the next 5% of the eligible compensation that the employee contributes to the plan and matching contributions are made by our Company for union employees according to the terms of union contracts. Our employees are fully vested in their own contributions and become fully vested in our matching contributions after three years of vesting service.

Non-Qualified Deferred Compensation

2011 Non-Qualified Deferred Compensation Plan

Our 2011 Deferred Compensation Plan, which became effective on January 1, 2011, is a non-qualified deferred compensation plan for a select group of management and other highly compensated employees of our Company and our subsidiaries. Approximately 160 of our employees, including our Named Executive Officers, are eligible to participate in our 2011 Deferred Compensation Plan for the 2011 calendar year. Our 2011 Deferred Compensation Plan allows for deferrals by participants of up to 75% of base salary and sales commissions and up to 100% of bonuses and other cash or equity-based compensation approved by our Compensation Committee, and also provides that we may establish rules permitting a participant to defer performance-based compensation up to six months prior to the end of a performance period. There is no maximum dollar limit on the amount that may be deferred by a participant each year. A participant in our 2011 Deferred Compensation Plan may elect to have the participant’s account credited with earnings and investment gains and losses by assuming that deferred amounts were invested in one or more of 18 hypothetical investment fund options selected by the participant, which had investment returns ranging from 0.23% to 32.31% for calendar 2010. An Apogee common stock fund is not one of the investment options available under our 2011 Deferred Compensation Plan. Participants are permitted to change their investment elections at any time. We may also make discretionary contributions to a participant’s account under our 2011 Deferred Compensation Plan, and our Company will designate a vesting schedule for each such contribution. The participants are always 100% vested in the amount they defer and the earnings, gains and losses credited to their accounts. Participants are entitled to receive a distribution from their account upon: a separation from service, a specified date, death, disability, retirement (as defined in our 2011 Deferred Compensation Plan), or unforeseeable emergency that results in “severe financial hardship” that is consistent with the meaning of such term under section 409A of the Internal Revenue Code of 1986. Distributions are in a lump sum, installments or a combination of lump sum with installments based upon the participant’s election as allowed under our 2011 Deferred Compensation Plan. Our 2011 Deferred Compensation Plan is an unfunded obligation of Apogee, and participants are unsecured creditors of Apogee.

Legacy Deferred Compensation Plan

Our Legacy Deferred Compensation Plan is a non-qualified deferred compensation plan for a select group of management or highly compensated employees of Apogee and its subsidiaries; however, in October 2010, the plan was amended to prohibit any future participant deferrals to the plan. Approximately 130 of our employees were eligible to participate in our Legacy Deferred Compensation Plan for fiscal 2011. Prior to the beginning of each fiscal year, participants could elect to defer up to 100% of the amount that could be earned under their annual cash incentive compensation plan. There was no maximum dollar limit on the amount that could be deferred each year. During fiscal 2011, our Legacy Deferred Compensation Plan was amended to allow participants to choose to have their accounts credited with the applicable interest rate as set forth in the plan or earning and investment gains and losses by assuming the deferred amounts were invested in one or more of 18 hypothetical investment fund options selected by the participant, which had investment returns ranging from 0.23% to 32.31% for calendar 2010. For amounts deferred for plan years beginning on or after January 1, 2010, the applicable interest rate, which is not considered to be an “above-market” interest rate, is the monthly average yield for the last calendar month of the prior fiscal year on U.S. Treasury securities adjusted to a constant maturity of 10 years. For amounts deferred for plan years beginning prior to January 1, 2010, the applicable interest rate, which is considered to be an “above-market” interest rate, is the greater of the following rates: (1) the sum of one and one-half percent (1-1/2%) plus the monthly average yield for the last calendar month of the prior fiscal year on U.S. Treasury securities adjusted to a constant maturity of 10 years; or (2) one-half of the rate of Apogee’s after-tax return on beginning shareholders’ equity for the prior fiscal year. Our Legacy Deferred Compensation Plan is an unfunded obligation of Apogee, and participants are unsecured creditors of Apogee. Distributions are in either a lump sum or installments based upon the participant’s election when they first began participating in the plan.

Legacy Partnership Plan

Our Legacy Partnership Plan was eliminated from our compensation program beginning in fiscal 2006; however, shares of restricted stock issued pursuant to this plan in prior fiscal years would have continued to vest through 2015. Prior to fiscal 2006, the long-term incentive component of compensation for our executive officers and other members of senior management was in the form of shares of restricted stock under our Legacy Partnership Plan. Participants were given the opportunity to defer up to 50% of their annual cash incentive compensation under the plan. The deferred amount was invested in shares of our common stock (“Pool A Shares”), which are held in trust during the period of deferral. The purchase price for the Pool A Shares was the lesser of (a) the fair market value per share at the date of the participant’s election to defer, and (b) the fair market value per share at the date the participant’s incentive compensation award was approved by the Compensation Committee. We matched 100% of a participant’s deferred amount in the form of restricted stock (“Pool B Shares”). All Pool A Shares, which generally were deferred for at least five years, have been distributed to our Named Executive Officers who were participants in our Legacy Partnership Plan. Pool B Shares (our match) for a fiscal period were issued as restricted stock and would vest in equal, annual installments over the applicable vesting period. Participants in our Legacy Partnership Plan were given the option to accelerate vesting of all their unvested shares to February 18, 2011 and 15 of 18 participants elected to accelerate an aggregate of 80,462 of the 92,031 unvested shares. All Pool B Shares held by our Named Executive Officers vested during fiscal 2011. As of February 26, 2011, the last day of fiscal 2011, there were only 11,569 unvested shares held by three participants under our Legacy Partnership Plan. The Pool B Shares issued pursuant to our Legacy Partnership Plan are eligible to receive all declared dividends.

Non-Qualified Deferred Compensation Table

The table below provides information on our Named Executive Officers’ compensation during fiscal 2011 under our Legacy Deferred Compensation Plan.

Fiscal 2011 Non-Qualified Deferred Compensation

Name	Name of Plan	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(2)
Russell Huffer	Legacy Deferred Compensation Plan	—	—	16,662	—	335,027
James S. Porter	Legacy Deferred Compensation Plan	—	—	—	—	—
Gregory A. Silvestri	Legacy Deferred Compensation Plan	—	—	—	—	—
Patricia A. Beithon	Legacy Deferred Compensation Plan	—	—	1,805	—	36,286
Gary R. Johnson	Legacy Deferred Compensation Plan	—	—	8,237	—	165,630

(1)

The amounts set forth in this column report earnings on non-qualified deferred compensation at rates below 120% of the applicable federal rate and are deemed to be “below-market” earnings. Therefore, these amounts have not been reported in the “Summary Compensation Table” on page 45.

(2)

The amounts reported in this column are not reported in the “Summary Compensation Table” on page 45; however, these components were reported in the “Summary Compensation Table” in prior years in the year earned, provided the individual was a Named Executive Officer in such years.

Potential Payments Upon Termination or Following a Change-in-Control

Payments Made Upon Termination

Except for the agreements entered into with Mr. Huffer in connection with his planned retirement and Mr. Silvestri in connection with his resignation from our Company, we do not have any employment agreements, employment arrangements or general severance plans covering our Named Executive Officers. Except as discussed below and under “Executive Benefits and Payments Upon Termination” on page 58 for Messrs. Huffer and Silvestri, if the employment of any of our other three Named Executive Officers is voluntarily or involuntarily terminated, no additional payments or benefits will accrue or be owed to him or her, other than what the Named Executive Officer has accrued and is vested in under our benefit plans discussed above, including under the heading “Retirement Plan Compensation” on page 53. Any severance benefits payable to our other three Named Executive Officers not triggered by a change-in-control would be determined by the Compensation Committee at its discretion.

In connection with Mr. Huffer’s announcement that he intends to retire from the position of Chief Executive Officer by the end of fiscal 2012, we entered into a transition agreement that provides for certain benefits to him upon his retirement as described in more detail under “Chief Executive Officer Retirement” on page 42 and under “Executive Benefits and Payments Upon Termination” on page 58.

In connection with Mr. Silvestri’s resignation from our Company effective as of March 11, 2011, we entered into a separation agreement which provides for separation pay, health insurance premium benefits, outplacement assistance and reimbursement of legal fees as described in more detail under “Resignation of Officer” on page 43 and under “Executive Benefits and Payment Upon Termination” on page 58.

Except in connection with a change-in-control of Apogee and as described under “Chief Executive Officer Retirement” on page 42, a voluntary or involuntary termination will not trigger an acceleration of the vesting of any outstanding equity awards.

Payments Made Upon Disability

Under the terms of the Apogee Enterprises, Inc. Short-Term and enhanced Long-Term Disability Plans, each of our Named Executive Officers is eligible for a disability benefit that is equal to 100% of his or her monthly base salary during the first three months of disability and 60% of his or her monthly base salary up to a maximum of $15,000 per month thereafter. The definition of disability is the same as that used for the disability plan covering all employees. After 24 months of disability, under our enhanced Long-Term Disability Plan, an employee will continue to be considered disabled if he or she is unable to perform the duties of his or her regular occupation. This differs from our basic Long-Term Disability Plan, which requires an employee to be unable to perform the duties of any gainful occupation. The disability benefit would be reduced by any benefits payable as social security disability or under worker’s compensation. Payments continue until the participant dies, ceases to be disabled or reaches his or her normal retirement age.

If the employment of any of our Named Executive Officers is terminated due to disability, the terms of our Performance Share, performance share unit, SAR, stock option and restricted stock agreements provide for the immediate vesting of such awards.

Payments Made Upon Death

The terms of our Performance Share, performance share unit, SAR, stock option and restricted stock agreements provide for the immediate vesting of such awards in the event of the Named Executive Officer’s death.

Change-in-Control Severance Agreements

We have had in place change-in-control severance agreements with certain of our executive officers since 1999, and such agreements have been amended from time to time. On March 2, 2011, we entered into new form of change-in-control severance agreements (the “2011 CIC Severance Agreement”) with each of Messrs. Huffer, Porter and Johnson and Ms. Beithon. Consistent with prior change-in-control severance agreements, the 2011 CIC Severance Agreement is designed to retain the executive officers of our Company and provide for continuity of management in the event of an actual or threatened change-in-control of Apogee (as “change-in-control” is defined in the 2011 CIC Severance Agreement).

The 2011 CIC Severance Agreement is a “double trigger” agreement. It provides that, in the event of a change-in-control of Apogee, each executive officer who is a party to an agreement will have specific rights and receive specified benefits if the executive officer is terminated without “cause” (as defined in the 2011 CIC Severance Agreement) or the executive officer voluntarily terminates his or her employment for “good reason” (as defined in the 2011 CIC Severance Agreement) within two years after the change-in-control (the 10th business day following such employment termination date is referred to herein as the “Employment Termination Date”). In these circumstances, Messrs. Huffer and Porter and Ms. Beithon will each receive a severance payment equal to two times his or her annual base salary plus his or her annual cash incentive at target level performance for such fiscal year (as calculated under the terms of the 2011 CIC Severance Agreement) and Mr. Johnson will receive a severance payment equal to one times his annual base salary plus his annual cash incentive at target level performance for such fiscal year (as calculated under the terms of the 2011 CIC Severance Agreement). In addition, all options and restricted stock awards held by the executive officer that have not vested by the Employment Termination Date will be immediately vested on such date. Following the Employment Termination Date, the 2011 CIC Severance Agreement provides that, for a 12 or 24-month period following a change-in-control, Apogee will continue to provide medical and dental insurance coverage for the executive officer and the executive officer’s dependents or will reimburse the executive officer for the cost of obtaining substantially similar benefits. No benefits will be paid to the executive officer pursuant to the 2011 CIC Severance Agreement unless the executive officer executes and delivers to Apogee a release of claims.

The previous form of change-in-control severance agreement provided for tax “gross-up” payments with respect to excise tax liability, if any, under Internal Revenue Code Section 4999 related to Section 280G excess parachute payments. The 2011 CIC Severance Agreement, however, contains a “best-net-benefit” provision. This provides that, in the event that payments under the agreement trigger excise tax for the executive officer, the executive officer has the option either of reducing the severance payment, if the net benefit is greater than paying the excise tax, or paying the excise tax himself or herself.

During the executive officer’s employment with Apogee and for either a 12 or 24-month period following the executive officer’s Employment Termination Date, provided that the amounts owed to the executive officer pursuant to the 2011 CIC Severance Agreement have been paid, the executive officer shall not: (1) solicit, directly or indirectly, any existing or prospective customers, vendors or suppliers of Apogee or its affiliates for a purpose competitive to Apogee’s business or to encourage such customers, vendors or suppliers to terminate business with Apogee or its affiliates; (2) solicit, directly or indirectly, any employee of Apogee or its affiliates to terminate his or her employment; or (3) engage in or carry on, directly or indirectly, in certain geographic markets a business competitive with Apogee’s business.

The 2011 CIC Severance Agreement continues through December 31 of each year and provides that it will be automatically extended for one-year terms prior to a change-in-control unless Apogee gives prior notice of termination.

The terms of the Performance Share agreement provide that in the event of a change-in-control (as defined in the agreement), our Named Executive Officers are entitled to retain a pro-rata portion of Performance Share awards at the target payout level based on the amount of time elapsed between the beginning of the performance period and the date of the change-in-control. The terms of the performance share unit agreement provide that in the event of a change-in-control (as defined in the agreement), prior to the end of a performance period, the performance period is deemed to end on the date of the change-in-control and our Named Executive Officers are entitled to retain performance share units, to the extent earned, as adjusted for the truncated performance period.

Executive Benefits and Payments Upon Termination

The table below shows potential payments to our Named Executive Officers upon termination in connection with retirement or resignation pursuant to agreement prior to a change-in-control, disability, death and a change-in-control of our Company. The amounts shown assume that termination of employment was effective as of February 25, 2011, the last trading day of fiscal 2011, and are estimates of the amounts that would be paid to the executives upon termination of employment in addition to the base salary and bonus earned by our Named Executive Officers for fiscal 2011. We have not included payments or benefits that are fully disclosed in the Fiscal 2011 Pension Benefits Table on page 54 or Fiscal 2011 Non-Qualified Deferred Compensation Table on page 56. The actual amounts to be paid can only be determined at the actual time of a Named Executive Officer’s termination of employment.

Name	Type of Payment	Payments Upon Retirement or Resignation Pursuant to Agreement ($)(1)		Payments Upon Disability ($)(1)		Payments Upon Death ($)(1)		Payments Upon Involuntary or Good Reason Termination After a Change-In-Control Occurs ($)(2)
Russell Huffer	Cash Severance Payment	1,225,000		1,225,000		1,225,000		2,450,000	(3)
	Transition Services	—	(4)	—		—		—
	Health Insurance Benefits	32,000		32,000		32,000		28,411
	Reimbursement of Legal Costs	50,000	(4)	50,000	(4)	50,000	(4)	—	(5)
	Acceleration of Vesting
	Performance Shares	—	(6)	—	(6)	—	(6)	451,314	(7)
	Performance Share Units	—	(6)	—	(6)	—	(6)	377,594	(8)
	Stock Options and SARs	—		—		—		—
	Restricted Stock	1,066,035	(9)	1,066,035	(9)	1,066,035	(9)	1,066,035	(9)
	Disability Payments	—		309,999	(10)	—		—

	Total	2,373,035		2,683,034		2,373,035		4,373,354

James S. Porter	Cash Severance Payment	—		—		—		1,154,240	(3)
	Transition Services	—		—		—		—
	Health Insurance Benefits	—		—		—		28,411
	Reimbursement of Legal Costs	—		—		—		—	(5)
	Acceleration of Vesting
	Performance Shares	—		—	(6)	—	(6)	161,876	(7)
	Performance Share Units	—		—	(6)	—	(6)	132,115	(8)
	Stock Options and SARs	—		—		—		—
	Restricted Stock	—		307,479	(9)	307,479	(9)	307,479	(9)
	Disability Payments	—		225,174	(10)	—		—

	Total	—		532,653		307,479		1,784,121

Gregory A. Silvestri(11)	Cash Severance Payment	360,700		—		—		—
	Transition Services	20,000		—		—		—
	Health Insurance Benefits	28,606		—		—		—
	Reimbursement of Legal Costs	2,000		—		—		—
	Acceleration of Vesting
	Performance Shares	—		—		—		—
	Performance Share Units	—		—		—		—
	Stock Options and SARs	—		—		—		—
	Restricted Stock	—		—		—		—
	Disability Payments	—		—		—		—

	Total	411,306		—		—		—

Name	Type of Payment	Payments Upon Retirement or Resignation Pursuant to Agreement ($)(1)	Payments Upon Disability ($)(1)		Payments Upon Death ($)(1)		Payments Upon Involuntary or Good Reason Termination After a Change-In-Control Occurs ($)(2)
Patricia A. Beithon	Cash Severance Payment	—	—		—		856,200	(3)
	Transition Services	—	—		—		—
	Health Insurance Benefits	—	—		—		1,820
	Reimbursement of Legal Costs	—	—		—		—	(5)
	Acceleration of Vesting
	Performance Shares	—	—	(6)	—	(6)	133,980	(7)
	Performance Share Units	—	—	(6)	—	(6)	106,989	(8)
	Stock Options and SARs	—	—		—		—
	Restricted Stock	—	248,890	(9)	248,890	(9)	248,890	(9)
	Disability Payments	—	199,779	(10)	—		—

	Total	—	448,669		248,890		1,347,879

Gary R. Johnson	Cash Severance Payment	—	—		—		248,074	(12)
	Transition Services	—	—		—		—
	Health Insurance Benefits	—	—		—		14,205
	Reimbursement of Legal Costs	—	—		—		—	(5)
	Acceleration of Vesting
	Performance Shares	—	—	(6)	—	(6)	47,175	(7)
	Performance Share Units	—	—	(6)	—	(6)	34,090	(8)
	Stock Options and SARs	—	—		—		—
	Restricted Stock	—	76,351	(9)	76,351	(9)	76,351	(9)
	Disability Payments	—	138,921	(10)	—		—

	Total	—	215,272		76,351		419,895

(1)	We entered into a transition agreement with Mr. Huffer on April 27, 2011. The amounts shown in this column for Mr. Huffer assume the transition agreement was effective as of February 25, 2011.
(2)

We entered into the 2011 CIC Severance Agreements with all our Named Executive Officers, except Mr. Silvestri, on March 2, 2011. The amounts shown in this column assume the 2011 CIC Severance Agreements were effective as of February 25, 2011. As of the last day of fiscal 2011, we did not have any change-in-control severance agreements with any of our executive officers.

(3)	Equals two times the sum of his or her (a) annual base salary as of February 25, 2011 and (b) fiscal 2011 annual cash incentive award at target level performance.
(4)

Pursuant to the terms of his transition agreement, we have agreed to provide Mr. Huffer with transition services and reimburse him for legal fees and expenses incurred in connection with the negotiation of the transition agreement up to a maximum aggregate amount of $50,000.

(5)	We will pay all legal fees and expenses incurred to obtain or enforce any right or benefit under his or her 2011 CIC Severance Agreement.
(6)

In the event employment is terminated due to retirement, disability or death prior to the end of the performance period for Performance Shares and performance share units, our Named Executive Officer, or his or her estate, will be entitled to retain and receive the Performance Shares and performance share units at the end of the performance period, to the extent earned.

(7)

This amount represents the payout of a pro-rated portion of the outstanding Performance Share awards at the target payout level based upon a change-in-control on February 25, 2011 and the closing price ($13.92) of our common stock on the NASDAQ Global Select Market on February 25, 2011, the last trading day of fiscal 2011.

(8)	This amount represents the payout of performance share units assuming the performance period ended on the date of the change-in-control, as adjusted for the truncated performance period.

(9)

Includes restricted stock grants (excluding Performance Share and performance share unit awards), which would vest upon termination following an assumed retirement, disability, death or change-in-control on February 25, 2011. The amount in this table represents such aggregate number of shares multiplied by the closing price ($13.92) of our common stock on the NASDAQ Global Select Market on February 25, 2011, the last trading day of fiscal 2011.

(10)

This amount represents the annual disability payments during the first year of disability. Annual disability payments after the first year of disability would be as follows: for Mr. Huffer, $180,000; for Mr. Porter, $180,000; for Ms. Beithon, $171,240 and for Mr. Johnson, $119,076.

(11)

On March 11, 2011, Mr. Silvestri resigned from our Company and we entered into a separation agreement in connection with his resignation. Pursuant to SEC rules, the amounts shown in the table for Mr. Silvestri reflect the payments that he actually received in connection with his resignation.

(12)	Equals the sum of his (a) annual base salary as of February 25, 2011 and (b) his fiscal 2011 annual cash incentive award at target level performance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transaction Policy and Procedures

We have established written policies and procedures (the “Related Person Transaction Policy”) to assist us in reviewing transactions in excess of $120,000 involving Apogee and its subsidiaries and Related Persons (as defined below) (“Related Person Transactions”). Our Related Person Transaction Policy supplements our Code of Business Ethics and Conduct Conflict of Interest Policy (the “Conflict of Interest Policy”), which applies to all of our employees and directors.

For purposes of our Related Person Transaction Policy, a Related Person includes our Company’s directors, director nominees and executive officers, beneficial owners of 5% or more of our Company’s common stock and their respective Immediate Family Members (as defined in our Related Person Transaction Policy).

Our Conflict of Interest Policy requires our employees and our directors to report to our General Counsel any potential conflict of interest situations involving an employee or director or their Immediate Family Members. The Policy requires our Chief Executive Officer, Chief Financial Officer and General Counsel to promptly report any Related Person Transaction of which they become aware to the Chair of our Nominating and Corporate Governance Committee, which is our Board committee responsible for reviewing and approving, ratifying or rejecting Related Person Transactions. In approving, ratifying or rejecting a Related Person Transaction, our Nominating and Corporate Governance Committee will consider such information as it deems important to determine if the Related Person Transaction is fair to our Company.

Certain Relationship and Transaction with Former Director

James L. Martineau served as our director from 1973 through our 2010 Annual Meeting of Shareholders. Since 2003, Mr. Martineau’s daughter-in-law has been employed by one of our subsidiaries in a field sales capacity. Ms. Martineau is compensated pursuant to the same compensation plan for other field sales employees at this subsidiary. In fiscal 2011, Ms. Martineau received a base salary of $30,000 and sales commissions of $53,844. Our Nominating and Corporate Governance Committee reviewed the terms of Ms. Martineau’s employment with our subsidiary and determined that the employment arrangement is fair to our Company.

PROPOSAL 2: NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required pursuant to Section 14A of the Exchange Act, we are providing shareholders with an advisory (nonbinding) vote on the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the rules of the SEC.

We are asking our shareholders to indicate their support for the compensation of our Named Executive Officers as described in this proxy statement. We believe that our executive compensation program is structured in the best manner possible to support Apogee and its business objectives. It has been designed to implement certain core compensation principles, which include:

•	Alignment of management’s interests with our shareholders’ interests to support long-term value creation through our equity compensation programs and share ownership guidelines;

•	Pay-for-performance, which is demonstrated by linking annual cash incentives and long-term equity incentives to key financial measures;

•	Providing a flexible compensation package that reflects the cyclical nature of our business and fairly compensates our executives over our business cycle; and

•

Linking compensation to market levels of compensation paid to executive officers in the competitive market so that we can attract, motivate and retain executives that are able to drive the long-term success of Apogee.

We believe our executive compensation program reflects a strong pay-for-performance philosophy and is well-aligned with the shareholders’ long-term interests. As we anticipated, fiscal 2011 was a very challenging year for Apogee due to the economic recession, high U.S. unemployment, high commercial office vacancy rates and uncertainty in U.S. and foreign financial markets. As a result, we incurred a loss in fiscal 2011. Consistent with our performance results, the compensation paid to our Named Executive Officers for fiscal 2011 was affected as follows:

•

Total Direct Compensation. Fiscal 2011 total direct compensation (base salary, actual annual cash incentives awarded and long-term incentives granted) for our Named Executive Officers was 24% lower than fiscal 2010 total direct compensation.

•

Base Salaries. Fiscal 2010 base salaries for all our Named Executive Officers were frozen at fiscal 2009 levels, reflecting the uncertain and challenging business conditions at that time. Because fiscal 2011 was anticipated to be a challenging year for our Company, no base salary increase was awarded to our Chief Executive Officer but base salary increases ranging from 3.0% to 7.8% were awarded to our other Named Executive Officers to address potential retention and market competitiveness concerns. Because we anticipate fiscal 2012 will be another challenging year for Apogee, fiscal 2012 base salaries for all our Named Executive Officers were frozen at fiscal 2011 levels.

•

Annual Cash Incentives. No annual cash incentives were earned by our Named Executive Officers for fiscal 2011 because Apogee did not meet the financial performance metrics for the annual cash incentives established for the fiscal year.

•

Performance Share Awards. The fiscal 2009 – 2011 performance share awards paid out at 49.63% of target because our Company met only the market growth metric at above target level but did not meet the threshold level on the ROIC or EPS metrics for the performance period.

A more detailed discussion of our executive compensation program and the compensation of our Named Executive Officers in fiscal 2011 is provided under “Compensation Discussion and Analysis” on pages 27 through 44.

The Company believes that our executive compensation program is worthy of your support for the following reasons:

•	Our compensation programs are substantially tied to achievement of our key business objectives, which are designed to further the success of Apogee and our shareholders;

•	Our compensation programs are designed to take into account the cyclical nature of our business and to fairly compensate our executives over the commercial construction cycle;

•

Our compensation programs for executive officers deliver a large part of potential total compensation in the form of equity. If the value we deliver to our shareholders declines, so does the compensation we deliver to our executive officers;

•	We have stock ownership guidelines for our executive officers, which have been met by each of our Named Executive Officers who have been employed by our Company for five or more years;

•

We closely monitor the compensation programs and pay levels of executive officers at companies of similar size and complexity so that we can ensure that our compensation programs are consistent with market practices;

•	We offer very limited perquisites to our executive officers;

•	Each of our Named Executive Officers is employed at-will and is expected to demonstrate exceptional personal performance in order to continue serving as a member of the executive team.

•	We continue to refine our executive compensation program to reflect best practices and have:

•

Modified our change-in-control severance program to eliminate the tax gross-up payment with respect to excise tax liability and our change-in-control severance agreements continue to be “double trigger” agreements;

•	Adopted a formal policy that prohibits employees and Board members from engaging in hedging transactions related to Apogee’s securities;

•	Frozen participation in our Officers’ Supplemental Executive Retirement Plan;

•	Eliminated most perquisites, including auto allowances, Company-paid executive health physicals, and reimbursement of club memberships and spousal travel; and

•	Modified our long-term compensation program to award performance share units, which earn dividends only on the shares earned at the end of the performance period.

We believe that the information provided above and within the “Executive Compensation” section of this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our shareholders’ interests to support long-term value creation. Accordingly, we are asking our shareholders to vote “FOR” the following resolution at the annual meeting:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of Apogee’s Named Executive Officers, as disclosed in Apogee’s Proxy Statement for the 2011 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and other related narrative disclosures.”

This advisory vote on executive compensation is not binding on Apogee, our Compensation Committee or our Board of Directors. However, our Compensation Committee and our Board of Directors will take into account the result of the vote when determining future executive compensation arrangements.

The Board of Directors recommends you vote FOR adoption of the resolution approving the compensation of our Named Executive Officers described in this proxy statement. Proxies will be voted FOR adoption of the resolution unless otherwise specified.

PROPOSAL 3: NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required pursuant to Section 14A of the Exchange Act, we are providing shareholders with an advisory (nonbinding) vote on the frequency with which our shareholders shall have the advisory vote on executive compensation as provided for in Proposal 2 above. By voting on this proposal, shareholders may indicate whether they would prefer an advisory vote on executive compensation once every one, two or three years. In addition, shareholders may abstain from voting. We are required to hold an advisory vote on frequency at least once every six years.

After careful consideration, our Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for Apogee. In formulating its recommendation, our Board of Directors considered that an annual advisory vote on executive compensation will allow our shareholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in our proxy statement every year. This is consistent with our philosophy of seeking input from our shareholders and maintaining the highest standards of corporate governance. We understand that our shareholders may have different views as to what is the best approach for Apogee, and we look forward to hearing from our shareholders on this proposal.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain when you vote in response to the resolution set forth below:

“RESOLVED, that the option of once every one year, two years or three years that receives the highest number of votes cast for this resolution will be determined to be the frequency preferred by shareholders for Apogee to hold a shareholder vote to approve the compensation of the Named Executive Officers.”

The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on executive compensation that has been selected by shareholders. This advisory vote is not binding on Apogee or our Board of Directors. However, our Board of Directors will take into account the result of the vote when determining the frequency of future advisory votes on executive compensation. Because this vote is advisory and not binding on Apogee or our Board of Directors, the Board of Directors may decide that it is in the best interests of Apogee and our shareholders to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders.

The Board of Directors recommends you vote FOR THE OPTION OF EVERY YEAR as the frequency with which shareholders are provided an advisory vote on the compensation of Named Executive Officers. Proxies will be voted FOR THE OPTION OF EVERY YEAR unless otherwise specified.

PROPOSAL 4: APPROVAL OF AMENDMENTS TO THE

APOGEE ENTERPRISES, INC. 2009 STOCK INCENTIVE PLAN

On May 7, 2009, our Board adopted, subject to shareholder approval, the Apogee Enterprises, Inc. 2009 Stock Incentive Plan (the “2009 Stock Incentive Plan”). At our 2009 Annual Meeting of Shareholders held on June 24, 2009, the 2009 Stock Incentive Plan was approved by our shareholders. The purpose of the 2009 Stock Incentive Plan is to promote the interests of the Company and our shareholders by aiding us in attracting and retaining management personnel capable of providing strategic direction to, and assuring the future success of, the Company and motivating such personnel and other employees to put forth maximum efforts for the success of our business. The 2009 Stock Incentive Plan allows us to provide such persons an opportunity to acquire a proprietary interest in the Company, thereby aligning the interests of such persons with our shareholders.

We currently award time-based restricted stock and performance share units to employees, officers, consultants and independent contractors under the 2009 Stock Incentive Plan. As of April 27, 2011, we had approximately 816,649 shares remaining available for future awards under the 2009 Stock Incentive Plan. Our Board believes that the continuation of stock-based compensation programs is essential in attracting, retaining and motivating highly qualified employees and officers to enhance our success. Therefore, on April 27, 2011, our Board adopted, subject to shareholder approval, amendments (the “2009 Stock Incentive Plan Amendments”) to the 2009 Stock Incentive Plan. If approved by our shareholders, the 2009 Stock Incentive Plan Amendments would:

•	increase the number of shares authorized for issuance under the 2009 Stock Incentive Plan by 488,000 shares, from 1,400,000 to 1,888,000 shares;

•	clarify the definition of change-in-control; and

•	include more comprehensive prohibitions on repricing of stock options or stock appreciation rights (“SARs”).

The following is a summary of the material terms of the 2009 Stock Incentive Plan and is qualified in its entirety by reference to the 2009 Stock Incentive Plan. A copy of the 2009 Stock Incentive Plan, as amended to reflect the 2009 Stock Incentive Plan Amendments, is attached as Appendix A to this proxy statement.

Administration

The Compensation Committee (for purposes of this summary, the “Committee”) administers the 2009 Stock Incentive Plan and has full power and authority to determine when and to whom awards will be granted, and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the 2009 Stock Incentive Plan. In addition, the Committee can specify whether, and under what circumstances, awards to be received under the 2009 Stock Incentive Plan or amounts payable under such awards may be deferred automatically or at the election of either the holder of the award or the Committee. Subject to the provisions of the 2009 Stock Incentive Plan, the Committee may amend or waive the terms and conditions, or accelerate the exercisability, of an outstanding award. The Committee has authority to interpret the 2009 Stock Incentive Plan and establish rules and regulations for the administration of the 2009 Stock Incentive Plan.

The Committee may delegate its powers under the 2009 Stock Incentive Plan to one or more directors (including a director who is also an officer) or a committee of directors and may authorize one or more officers of the Company to grant awards under the 2009 Stock Incentive Plan, except that the Committee may not delegate its powers and duties with regard to executive officers who are subject to Section 16 of the Exchange Act or in a way that would violate Section 162(m) of the Internal Revenue Code. Our Board of Directors may also exercise the powers of the Committee at any time, so long as its actions would not violate Section 162(m) of the Internal Revenue Code.

Eligible Participants

Any employee, officer, consultant or independent contractor providing services to us or any of our affiliates, who is selected by the Committee, is eligible to receive an award under the 2009 Stock Incentive Plan. As of May 3, 2011, the record date for the meeting, approximately 3,500 employees, officers, consultants and independent contractors were eligible as a class to be selected by the Committee to receive awards under the 2009 Stock Incentive Plan.

Shares Available for Awards

The aggregate number of shares of our common stock that may currently be issued under all stock-based awards made under the 2009 Stock Incentive Plan is 1,400,000. If the 2009 Stock Incentive Plan Amendments are approved by our shareholders, the aggregate number of shares of our common stock that may be issued under all stock-based awards made under the 2009 Stock Incentive Plan will be increased by 488,000 shares to 1,888,000 shares. No person may be granted awards under the 2009 Stock Incentive Plan in any calendar year, the value of which is based solely on an increase in the value of our common stock after the date of grant of the award, of more than 500,000 shares in the aggregate.

The Committee will adjust the number of shares and share limit described above in the case of a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event that affects shares of our common stock, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2009 Stock Incentive Plan.

Types of Awards and Terms and Conditions

The 2009 Stock Incentive Plan permits the granting of:

•	stock options (including both incentive and non-qualified stock options);

•	SARs;

•	restricted stock and restricted stock units;

•	dividend equivalents;

•	performance awards of cash, stock or property;

•	stock awards; and

•	other stock-based awards.

Awards may be granted alone, in addition to, in combination with or in substitution for, any other award granted under the 2009 Stock Incentive Plan or any other compensation plan. Awards can be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or as required by applicable law. Awards may provide that upon the grant or exercise thereof, the holder will receive cash, shares of our common stock, other securities, other awards or other property, or any combination of these in a single payment, installments or on a deferred basis. The exercise price per share under any stock option may not be less than the fair market value of our common stock on the date of grant of such option. The grant price of any SAR may not be less than the fair market value of our common stock on the date of grant of such SAR. Determinations of fair market value under the 2009 Stock Incentive Plan will be made in accordance with methods and procedures established by the Committee. The term of awards will not be longer than ten years from the date of grant. Awards will be adjusted by the Committee in the case of a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event that affects shares of our common stock, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2009 Stock Incentive Plan.

Stock Options. The holder of an option will be entitled to purchase a number of shares of our common stock at a specified exercise price during a specified time period, all as determined by the Committee. The option exercise price may be payable, at the discretion of the Committee, in cash, shares of our common stock, other securities, other awards or other property having a fair market value on the exercise date equal to the exercise price. Stock options vest and become exercisable in accordance with a vesting schedule established by the Committee.

Stock Appreciation Rights. The holder of a SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date or, at the Committee’s discretion, as of any time during a specified period before or after the exercise date) of a specified number of shares of our common stock over the grant price of the SAR. SARs vest and become exercisable in accordance with a vesting schedule established by the Committee.

Restricted Stock and Restricted Stock Units. The holder of restricted stock will own shares of our common stock subject to restrictions imposed by the Committee (including, for example, restrictions on the right to vote the restricted shares or to receive any dividends with respect to the shares) for a specified time period determined by the Committee. The holder of restricted stock units will have the right, subject to any restrictions imposed by the Committee, to receive shares of our common stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the Committee.

Dividend Equivalents. The holder of a dividend equivalent will be entitled to receive payments (in cash, shares of our common stock, other securities, other awards or other property) equivalent to the amount of cash dividends paid by us to our shareholders, with respect to the number of shares determined by the Committee. Dividend equivalents will be subject to other terms and conditions determined by the Committee, but the Committee may not grant dividend equivalents in connection with grants of options or SARs.

Performance Awards. In addition to options and SARs, the Committee may grant awards under the 2009 Stock Incentive Plan that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code. A performance award may be denominated or payable in cash, shares of our common stock (including restricted stock and restricted stock units), other securities, other awards or other property and confers on the holder thereof the right to receive payments, in whole or in part, upon the achievement of performance goals during performance periods as established by the Committee. The Committee must determine the length of the performance period, establish the performance goals for the performance period, designate all participants for the performance period and determine the amounts of the performance awards for each participant no later than 90 days after the beginning of each performance period according to the requirements of Section 162(m) of the Internal Revenue Code. The target and range of the Company’s Chief Executive Officer’s possible awards established by the Committee will be between zero and 300% of the Chief Executive Officer’s annual base compensation. The target and range of possible awards established by the Committee for the Company’s Executive Vice Presidents, Chief Financial Officer, General Counsel and Division Presidents will be between zero and 200% of the participant’s annual base compensation. For other participants who are not “covered employees” as defined in Section 162(m) of the Internal Revenue Code, the Committee will establish such targets and ranges.

Performance goals must be based solely on one or more of the following business criteria, applied on an individual, corporate or business unit basis measured on an absolute or relative (as compared to an index or set of peer companies) basis: economic value added, sales or revenues, costs or expenses, net profit after tax, gross profit, operating profit, base earnings, earnings (whether before or after taxes), earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA), earnings (whether before or after taxes), EBIT or EBITDA as a percent of net sales, return on actual or pro forma equity or net assets or capital, net capital employed, earnings per share (basic or diluted), earnings per share from continuing operations, operating income, pre-tax income, operating income margin, net income, total shareholder return or profitability, or both, as measured by one or more of the following accounting ratios: return on revenue, return on assets, return on equity, return on invested capital and return on investments, shareholder return, cash generation, cash flow (including free cash flow and cash flow from operating, investing or financing activities or any combination thereof), unit volume, change in working capital, market share, days payables outstanding (DPO) and days sales outstanding of receivables (DSO).

Under the 2009 Stock Incentive Plan, the Committee is required to certify that the applicable performance goals have been met prior to payment of any performance awards to participants. The maximum amount that may be paid with respect to performance awards to any participant in the aggregate in any calendar year is $5,000,000 in value, whether payable in cash, shares of our common stock or other property.

Stock Awards. The Committee may grant unrestricted shares of our common stock, subject to terms and conditions determined by the Committee and the limitations in the 2009 Stock Incentive Plan.

Other Stock-Based Awards. The Committee is also authorized to grant other types of awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to our common stock, subject to terms and conditions determined by the Committee and the limitations in the 2009 Stock Incentive Plan.

Accounting for Awards

If an award entitles the holder to receive or purchase shares of our common stock, the shares covered by such award or to which the award relates will be counted against the aggregate number of shares available for awards under the 2009 Stock Incentive Plan. For SARs settled in shares upon exercise, the aggregate number of shares with respect to which the SAR is granted, rather than the number of shares actually issued upon exercise, will be counted against the number of shares available for awards under the 2009 Stock Incentive Plan. Awards that do not entitle the holder to receive or purchase shares and awards that are settled in cash will not be counted against the aggregate number of shares available for awards under the 2009 Stock Incentive Plan.

If an award is terminated, forfeited or cancelled without the issuance of any shares or if shares covered by an award are not issued for any other reason, then the number of shares counted against the aggregate number of shares available under the 2009 Stock Incentive Plan with respect to such award, to the extent of any such termination, forfeiture or cancellation, will again be available for future awards under the 2009 Stock Incentive Plan. If shares of restricted stock awarded under the 2009 Stock Incentive Plan are forfeited or otherwise reacquired by us prior to vesting, then the number of shares counted against the aggregate number of shares available under the 2009 Stock Incentive Plan with respect to such award, to the extent of any such forfeiture or reacquisition, will again be available for awards under the 2009 Stock Incentive Plan. Shares withheld as payment of the purchase or exercise price of an award or in satisfaction of tax obligations relating to an award will not be available again for granting awards under the 2009 Stock Incentive Plan.

Duration, Termination and Amendment

The 2009 Stock Incentive Plan will terminate on June 23, 2019, unless earlier terminated by the Board. No awards may be made after that date.

Our Board may amend, alter, suspend, discontinue or terminate the 2009 Stock Incentive Plan at any time, although shareholder approval must be obtained for any amendment to the 2009 Stock Incentive Plan that would (1) increase the number of shares of our common stock available under the 2009 Stock Incentive Plan, (2) increase the award limits under the 2009 Stock Incentive Plan, (3) permit awards of options or SARs at a price less than fair market value, (4) permit repricing of options or SARs, or (5) cause Section 162(m) of the Internal Revenue Code to become unavailable with respect to the 2009 Stock Incentive Plan. Shareholder approval is also required for any action that requires shareholder approval under the rules and regulations of the SEC, the NASDAQ Global Select Market or any other securities exchange that are applicable to us.

Prohibition on Repricing Awards

Without the approval of our shareholders, the Committee will not reprice, adjust or amend the exercise price of any option or the grant price of any SAR previously awarded, whether through amendment, cancellation and replacement grant or any other means, except in connection with a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event that affects shares of our common stock, in order to prevent dilution or enlargement of the benefits, or potential benefits intended to be provided under the 2009 Stock Incentive Plan. In addition, without the approval of our shareholders, the Committee will not cancel any options or SARs that are “underwater” in exchange for grants of other award types or cash.

Transferability of Awards

Except as otherwise provided by the terms of the 2009 Stock Incentive Plan, awards (other than stock awards) under the 2009 Stock Incentive Plan may only be transferred by will or by the laws of descent and distribution. Under no circumstances may outstanding awards (other than stock awards) be transferred for value.

Federal Income Tax Consequences

Grant of Options and SARs. The grant of a stock option (either an incentive stock option or a non-qualified stock option) or SAR is not expected to result in any taxable income for the recipient.

Exercise of Incentive Stock Options. No taxable income is realized by the optionee upon the exercise of an incentive stock option. If stock is issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such award holder within two years after the date of grant or within one year after the transfer of such shares to such award holder, then (1) upon the sale of such shares, any amount realized in excess of the option price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (2) we will not be entitled to a deduction for federal income tax purposes.

If the stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of either holding period described above, generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the option price paid for such shares, and (2) we will be entitled to deduct such amount for federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by us.

Exercise of Non-Qualified Stock Options and SARs. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price, and we generally will be entitled at that time to an income tax deduction for the same amount. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income and generally are deductible by us.

The tax consequence upon a disposition of shares acquired through the exercise of a non-qualified stock option or SAR will depend on how long the shares have been held. Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under a non-qualified stock option or SAR.

Restricted Stock. Recipients of grants of restricted stock generally will be required to include as taxable ordinary income the fair market value of the restricted stock at the time it is no longer subject to a substantial risk of forfeiture. However, an award holder who makes an 83(b) election within 30 days of the date of grant of the restricted stock will incur taxable ordinary income on the date of grant equal to the fair market value of such shares of restricted stock (determined without regard to forfeiture restrictions). With respect to the sale of shares after the forfeiture restrictions have expired, the holding period to determine whether the award recipient has long-term or short-term capital gain or loss generally begins when the restrictions expire, and the tax basis for such shares will generally be based on the fair market value of the shares on that date. However, if the award holder made an 83(b) election as described above, the holding period commences on the date of such election, and the tax basis will be equal to the fair market value of the shares on the date of the election (determined without regard to the forfeiture restrictions on the shares). Dividends, if any, that are paid or accrued while the restricted stock is subject to a substantial risk of forfeiture will also be taxed as ordinary income. We will be entitled to an income tax deduction equal to amounts the award holder includes in ordinary income at the time of such income inclusion.

Restricted Stock Units, Performance Awards and Dividend Equivalents. Recipients of grants of restricted stock units, performance awards or dividend equivalents (collectively, “deferred awards”) will not incur any federal income tax liability at the time the awards are granted. Award holders will recognize ordinary income equal to (a) the amount of cash received under the terms of the award or, as applicable, (b) the fair market value of the shares received (determined as of the date of receipt) under the terms of the award. Dividend equivalents received with respect to any deferred award will also be taxed as ordinary income. Cash or shares to be received pursuant to a deferred award generally become payable when applicable forfeiture restrictions lapse; provided, however, that, if the terms of the award so provide, payment may be delayed until a later date to the extent permitted under applicable tax laws. We will be entitled to an income tax deduction for any amounts included by the award holder as ordinary income. For awards that are payable in shares, participant’s tax basis is equal to the fair market value of the shares at the time the shares become payable. Upon the sale of the shares, appreciation (or depreciation) after the shares are paid is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Other Stock Grants. As to other grants of shares of our common stock made under the 2009 Stock Incentive Plan not subject to a substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to the excess of (a) the fair market value of the shares received (determined as of the date of receipt) over (b) the amount (if any) paid for the shares by the holder of the award. We generally will be entitled at that time to an income tax deduction for the same amount.

Income Tax Deduction. Subject to the usual rules concerning reasonable compensation, including our obligation to withhold or otherwise collect certain income and payroll taxes, and assuming that, as expected, stock options, SARs and certain other performance awards paid under the 2009 Stock Incentive Plan are “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, we generally will be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the 2009 Stock Incentive Plan.

Special Rules for Executive Officers Subject to Section 16 of the Exchange Act. Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, shares received through exercise or payout of a non-qualified option, an incentive stock option (for purposes of the AMT only), a SAR or a restricted stock unit, and any shares of restricted stock that vest, may be treated as restricted property for purposes of Section 83 of the Internal Revenue Code if the recipient has had a non-exempt acquisition of shares of the Company’s common stock within the six months prior to the exercise, payout or vesting. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period (unless a special election is made by the recipient pursuant to Section 83(b) of the Internal Revenue Code to recognize income as of the date the shares are received).

Delivery of Shares for Tax Obligation. Under the 2009 Stock Incentive Plan, the Committee may permit participants receiving or exercising awards, subject to the discretion of the Committee and upon such terms and conditions as it may impose, to deliver shares of our common stock (either shares received upon the receipt or exercise of the award or shares previously owned by the participant) to us to satisfy federal, state or local tax obligations.

Section 409A of the Internal Revenue Code. The Committee will administer and interpret the 2009 Stock Incentive Plan and all award agreements in a manner consistent with the intent to satisfy the requirements of Section 409A of the Internal Revenue Code to avoid any adverse tax results thereunder to a holder of an award. If any provision of the 2009 Stock Incentive Plan or any award agreement would result in such adverse consequences, the Committee may amend that provision or take other necessary action to avoid any adverse tax results, and no such action will be deemed to impair or otherwise adversely affect the rights of any holder of an award under the 2009 Stock Incentive Plan.

Historical Awards Under the 2009 Stock Incentive Plan

The following table sets forth information with respect to grants of time-based restricted stock, performance shares and performance share units to the Named Executive Officers, director nominees and the specified groups set forth below under the 2009 Stock Incentive Plan as of February 26, 2011.

Name and Principal Position	Time-Based Restricted Stock	Performance Share Units(1)
Russell Huffer Chief Executive Officer and President	43,504	52,694
James S. Porter Chief Financial Officer	13,800	19,166
Gregory A. Silvestri(2) Executive Vice President of Apogee and President of Viracon, Inc.	13,800	19,166
Patricia A. Beithon General Counsel and Secretary	11,020	15,165
Gary R. Johnson Vice President and Treasurer	3,383	4,833
Robert J. Marzec Director Nominee	—	—
Stephen C. Mitchell Director Nominee	—	—
David E. Weiss Director Nominee	—	—
All executive officers as a group (5 persons)	85,507(3)	111,024(3)
All non-executive directors as a group (8 persons)	—	—
Each associate of the above-mentioned directors, executive officers or nominees	—	—
Each other person who received or is to receive 5% of such options, warrants or rights	—	—
All employees (other than executive officers) as a group (100 persons)	120,011	82,495

(1)

Includes performance share units at target level payout, which will only be earned if predetermined goals for the three-year performance period are met. Each performance share unit represents one share of our common stock. If the predetermined goals for the three-year performance period are met at maximum level performance, the potential payouts would be: Mr. Huffer, 105,388 shares; Mr. Porter, 38,332 shares; Mr. Silvestri, 38,332 shares; Ms. Beithon, 30,330 shares; and Mr. Johnson, 9,666 shares.

(2)	Mr. Silvestri resigned from our Company effective as of March 11, 2011 and forfeited his unvested equity awards on such date.
(3)

Excluding Mr. Silvestri’s unvested equity awards which were forfeited upon his resignation effective as of March 11, 2011, all executive officers as a group (4 persons) held 71,707 shares of time-based restricted stock and 91,858 performance share units at target level performance.

New Plan Benefits

No awards made under the 2009 Stock Incentive Plan prior to the date of the 2011 Annual Meeting of Shareholders have been made subject to shareholder approval of the 2009 Stock Incentive Plan Amendments. The number and types of awards that will be granted under the 2009 Stock Incentive Plan in the future are not determinable, as the Committee will make these determinations in its sole discretion. The closing price of a share of our common stock as reported on the NASDAQ Global Select Market on May 3, 2011, the record date for the meeting, was $14.02.

Equity Compensation Plan Information

The following table summarizes, with respect to our equity compensation plans, the number of shares of our common stock to be issued upon exercise of outstanding options, warrants and other rights to acquire shares, the weighted-average exercise price of those outstanding options, warrants and rights and the number of shares remaining available for future issuance under our equity compensation plans as of February 26, 2011, the last day of fiscal 2011.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)(2)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(3)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in the First Column)(4)
Equity compensation plans approved by security holders	2,360,870	$16.94	1,038,728
Equity compensation plans not approved by security holders	None	Not Applicable	None
Total	2,360,870	$16.94	1,038,728

(1)

Includes shares underlying performance share unit awards granted under our 2009 Stock Incentive Plan, options and stock appreciation rights granted under our Amended and Restated 2002 Omnibus Stock Incentive Plan and options granted under our Amended and Restated 1997 Omnibus Stock Incentive Plan. Dividends accrue on the outstanding performance share units during the three-year performance period but will be paid only on shares earned at the end of the performance period. None of the outstanding stock options or stock appreciation rights has dividend rights attached, nor are they transferable.

(2)

As described further under the heading “Performance Share Units” on page 34, at the beginning of each fiscal year, performance share units are awarded to plan participants which will vest based on Apogee performance over a three-year performance period. The performance share units represent the right to receive shares of our common stock at the end of the three-year performance period. Pursuant to SEC rules and the reporting requirements for this table, we have included in this column 744,952 shares underlying the outstanding performance share units at maximum level performance, assuming Apogee performed at the maximum level during the applicable performance periods.

As described further under the heading “Fiscal 2009 – 2011 Performance Share Payouts on page 40, at the beginning of fiscal 2009, Performance Shares were awarded to plan participants which will vest based on Apogee’s performance over the three-year performance period from fiscal 2009 through fiscal 2011. No other Performance Share awards are outstanding, as we discontinued awarding Performance Shares in fiscal 2010 and began awarding performance share units. At the time of grant, each participant received: (a) the number of shares of our common stock equal to the target number of Performance Shares (the “Issued Shares”), and (b) the right to receive an amount of additional shares of our common stock equal to the difference between the maximum number of Performance Shares and the target number of Performance Shares (the “Additional Shares” and, together with the Issued Shares, the “Performance Shares”). The number of Issued Shares that may be retained and the number of Additional Shares, if any, that my be issued at the end of the performance period may vary from 0% to 200% of the Issued Shares, with the number dependent on meeting the goals for such Performance Share award. Pursuant to the SEC rules and the reporting requirements for this table, we have not included in this column 537,513 shares of restricted stock that are issued and outstanding, which includes 138,594 Issued Shares. All shares of restricted stock outstanding have dividend rights attached, but none of the shares of restricted stock are transferrable. Likewise, pursuant to the SEC rules and reporting requirements for this table, we have included in this column 138,594 Additional Shares that could have been issued at the end of the three-year performance period if Apogee had performed at the maximum level during the performance period.

If such Additional Shares had been excluded from this column and only the 372,476 shares underlying the outstanding performance share units at target level performance had been included in this column, the number of shares of common stock to be issued upon exercise of outstanding options, warrants and rights as of February 26, 2011 would have been 1,849,800, which aligns with the information reported under Note 12 (Share-Based Compensation) to our fiscal 2011 Audited Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended February 26, 2011.

(3)

The weighted-average exercise price does not take into account the 138,594 Performance Shares described in Note 2 to this table that would be issued if Apogee performs at the maximum level during the applicable three-year performance periods and only includes the 372,476 shares underlying the outstanding performance share units at target level performance.

(4)

Pursuant to SEC Rules and the reporting requirements for this table, of these shares, 63,864 are available for issuance under our Legacy Partnership Plan, 808,811 are available for grant under our 2009 Stock Incentive Plan, 58,386 are available for grant under our 2009 Non-Employee Director Stock Incentive Plan; no shares are available for grant under our Amended and Restated 2002 Omnibus Stock Incentive Plan or our Amended and Restated 1997 Omnibus Stock Incentive Plan, and 107,667 are available for grant under our Non-Employee Director Deferred Compensation Plan, which no longer contains an employer matching contribution as of January 1, 2010. However, because our Company grants its performance share units at target at the beginning of the three-year performance period, actual shares available for future grant under our 2009 Stock Incentive Plan (assuming performance share units granted at target) is actually 1,002,330.

Recommendation

The Board of Directors recommends that you vote FOR the proposal to approve the amendments to the 2009 Stock Incentive Plan. Proxies will be voted FOR the proposal unless otherwise specified.

PROPOSAL 5: APPROVAL OF AMENDMENTS TO THE

APOGEE ENTERPRISES, INC. 2009 NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN

On May 7, 2009, our Board adopted, subject to shareholder approval, the Apogee Enterprises, Inc. 2009 Non-Employee Director Stock Incentive Plan (the “2009 Non-Employee Director Stock Incentive Plan”). At our 2009 Annual Meeting of Shareholders held on June 24, 2009, the 2009 Non-Employee Director Stock Incentive Plan was approved by our shareholders. The purpose of the 2009 Non-Employee Director Stock Incentive Plan is to promote the interests of the Company and our shareholders by aiding us in attracting and retaining non-employee directors capable of providing strategic direction to, and assuring the future success of, the Company, and motivating such non-employee directors to put forth maximum efforts for the success of our business. The 2009 Non-Employee Director Stock Incentive Plan allows us to provide our non-employee directors an opportunity to acquire a proprietary interest in the Company, thereby aligning the interests of our non-employee directors with our shareholders.

We currently award shares of time-based restricted stock to our non-employee directors under the 2009 Non-Employee Director Stock Incentive Plan. As of April 27, 2011, we had approximately 58,386 shares remaining available for future awards under the 2009 Non-Employee Director Stock Incentive Plan. Our Board believes that the continuation of stock-based compensation programs for our non-employee directors is essential in attracting and retaining experienced and talented non-employee directors who can contribute significantly to the management, growth and profitability of our business. Therefore, on April 27, 2011, our Board adopted, subject to shareholder approval, amendments (the “2009 Non-Employee Director Stock Incentive Plan Amendments”) to the 2009 Non-Employee Director Stock Incentive Plan. If approved by our shareholders, the 2009 Non-Employee Director Stock Incentive Plan Amendments would:

•	increase the number of shares authorized for issuance under the 2009 Non-Employee Director Stock Incentive Plan by 100,000 shares, from 150,000 to 250,000 shares;

•	clarify that, for time-based restricted stock and restricted stock unit awards subject to the three-year minimum vesting period, such awards may vest in installments over the three-year period;

•	clarify the definition of change-in-control; and

•	include more comprehensive prohibitions on repricing of stock options or SARs.

The following is a summary of the material terms of the 2009 Non-Employee Director Stock Incentive Plan and is qualified in its entirety by reference to the 2009 Non-Employee Director Stock Incentive Plan. A copy of the 2009 Non-Employee Director Stock Incentive Plan, as amended to reflect the 2009 Non-Employee Director Stock Incentive Plan Amendments, is attached as Appendix B to this proxy statement.

Administration

The Nominating and Corporate Governance Committee (for purposes of this summary, the “Committee”) administers the 2009 Non-Employee Director Stock Incentive Plan and has full power and authority to determine when and to whom awards will be granted, and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the 2009 Non-Employee Director Stock Incentive Plan. In addition, the Committee can specify whether, and under what circumstances, awards to be received under the 2009 Non-Employee Director Stock Incentive Plan or amounts payable under such awards may be deferred automatically or at the election of either the holder of the award or the Committee. Subject to the provisions of the 2009 Non-Employee Director Stock Incentive Plan, the Committee may amend or waive the terms and conditions, or accelerate the exercisability, of an outstanding award. The Committee has authority to interpret the 2009 Non-Employee Director Stock Incentive Plan and establish rules and regulations for the administration of the 2009 Non-Employee Director Stock Incentive Plan.

Our Board of Directors may exercise the powers of the Committee at any time.

Eligible Participants

Any non-employee director is eligible to receive an award under the 2009 Non-Employee Director Stock Incentive Plan. As of May 3, 2011, the record date for the meeting, there were eight non-employee directors serving on our Board of Directors.

Shares Available for Awards

The aggregate number of shares of our common stock that may be issued under all stock-based awards made under the 2009 Non-Employee Director Stock Incentive Plan will be 150,000. If the 2009 Non-Employee Director Stock Incentive Plan Amendments are approved by our shareholders, the aggregate number of shares of our common stock that may be issued under all stock-based awards made under the 2009 Non-Employee Director Stock Incentive Plan will be increased by 100,000 shares to 250,000 shares. The Committee will adjust the number of shares available in the case of a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event that affects shares of our common stock, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2009 Non-Employee Director Stock Incentive Plan.

Types of Awards and Terms and Conditions

The 2009 Non-Employee Director Stock Incentive Plan permits the granting of:

•	non-qualified stock options;

•	stock appreciation rights (“SARs”);

•	restricted stock and restricted stock units;

•	dividend equivalents;

•	stock awards; and

•	other stock-based awards.

Awards may be granted alone, in addition to, in combination with or in substitution for, any other award granted under the 2009 Non-Employee Director Stock Incentive Plan or any other compensation plan. Awards can be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or as required by applicable law. Awards may provide that upon the grant or exercise thereof, the holder will receive cash, shares of our common stock, other securities, other awards or other property, or any combination of these in a single payment, installments or on a deferred basis. The exercise price per share under any stock option may not be less than the fair market value of our common stock on the date of grant of such option. The grant price of any SAR may not be less than the fair market value of our common stock on the date of grant of such SAR. Determinations of fair market value under the 2009 Non-Employee Director Stock Incentive Plan will be made in accordance with methods and procedures established by the Committee. The term of awards will not be longer than ten years from the date of grant. Awards will be adjusted by the Committee in the case of a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event that affects shares of our common stock, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2009 Non-Employee Director Stock Incentive Plan.

Stock Options. The holder of an option will be entitled to purchase a number of shares of our common stock at a specified exercise price at the time or times determined by the Committee. The minimum vesting period of options will be three years from the date of grant, unless vesting of the option is conditioned on performance of the Company or an affiliate or on personal performance (other than continued service with the Company or an affiliate), in which case the minimum vesting period of options will be at least one year from the date of grant. Notwithstanding the foregoing, the Committee may permit acceleration of vesting of options in the event of the non-employee director’s death, disability or retirement or a change-in-control of the Company. The option exercise price may be payable, at the discretion of the Committee, in cash, shares of our common stock, other securities, other awards or other property having a fair market value on the exercise date equal to the exercise price.

Stock Appreciation Rights. The holder of a SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date or, at the Committee’s discretion, as of any time during a specified period before or after the exercise date) of a specified number of shares of our common stock over the grant price of the SAR. SARs vest and become exercisable in accordance with a vesting schedule established by the Committee.

Restricted Stock and Restricted Stock Units. The holder of restricted stock will own shares of our common stock subject to restrictions imposed by the Committee (including, for example, restrictions on the right to vote the restricted shares or to receive any dividends with respect to the shares), which restrictions may lapse separately or in combination at such time or times or upon achievement of established performance goals, in such installments or otherwise as the Committee may deem appropriate. The minimum vesting period of such awards will be three years from the date of grant, unless the award is conditioned on performance of the Company or an affiliate or on personal performance (other than continued service with the Company or an affiliate), in which case the minimum vesting period of such award shall be at least one year from the date of grant. Notwithstanding the foregoing, the Committee may permit acceleration of vesting of such awards in the event of the non-employee director’s death, disability or retirement or a change-in-control of the Company. If the 2009 Non-Employee Director Stock Incentive Plan Amendments are approved by our shareholders, the language in the 2009 Non-Employee Director Stock Incentive Plan will be clarified to provide that, for time-based restricted stock and restricted stock unit awards subject to the three-year minimum vesting period, such awards may vest in installments over the three-year period.

The holder of restricted stock units will have the right, subject to any restrictions imposed by the Committee, to receive shares of our common stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the Committee. Upon the non-employee director’s resignation or removal as a director of the Company during the vesting period, the restricted stock and restricted stock units will be forfeited, unless the Committee determines that it would be in our best interest to waive the remaining restrictions.

Dividend Equivalents. The holder of a dividend equivalent will be entitled to receive payments (in cash, shares of our common stock, other securities, other awards or other property) equivalent to the amount of cash dividends paid by us to our shareholders, with respect to the number of shares determined by the Committee. Dividend equivalents will be subject to other terms and conditions determined by the Committee, but the Committee may not grant dividend equivalents in connection with grants of options or SARs.

Stock Awards. The Committee may grant unrestricted shares of our common stock, subject to terms and conditions determined by the Committee and the limitations in the 2009 Non-Employee Director Stock Incentive Plan.

Other Stock-Based Awards. The Committee is also authorized to grant other types of awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to our common stock, subject to terms and conditions determined by the Committee and the limitations in the 2009 Non-Employee Director Stock Incentive Plan.

Accounting for Awards

If an award entitles the holder to receive or purchase shares of our common stock, the shares covered by such award or to which the award relates will be counted against the aggregate number of shares available for awards under the 2009 Non-Employee Director Stock Incentive Plan. For SARs settled in shares upon exercise, the aggregate number of shares with respect to which the SAR is granted, rather than the number of shares actually issued upon exercise, will be counted against the number of shares available for awards under the 2009 Non-Employee Director Stock Incentive Plan. Awards that do not entitle the holder to receive or purchase shares and awards that are settled in cash will not be counted against the aggregate number of shares available for awards under the 2009 Non-Employee Director Stock Incentive Plan.

If an award is terminated, forfeited or cancelled without the issuance of any shares or if shares covered by an award are not issued for any other reason, then the number of shares counted against the aggregate number of shares available under the 2009 Non-Employee Director Stock Incentive Plan with respect to such award, to the extent of any such termination, forfeiture or cancellation, will again be available for future awards under the 2009 Non-Employee Director Stock Incentive Plan. If shares of restricted stock awarded under the 2009 Non-Employee Director Stock Incentive Plan are forfeited or otherwise reacquired by us prior to vesting, then the number of shares counted against the aggregate number of shares available under the 2009 Non-Employee Director Stock Incentive Plan with respect to such award, to the extent of any such forfeiture or reacquisition, will again be available for awards under the 2009 Non-Employee Director Stock Incentive Plan. Shares withheld as payment of the purchase or exercise price of an award will not be available again for granting awards under the 2009 Non-Employee Director Stock Incentive Plan.

Duration, Termination and Amendment

The 2009 Non-Employee Director Stock Incentive Plan will terminate on June 23, 2019, unless earlier terminated by the Board. No awards may be made after that date.

The Board may amend, alter, suspend, discontinue or terminate the 2009 Non-Employee Director Stock Incentive Plan at any time, although shareholder approval must be obtained for any amendment to the 2009 Non-Employee Director Stock Incentive Plan that would (1) increase the number of shares of our common stock available under the 2009 Non-Employee Director Stock Incentive Plan, (2) permit awards of options or SARs at a price less than fair market value or (3) permit repricing of options or SARs. Shareholder approval is also required for any action that requires shareholder approval under the rules and regulations of the SEC, the NASDAQ Global Select Market or any other securities exchange that are applicable to us.

Prohibition on Repricing Awards

Without the approval of our shareholders, the Committee will not reprice, adjust or amend the exercise price of any option or the grant price of any SAR previously awarded, whether through amendment, cancellation and replacement grant or any other means, except in connection with a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event that affects shares of our common stock, in order to prevent dilution or enlargement of the benefits, or potential benefits intended to be provided under the 2009 Non-Employee Director Stock Incentive Plan. In addition, without the approval of our shareholders, the Committee will not cancel any options or SARs that are “underwater” in exchange for grants of other award types or cash.

Transferability of Awards

Except as otherwise provided by the terms of the 2009 Non-Employee Director Stock Incentive Plan, awards (other than stock awards) under the 2009 Non-Employee Director Stock Incentive Plan may only be transferred by will or by the laws of descent and distribution. Under no circumstances may outstanding awards (other than stock awards) be transferred for value.

Federal Income Tax Consequences

Grant of Options and SARs. The grant of a stock option or SAR is not expected to result in any taxable income for the recipient.

Exercise of Stock Options and SARs. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price, and we generally will be entitled at that time to an income tax deduction for the same amount. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income and generally are deductible by us.

The tax consequence upon a disposition of shares acquired through the exercise of a non-qualified stock option or SAR will depend on how long the shares have been held. Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under a non-qualified stock option or SAR.

Restricted Stock. Recipients of grants of restricted stock generally will be required to include as taxable ordinary income the fair market value of the restricted stock at the time it is no longer subject to a substantial risk of forfeiture. However, an award holder who makes an 83(b) election within 30 days of the date of grant of the restricted stock will incur taxable ordinary income on the date of grant equal to the fair market value of such shares of restricted stock (determined without regard to forfeiture restrictions). With respect to the sale of shares after the forfeiture restrictions have expired, the holding period to determine whether the award recipient has long-term or short-term capital gain or loss generally begins when the restrictions expire, and the tax basis for such shares will generally be based on the fair market value of the shares on that date. However, if the award holder made an 83(b) election as described above, the holding period commences on the date of such election, and the tax basis will be equal to the fair market value of the shares on the date of the election (determined without regard to the forfeiture restrictions on the shares). Dividends, if any, that are paid or accrued while the restricted stock is subject to a substantial risk of forfeiture will also be taxed as ordinary income. We will be entitled to an income tax deduction equal to amounts the award holder includes in ordinary income at the time of such income inclusion.

Restricted Stock Units and Dividend Equivalents. Recipients of grants of restricted stock units or dividend equivalents (collectively, “deferred awards”) will not incur any federal income tax liability at the time the awards are granted. Award holders will recognize ordinary income equal to (a) the amount of cash received under the terms of the award or, as applicable, (b) the fair market value of the shares received (determined as of the date of receipt) under the terms of the award. Dividend equivalents received with respect to any deferred award will also be taxed as ordinary income. Cash or shares to be received pursuant to a deferred award generally become payable when applicable forfeiture restrictions lapse; provided, however, that, if the terms of the award so provide, payment may be delayed until a later date to the extent permitted under applicable tax laws. We will be entitled to an income tax deduction for any amounts included by the award holder as ordinary income. For awards that are payable in shares, participant’s tax basis is equal to the fair market value of the shares at the time the shares become payable. Upon the sale of the shares, appreciation (or depreciation) after the shares are paid is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Other Stock Grants. As to other grants of shares of our common stock made under the 2009 Non-Employee Director Stock Incentive Plan not subject to a substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to the excess of (a) the fair market value of the shares received (determined as of the date of receipt) over (b) the amount (if any) paid for the shares by the holder of the award. We generally will be entitled at that time to an income tax deduction for the same amount.

Income Tax Deduction. Subject to the usual rules concerning reasonable compensation, we generally will be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the 2009 Non-Employee Director Stock Incentive Plan.

Special Rules for Directors Subject to Section 16 of the Exchange Act. Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, shares received through exercise or payout of a non-qualified option, a SAR or a restricted stock unit, and any shares of restricted stock that vest, may be treated as restricted property for purposes of Section 83 of the Internal Revenue Code if the recipient has had a non-exempt acquisition of shares of the Company’s common stock within the six months prior to the exercise, payout or vesting. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period (unless a special election is made by the recipient pursuant to Section 83(b) of the Internal Revenue Code to recognize income as of the date the shares are received).

Section 409A of the Internal Revenue Code. The Committee will administer and interpret the 2009 Non-Employee Director Stock Incentive Plan and all award agreements in a manner consistent with the intent to satisfy the requirements of Section 409A of the Internal Revenue Code to avoid any adverse tax results thereunder to a holder of an award. If any provision of the 2009 Non-Employee Director Stock Incentive Plan or any award agreement would result in such adverse consequences, the Committee may amend that provision or take other necessary action to avoid any adverse tax results, and no such action will be deemed to impair or otherwise adversely affect the rights of any holder of an award under the 2009 Non-Employee Director Stock Incentive Plan.

Historical Awards Under the 2009 Non-Employee Director Stock Incentive Plan

The following table sets forth information with respect to grants of time-based restricted stock to the Named Executive Officers, director nominees and the specified groups set forth below under the 2009 Non-Employee Director Stock Incentive Plan as of February 26, 2011.

Name and Principal Position	Time-Based Restricted Stock
Russell Huffer Chief Executive Officer and President	—
James S. Porter Chief Financial Officer	—
Gregory A. Silvestri(1) Executive Vice President of Apogee and President of Viracon, Inc.	—
Patricia A. Beithon General Counsel and Secretary	—
Gary R. Johnson Vice President and Treasurer	—
Robert J. Marzec Director Nominee	10,843
Stephen C. Mitchell Director Nominee	10,843
David E. Weiss Director Nominee	10,843
All current executive officers as a group (5 persons)	—
All current non-executive directors as a group (8 persons)	86,744
Each associate of the above-mentioned directors, executive officers or nominees	—
Each other person who received or is to receive 5% of such options, warrants or rights	—
All employees (other than executive officers) as a group (100 persons)	—

(1)	Mr. Silvestri resigned from our Company effective as of March 11, 2011.

New Plan Benefits

No awards made under the 2009 Non-Employee Director Stock Incentive Plan prior to the date of the 2011 Annual Meeting of Shareholders have been made subject to shareholder approval of the 2009 Non-Employee Director Stock Incentive Plan Amendments. The number and types of awards that will be granted under the 2009 Non-Employee Director Stock Incentive Plan in the future are not determinable, as the Committee will make these determinations in its sole discretion. The closing price of a share of our common stock as reported on the NASDAQ Global Select Market on May 3, 2011, the record date for the meeting, was $14.02.

Recommendation

The Board of Directors recommends that you vote FOR the proposal to approve the amendments to the 2009 Non-Employee Director Stock Incentive Plan. Proxies will be voted FOR the proposal unless otherwise specified.

AUDIT COMMITTEE REPORT AND

PAYMENT OF FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Report

The Audit Committee oversees our financial reporting process (including our system of financial controls and internal and external auditing procedures) on behalf of our Board, oversees our program to ensure compliance with legal and regulatory requirements and ethical business practices, and assesses and establishes policies and procedures to manage our financial reporting risk. The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm.

Our financial statements for the fiscal year ended February 26, 2011 were audited by Deloitte & Touche LLP, independent registered public accountants.

The Audit Committee has reviewed and discussed our audited financial statements with management and our independent registered public accounting firm. The Audit Committee has discussed with our independent registered public accounting firm the matters required by the Statement on Auditing Standards No. 61, as amended, as adopted by the U.S. Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T. In addition, the Audit Committee received from our independent registered public accounting firm the written disclosures and letter required by applicable requirements of the PCAOB regarding our independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with our independent registered public accounting firm the firm’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10–K for the fiscal year ended February 26, 2011, for filing with the SEC.

Audit Committee of the Board of Directors of Apogee

Robert J. Marzec, Chair	Richard V. Reynolds
Sara L. Hays	David E. Weiss
John T. Manning

Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees

We incurred the fees shown in the following table for professional services provided by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) for fiscal 2011 and 2010.

	Fiscal 2011	Fiscal 2010
Audit Fees(1)	$1,037,000	$964,000
Audit-Related Fees(2)	343,000	24,000
Tax Fees(3)	399,000	316,000
All Other Fees	—	—

Total	$1,779,000	$1,304,000

(1)

Audit fees consisted of audit work performed in preparation of our annual financial statements, audit of internal controls over financial reporting, review of the quarterly financial statements included in our quarterly reports on Form 10-Q and review of other SEC filings for fiscal 2011 and 2010.

(2)	Audit-related fees include fees for audits of our employee benefit plans and due diligence services during fiscal 2011 and audits of our employee benefit plans during fiscal 2010.
(3)

Tax fees for fiscal 2011 and 2010 consisted of $10,000 and $8,000, respectively, for U.S. tax return review, and $389,000 and $308,000, respectively, primarily for a research and development tax credit study and tax planning assistance in both years.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services Provided by Our Independent Registered Public Accounting Firm

Consistent with policies of the SEC regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee established a policy to require pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm. As permitted by regulations of the SEC, the Audit Committee delegated the authority to pre-approve services provided by our independent registered public accounting firm to the Chair of the Audit Committee, who reports any pre-approval decisions to the Audit Committee at its next regularly scheduled meeting.

All of the services provided by our independent registered public accounting firm in fiscal 2011 and 2010, including services related to the audit-related fees, tax fees and all other fees described above, were approved by the Audit Committee under its pre-approval policy.

PROPOSAL 6: RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 3, 2012, subject to a satisfactory performance evaluation of the fiscal 2011 audit. Deloitte & Touche LLP has served as our independent registered public accounting firm since fiscal 2003. Deloitte & Touche LLP reports to our Audit Committee.

While it is not required to do so, the Board of Directors is submitting the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending March 3, 2012 to our shareholders for ratification in order to ascertain the views of our shareholders on this appointment. If the appointment is not ratified, the Audit Committee may reconsider its appointment.

A representative of Deloitte & Touche LLP will be present at our 2011 Annual Meeting of Shareholders and will be afforded the opportunity to make a statement and respond to questions.

The Audit Committee of the Board of Directors recommends that you vote FOR the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 3, 2012. Proxies will be voted FOR the proposal unless otherwise specified.

SHAREHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING

Any shareholder wishing to have a proposal considered for inclusion in our proxy statement for the 2012 Annual Meeting of Shareholders must submit the proposal in writing to our Corporate Secretary at the address indicated on the Notice of Annual Meeting of Shareholders in accordance with all applicable rules and regulations of the SEC no later than January 11, 2012.

Under our Amended and Restated Bylaws, a shareholder proposal not included in our proxy statement for the 2012 Annual Meeting of Shareholders is untimely and may not be presented in any manner at the 2012 Annual Meeting of Shareholders unless the shareholder wishing to make the proposal follows the notice procedures set forth in our Amended and Restated Bylaws, including delivering notice of the proposal in writing to our Corporate Secretary at the address indicated on the Notice of Annual Meeting of Shareholders, no later than February 23, 2012.

ANNUAL REPORT TO SHAREHOLDERS

We have sent to our shareholders the Notice of Internet Availability of Proxy Materials containing instructions on how to access via the Internet our 2011 proxy statement and our Annual Report to Shareholders for the fiscal year ended February 26, 2011, which includes a copy of our Annual Report on Form 10-K filed with the SEC for the fiscal year ended February 26, 2011. Shareholders who received a paper copy of our 2011 proxy statement were also sent a copy of our Annual Report to Shareholders for the fiscal year ended February 26, 2011. Shareholders who wish to obtain additional copies of our Annual Report on Form 10-K may do so without charge by contacting us through one of the following methods:

Internet:	www.apog.com
Email:	IR@apog.com
Telephone:	(877) 752-3432
Facsimile:	(952) 487-7565
Mail:	Investor Relations
Apogee Enterprises, Inc.
4400 West 78th Street, Suite 520
Minneapolis, Minnesota 55435

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC rules allow a single copy of the Notice of Internet Availability of Proxy Materials or proxy statement and Annual Report to Shareholders for the fiscal year ended February 26, 2011 to be delivered to multiple shareholders sharing the same address and last name, or who we reasonably believe are members of the same family, and who consent to receive a single copy of these materials in a manner provided by these rules. This practice is referred to as “householding” and can result in significant savings of paper and mailing costs. Although we do not household for our registered shareholders, some brokers household Apogee notices, proxy statements and annual reports, delivering single copies of such documents to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of our Notice or proxy statement and annual report, or if you are receiving multiple copies of documents and wish to receive only one, please notify your broker. We will promptly deliver upon written or oral request a separate copy of our Notice, proxy statement and/or Annual Report to Shareholders for the fiscal year ended February 26, 2011 to a shareholder at a shared address to which a single copy of any such document was delivered. For copies of these documents, shareholders should write to our Investor Relations Department at the address listed above, or call (877) 752-3432.

OTHER MATTERS

Management does not intend to present any matters at the meeting other than those disclosed in this proxy statement, and we are not presently aware of any matter that may be presented at the meeting by others. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote on those matters in accordance with their best judgment.

By Order of the Board of Directors,

Patricia A. Beithon General Counsel and Corporate Secretary

Dated: May 9, 2011

Appendix A

APOGEE ENTERPRISES, INC.

2009 STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED (2011)

Section 1.	Purpose.

The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining management personnel capable of providing strategic direction to, and assuring the future success of, the Company, to offer such personnel and other employees, as determined by the Committee from time to time, incentives to put forth maximum efforts for the success of the Company’s business and an opportunity to acquire a proprietary interest in the Company, thereby aligning the interests of such personnel with the Company’s shareholders.

Section 2.	Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Acquiring Person” shall mean any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who or which, together with all Affiliates and Associates of such person, is the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of 10% or more of the shares of Common Stock of the Company then outstanding, but shall not include the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company or any entity holding shares of Common Stock organized, appointed or established for, or pursuant to the terms of, any such plan. For purposes of this definition, “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(b) “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(c) “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Dividend Equivalent, Performance Award, Stock Award or Other Stock-Based Award granted under the Plan.

(d) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan. An Award Agreement may be in an electronic medium and need not be signed by a representative of the Company or the Participant. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(e) “Board” shall mean the Board of Directors of the Company.

(f) “Change in Control” shall mean:

(i) a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, or successor provision thereto, whether or not the Company is then subject to such reporting requirement including, without limitation, any of the following events:

(A) the consummation of any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s Common Stock would be converted into cash, securities, or other property, other than a merger of the Company in which all or substantially all of the holders of the Company’s Common Stock immediately prior to the consolidation or merger own more than 65% of the common stock of the surviving corporation immediately after the merger in the same relative proportions as their ownership of the Company’s Common Stock immediately prior to the consolidation or merger;

(B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company;

(C) any reorganization, reverse stock split, or recapitalization of the Company which would result in a Change in Control; or

(D) any transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing.

(ii) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities; or

(iii) the Continuing Directors cease to constitute a majority of the Company’s Board.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(h) “Committee” shall mean the Compensation Committee of the Board or any successor committee of the Board designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m). The Company expects to have the Plan administered in accordance with the requirements for the award of “qualified performance-based compensation” within the meaning of Section 162(m).

(i) “Common Stock” shall mean shares of common stock, $.33-1/3 par value, of the Company.

(j) “Company” shall mean Apogee Enterprises, Inc., a Minnesota corporation, and any successor corporation.

(k) “Continuing Director” shall mean any person who is a member of the Board, who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and who (A) was a member of the Board on the date of the applicable Award Agreement or (B) subsequently becomes a member of the Board, if such person’s initial nomination for election or initial election to the Board is recommended or approved by a majority of the Continuing Directors. For purposes of this definition, “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(l) “Director” shall mean a member of the Board.

(m) “Dividend Equivalent” shall mean any right granted under Section 6(d) of the Plan.

(n) “Eligible Person” shall mean any employee, officer, consultant or independent contractor providing services to the Company or any Affiliate who the Committee determines to be an Eligible Person. An Eligible Person must be a natural person.

(o) “Exchange Act” shall mean the Securities and Exchange Act of 1934, as amended.

(p) “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares on a given date for purposes of the Plan shall be the closing sale price of the Shares as reported on the NASDAQ Global Select Market on such date or, if such market is not open for trading on such date, on the most recent preceding date when such market is open for trading.

(q) “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(r) “Non-Employee Director” shall mean a Director who is not also an employee of the Company or an Affiliate.

(s) “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(t) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(u) “Other Stock-Based Award” shall mean any right granted under Section 6(g) of the Plan.

(v) “Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

(w) “Performance Award” shall mean any right granted under Section 6(e) of the Plan.

(x) “Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

(y) “Plan” shall mean this Apogee Enterprises, Inc. 2009 Stock Incentive Plan, as amended from time to time.

(z) “Qualifying Termination” shall have the meaning ascribed to it in any applicable Award Agreement, and, if not defined in any applicable Award Agreement, shall mean termination of employment under circumstances that, in the judgment of the Committee, warrant acceleration of the exercisability of Options or Stock Appreciation Rights or the lapse of restrictions relating to Restricted Stock, Restricted Stock Units or other Awards under the Plan. Without limiting the generality of the foregoing, a Qualifying Termination may apply to large scale terminations of employment relating to the disposition or divestiture of business or legal entities or similar circumstances.

(aa) “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

(bb) “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(cc) “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule or regulation.

(dd) “Section 162(m)” shall mean Section 162(m) of the Code, or any successor provision, and the applicable Treasury Regulations promulgated thereunder.

(ee) “Section 409A” shall mean Section 409A of the Code, or any successor provision, and applicable Treasury Regulations and other applicable guidance thereunder.

(ff) “Shares” shall mean shares of Common Stock or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(gg) “Specified Employee” shall mean a specified employee as defined in Code Section 409A(a)(2)(B) or applicable proposed or final regulations under Code Section 409A.

(hh) “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

(ii) “Stock Award” shall mean any Share granted under Section 6(f) of the Plan.

(jj) “2002 Plan” shall mean the Apogee Enterprises, Inc. Amended and Restated 2002 Omnibus Stock Incentive Plan, as amended from time to time.

Section 3.	Administration.

(a) Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement, including any terms relating to the forfeiture of any Award and the forfeiture, recapture or disgorgement of any cash, Shares, other securities, other Awards, other property and other amounts payable with respect to any Award; (v) amend the terms and conditions of any Award or Award Agreement; (vi) accelerate the exercisability of any Award or the lapse of restrictions relating to any Award; (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or cancelled, forfeited or suspended; (viii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder of the Award or the Committee; (ix) interpret and administer the Plan and any instrument or agreement, including any Award Agreement, relating to the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement and any employee of the Company or any Affiliate.

(b) Delegation. The Committee may delegate its powers and duties under the Plan to one or more Directors (including a Director who is also an officer of the Company) or a committee of Directors and may authorize one or more officers of the Company to grant Awards under the Plan, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee shall not delegate its powers and duties under the Plan (i) with regard to officers of the Company or any Affiliate who are subject to Section 16 of the Exchange Act or (ii) in such a manner as would cause the Plan not to comply with the requirements of Section 162(m).

(c) Power and Authority of the Board. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan not to comply with the requirements of Section 162(m).

Section 4.	Shares Available for Awards.

(a) Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall be 1,888,000. If an Award terminates or is forfeited or cancelled without the issuance of any Shares, or if any Shares covered by an Award or to which an Award relates are not issued for any other reason, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such termination, forfeiture, cancellation or other event, shall again be available for granting Awards under the Plan. If Shares of Restricted Stock are forfeited or otherwise reacquired by the Company prior to vesting, whether or not dividends have been paid on such Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award of Restricted Stock, to the extent of any such forfeiture or reacquisition by the Company, shall again be available for granting Awards under the Plan. Shares that are withheld in full or partial payment to the Company of the purchase or exercise price relating to an Award or in connection with the satisfaction of tax obligations relating to an Award shall not be available for granting Awards under the Plan.

(b) Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for Awards under the Plan. For Stock Appreciation Rights settled in Shares upon exercise, the aggregate number of Shares with respect to which the Stock Appreciation Right is granted, rather than the number of Shares actually issued upon exercise, shall be counted against the number of Shares available for Awards under the Plan. Awards that do not entitle the holder thereof to receive or purchase Shares and Awards that are settled in cash shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(c) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it deems equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the purchase or exercise price with respect to any Award and (iv) the limitations contained in Section 4(d) of the Plan; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number. Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

(d) Award Limitations Under the Plan.

(i) Section 162(m) Limitation for Certain Types of Awards. No Eligible Person may be granted Options, Stock Appreciation Rights or any other Award or Awards under the Plan, the value of which Award or Awards is based solely on an increase in the value of the Shares after the date of grant of such Award or Awards, for more than 500,000 Shares (subject to adjustment as provided in Section 4(c) of the Plan) in the aggregate in any calendar year.

(ii) Section 162(m) Limitation for Performance Awards. The maximum amount payable pursuant to all Performance Awards to any Participant in the aggregate in any fiscal year shall be $5,000,000 in value, whether payable in cash, Shares or other property (calculated based on the Fair Market Value of the Shares or other property on the date of grant). This limitation does not apply to any Award subject to the limitation contained in Section 4(d)(i) of the Plan.

Section 5.	Eligibility.

Any Eligible Person, including any Eligible Person who is an officer of the Company or any Affiliate, shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company, previous Awards received by such Eligible Person (whether under the Plan or a predecessor plan of the Company), or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6.	Awards.

(a) Options. The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

(ii) Option Term. The term of each Option shall be fixed by the Committee but shall not be longer than 10 years from the date of grant.

(iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee; provided, however, that the term of each Stock Appreciation Right shall not be longer than 10 years from the date of grant. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c) Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

(ii) Issuance and Delivery of Shares. Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. Shares representing Restricted Stock that is no longer subject to restrictions shall be delivered to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

(iii) Forfeiture. Except as otherwise determined by the Committee, upon a Participant’s termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units held by the Participant at such time shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

(d) Dividend Equivalents. The Committee is hereby authorized to grant “Dividend Equivalents” to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine. Notwithstanding the foregoing, the Committee may not grant Dividend Equivalents to Eligible Persons in connection with grants of Options or Stock Appreciation Rights to such Eligible Persons.

(e) Performance Awards. The Committee is hereby authorized to grant Performance Awards to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee.

The Committee intends to have Performance Awards constitute awards of “qualified performance-based compensation” within the meaning of Section 162(m). Notwithstanding any other provision of the Plan to the contrary, the following additional requirements shall apply to all Performance Awards made to any Participant:

(i) Any Performance Award shall be null and void and have no effect whatsoever unless the Plan shall have been approved by the shareholders of the Company at the Company’s 2009 Annual Meeting of Shareholders.

(ii) The right to receive a Performance Award shall be determined solely on account of the attainment of one or more pre-established, objective performance goals selected by the Committee in connection with the grant of the Performance Award. Such performance goals may apply to the Participant individually, an identifiable business unit of the Company or the Company as a whole measured on an absolute or relative (as compared to an index or set of peer companies) basis. The performance goals shall be based solely on one or more of the following business criteria: economic value added, sales or revenues, costs or expenses, net profit after tax, gross profit, operating profit, base earnings, earnings (whether before or after taxes), earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA), earnings (whether before or after taxes), EBIT or EBITDA as a percent of net sales, return on actual or pro forma equity or net assets or capital, net capital employed, earnings per share (basic or diluted), earnings per share from continuing operations, operating income, pre-tax income, operating income margin, net income, total shareholder return or profitability, or both, as measured by one or more of the following accounting ratios: return on revenue, return on assets, return on equity, return on invested capital and return on investments, shareholder return, cash generation, cash flow (including free cash flow and cash flow from operating, investing or financing activities or any combination thereof), unit volume, change in working capital, market share, days payables outstanding (DPO) and days sales outstanding of receivables (DSO). The foregoing shall constitute the sole business criteria upon which the performance goals under this Plan shall be based.

(iii) The target and range of a Participant’s possible awards established by the Committee shall be between zero and 300% of the Participant’s annual base compensation for the Chief Executive Officer. The target and range of a Participant’s possible awards established by the Committee shall be between zero and 200% of the Participant’s annual base compensation for each of the Executive Vice Presidents, the Chief Financial Officer, the General Counsel and Division Presidents. For other Participants who are not “Covered Employees” as defined in Section 162(m), the Committee shall establish such targets and ranges.

(iv) For a Performance Award, the Committee shall, not later than 90 days after the beginning of each fiscal year of the Company:

(A) designate all Participants for such fiscal year;

(B) establish the objective performance factors for each Participant for that fiscal year on the basis of one or more of the business criteria set forth herein; and

(C) determine the target, threshold and maximum possible Awards for each Participant in relation to such objective performance factors.

(v) Following the close of each performance period and prior to payment of any amount to any Participant under the Plan, the Committee must certify in writing as to the attainment of all factors (including the performance factors for a Participant) upon which any payments to a Participant for that fiscal year are to be based.

(vi) Each of the foregoing provisions, and all of the other terms and conditions of the Plan as it applies to any Performance Award, shall be interpreted in such a fashion so as to qualify all compensation paid thereunder as “qualified performance-based compensation” within the meaning of Section 162(m).

(f) Stock Awards. The Committee is hereby authorized to grant to Eligible Persons Shares without restrictions thereon, as deemed by the Committee to be consistent with the purpose of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, such Stock Awards may have such terms and conditions as the Committee shall determine.

(g) Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Persons such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. The Committee shall determine the terms and conditions of such Awards, subject to the terms of the Plan and the Award Agreement. Shares, or other securities delivered pursuant to a purchase right granted under this Section 6(g), shall be purchased for consideration having a value equal to at least 100% of the Fair Market Value of such Shares or other securities on the date the purchase right is granted. The consideration paid by the Participant may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof), as the Committee shall determine.

(h) General.

(i) Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.

(ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii) Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

(iv) Term of Awards. The term of each Award shall be for a period not longer than 10 years from the date of grant.

(v) Limits on Transfer of Awards. Except as otherwise provided in this Section 6(h)(v), no Award (other than a Stock Award) and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution. The Committee may establish procedures as it deems appropriate for a Participant to designate a Person or Persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death. The Committee, in its discretion and subject to such additional terms and conditions as it determines, may permit a Participant to transfer a Non-Qualified Stock Option to any “family member” (as such term is defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act of 1933, as amended) at any time that such Participant holds such Option, provided that such transfers may not be for value (i.e., the transferor may not receive any consideration therefor) and the family member may not make any subsequent transfers other than by will or by the laws of descent and distribution. Each Award under the Plan or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant (except as provided herein or in an Award Agreement or amendment thereto relating to a Non-Qualified Stock Option) or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award (other than a Stock Award) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(vi) Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made or legends to be placed on the certificates for such Shares or other securities to reflect such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

(vii) Prohibition on Option and Stock Appreciation Right Repricing. Except as provided in Section 4(c) hereof, no Option may be amended to reduce its initial exercise price, no Option may be cancelled and replaced with an Option or Options having a lower exercise price and no Option that is underwater may be cancelled and exchanged for cash or another Award. In addition, except as provided in Section 4(c) hereof, no Stock Appreciation Right may be amended to reduce its grant price, no Stock Appreciation Right may be cancelled and replaced with a Stock Appreciation Right having a lower grant price and no Stock Appreciation Right that is underwater may be cancelled and exchanged for cash or another Award.

(viii) Section 409A Provisions. Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any amount or benefit that constitutes “deferred compensation” to a Participant under Section 409A of the Code and applicable guidance thereunder is otherwise payable or distributable to a Participant under the Plan or any Award Agreement solely by reason of the occurrence of a Change in Control or due to the Participant’s disability or “separation from service” (as such term is defined under Section 409A), such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such Change in Control, disability or separation from service meet the definition of a change in ownership or control, disability, or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise. Any payment or distribution that otherwise would be made to a Participant who is a Specified Employee (as determined by the Committee in good faith) on account of separation from service may not be made before the date which is six months after the date of the Specified Employee’s separation from service (or if earlier, upon the Specified Employee’s death) unless the payment or distribution is exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise.

Section 7.	Amendment and Termination; Corrections.

(a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, prior approval of the shareholders of the Company shall be required for any amendment to the Plan that:

(i) requires shareholder approval under the rules or regulations of the Securities and Exchange Commission, the NASDAQ Global Select Market or any other securities exchange that are applicable to the Company;

(ii) increases the number of shares authorized under the Plan as specified in Section 4(a) of the Plan;

(iii) increases the number of shares subject to the limitation contained in Section 4(d)(i) of the Plan or the dollar amount subject to the limitation contained in Section 4(d)(ii) of the Plan;

(iv) permits repricing of Options or Stock Appreciation Rights which is prohibited by Section 6(h)(vii) of the Plan;

(v) permits the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right; and

(vi) would cause Section 162(m) to become unavailable with respect to the Plan.

(b) Amendments to Awards. Subject to the provisions of the Plan, the Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided in the Plan, the Committee may amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, but no such action may adversely affect the rights of the holder of such Award without the consent of the Participant or holder or beneficiary thereof. The Company intends that Awards under the Plan shall satisfy the requirements of Section 409A to avoid any adverse tax results thereunder, and the Committee shall administer and interpret the Plan and all Award Agreements in a manner consistent with that intent. If any provision of the Plan or an Award Agreement would result in adverse tax consequences under Section 409A, the Committee may amend that provision (or take any other action reasonably necessary) to avoid any adverse tax results and no action taken to comply with Section 409A shall be deemed to impair or otherwise adversely affect the rights of any holder of an Award or beneficiary thereof.

(c) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

Section 8.	Income Tax Withholding.

In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the applicable taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (b) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Section 9.	General Provisions.

(a) No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b) Award Agreements. No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant, or until such Award Agreement is delivered and accepted through any electronic medium in accordance with procedures established by the Company.

(c) No Rights of Shareholders. Except with respect to Restricted Stock and Stock Awards, neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until the Shares have been issued.

(d) No Limit on Other Compensation Plans or Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.

(e) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.

(f) Governing Law. The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the laws of the State of Minnesota.

(g) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(h) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(i) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be cancelled, terminated or otherwise eliminated.

(j) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(k) Other Benefits. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by law or otherwise provided by such other plan.

Section 10.	Effective Date of the Plan; Effect on 2002 Plan.

The Plan shall be subject to approval by the shareholders of the Company at the 2009 Annual Meeting of Shareholders to be held on June 24, 2009, and the Plan shall be effective as of the date of such shareholder approval. On and after the date of shareholder approval of the Plan, no awards shall be granted to Eligible Persons (as defined herein) under the 2002 Plan, but all outstanding awards previously granted under the 2002 Plan shall remain outstanding in accordance with the terms thereof.

Section 11.	Term of the Plan.

The Plan shall terminate at midnight on June 23, 2019, unless terminated before then by the Board. Awards may be granted under the Plan until the earlier to occur of termination of the Plan or the date on which all Shares available for Awards under the Plan have been purchased or acquired; provided, however, that Incentive Stock Options may not be granted following the 10-year anniversary of the Board’s adoption of the Plan. As long as any Awards are outstanding under the Plan, the terms of the Plan shall govern such Awards.

Adopted by Board May 7, 2009, subject to and effective upon shareholder approval

Approved by shareholders on June 24, 2009

Amended by Board April 27, 2011, subject to and effective upon shareholder approval

Appendix B

APOGEE ENTERPRISES, INC.

2009 NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN,

AS AMENDED AND RESTATED (2011)

Section 1.	Purpose.

The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining Non-Employee Directors capable of providing strategic direction to, and assuring the future success of, the Company, to offer such Non-Employee Directors incentives to put forth maximum efforts for the success of the Company’s business and an opportunity to acquire a proprietary interest in the Company, thereby aligning the interests of such Non-Employee Directors with the Company’s shareholders.

Section 2.	Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Acquiring Person” shall mean any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who or which, together with all Affiliates and Associates of such person, is the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of 10% or more of the shares of Common Stock of the Company then outstanding, but shall not include the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company or any entity holding shares of Common Stock organized, appointed or established for, or pursuant to the terms of, any such plan. For purposes of this definition, “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(b) “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(c) “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Dividend Equivalent, Stock Award or Other Stock-Based Award granted under the Plan.

(d) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan. An Award Agreement may be in an electronic medium and need not be signed by a representative of the Company or the Participant. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(e) “Board” shall mean the Board of Directors of the Company.

(f) “Change in Control” shall mean:

(i) a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, or successor provision thereto, whether or not the Company is then subject to such reporting requirement including, without limitation, any of the following events:

(A) the consummation of any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s Common Stock would be converted into cash, securities, or other property, other than a merger of the Company in which all or substantially all of the holders of the Company’s Common Stock immediately prior to the consolidation or merger own more than 65% of the common stock of the surviving corporation immediately after the merger in the same relative proportions as their ownership of the Company’s Common Stock immediately prior to the consolidation or merger;

(B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company;

(C) any reorganization, reverse stock split, or recapitalization of the Company which would result in a Change in Control; or

(D) any transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing.

(ii) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities; or

(iii) the Continuing Directors cease to constitute a majority of the Company’s Board.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(h) “Committee” shall mean the Nominating and Corporate Governance Committee of the Board or any successor committee of the Board designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3.

(i) “Common Stock” shall mean shares of common stock, $.33-1/3 par value, of the Company.

(j) “Company” shall mean Apogee Enterprises, Inc., a Minnesota corporation, and any successor corporation.

(k) “Continuing Director” shall mean any person who is a member of the Board, who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and who (A) was a member of the Board on the date of the applicable Award Agreement or (B) subsequently becomes a member of the Board, if such person’s initial nomination for election or initial election to the Board is recommended or approved by a majority of the Continuing Directors. For purposes of this definition, “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(l) “Director” shall mean a member of the Board.

(m) “Dividend Equivalent” shall mean any right granted under Section 5(d) of the Plan.

(n) “Exchange Act” shall mean the Securities and Exchange Act of 1934, as amended.

(o) “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares on a given date for purposes of the Plan shall be the closing sale price of the Shares as reported on the NASDAQ Global Select Market on such date or, if such market is not open for trading on such date, on the most recent preceding date when such market is open for trading.

(p) “Non-Employee Director” shall mean a Director who is not also an employee of the Company or an Affiliate.

(q) “Option” shall mean an option granted under Section 5(a) of the Plan that is not intended to meet the requirements of Section 422 of the Code or any successor provision.

(r) “Other Stock-Based Award” shall mean any right granted under Section 5(f) of the Plan.

(s) “Participant” shall mean a Non-Employee Director granted an Award under the Plan.

(t) “Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

(u) “Plan” shall mean this Apogee Enterprises, Inc. 2009 Non-Employee Director Stock Incentive Plan, as amended from time to time.

(v) “Restricted Stock” shall mean any Share granted under Section 5(c) of the Plan.

(w) “Restricted Stock Unit” shall mean any unit granted under Section 5(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(x) “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule or regulation.

(y) “Section 409A” shall mean Section 409A of the Code, or any successor provision, and applicable Treasury Regulations and other applicable guidance thereunder.

(z) “Shares” shall mean shares of Common Stock or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(aa) “Stock Appreciation Right” shall mean any right granted under Section 5(b) of the Plan.

(bb) “Stock Award” shall mean any Share granted under Section 5(e) of the Plan.

(cc) “2002 Plan” shall mean the Apogee Enterprises, Inc. Amended and Restated 2002 Omnibus Stock Incentive Plan, as amended from time to time.

Section 3.	Administration.

(a) Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement, including any terms relating to the forfeiture of any Award and the forfeiture, recapture or disgorgement of any cash, Shares, other securities, other Awards, other property and other amounts payable with respect to any Award; (v) amend the terms and conditions of any Award or Award Agreement; (vi) accelerate the exercisability of any Award or the lapse of restrictions relating to any Award; (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or cancelled, forfeited or suspended; (viii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder of the Award or the Committee; (ix) interpret and administer the Plan and any instrument or agreement, including any Award Agreement, relating to the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement.

(b) Power and Authority of the Board. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.

Section 4.	Shares Available for Awards.

(a) Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall be 250,000. If an Award terminates or is forfeited or cancelled without the issuance of any Shares, or if any Shares covered by an Award or to which an Award relates are not issued for any other reason, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such termination, forfeiture, cancellation or other event, shall again be available for granting Awards under the Plan. If Shares of Restricted Stock are forfeited or otherwise reacquired by the Company prior to vesting, whether or not dividends have been paid on such Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award of Restricted Stock, to the extent of any such forfeiture or reacquisition by the Company, shall again be available for granting Awards under the Plan. Shares that are withheld in full or partial payment to the Company of the purchase or exercise price relating to an Award shall not be available for granting Awards under the Plan.

(b) Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for Awards under the Plan. For Stock Appreciation Rights settled in Shares upon exercise, the aggregate number of Shares with respect to which the Stock Appreciation Right is granted, rather than the number of Shares actually issued upon exercise, shall be counted against the number of Shares available for Awards under the Plan. Awards that do not entitle the holder thereof to receive or purchase Shares and Awards that are settled in cash shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(c) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it deems equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number. Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

Section 5.	Awards.

(a) Options. The Committee is hereby authorized to grant Options to Non-Employee Directors with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

(ii) Option Term. The term of each Option shall be fixed by the Committee but shall not be longer than 10 years from the date of grant.

(iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part. The minimum vesting period of Options shall be three years from the date of grant, unless vesting of the Option is conditioned on performance of the Company or an Affiliate or on personal performance (other than continued service with the Company or an Affiliate), in which case the minimum vesting period of Options shall be at least one year from the date of grant. Notwithstanding the foregoing, the Committee may permit acceleration of vesting of Options in the event of the Participant’s death, disability or retirement or a change in control of the Company. The Committee shall also determine the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Non-Employee Directors subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee; provided, however, that the term of each Stock Appreciation Right shall not be longer than 10 years from the date of grant. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c) Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Non-Employee Directors with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times or upon achievement of established performance goals, in such installments or otherwise as the Committee may deem appropriate. Such Awards shall vest, in installments or otherwise, over at least a three-year period from the date of grant, unless the Award is conditioned on performance of the Company or an Affiliate or on personal performance (other than continued service with the Company or an Affiliate), in which case the minimum vesting period of such Award shall be at least one year from the date of grant. Notwithstanding the foregoing, the Committee may permit acceleration of vesting of such Awards in the event of the Participant’s death, disability or retirement or a change in control of the Company.

(ii) Issuance and Delivery of Shares. Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. Shares representing Restricted Stock that is no longer subject to restrictions shall be delivered to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

(iii) Forfeiture. Except as otherwise determined by the Committee, upon a Participant’s resignation or removal as a Director (in either case, as determined by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units held by the Participant at such time shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

(d) Dividend Equivalents. The Committee is hereby authorized to grant “Dividend Equivalents” to Non-Employee Directors under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine. Notwithstanding the foregoing, the Committee may not grant Dividend Equivalents to Non-Employee Directors in connection with grants of Options or Stock Appreciation Rights to such Non-Employee Directors.

(e) Stock Awards. The Committee is hereby authorized to grant to Non-Employee Directors Shares without restrictions thereon, as deemed by the Committee to be consistent with the purpose of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, such Stock Awards may have such terms and conditions as the Committee shall determine.

(f) Other Stock-Based Awards. The Committee is hereby authorized to grant to Non-Employee Directors such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. The Committee shall determine the terms and conditions of such Awards, subject to the terms of the Plan and the Award Agreement. Shares, or other securities delivered pursuant to a purchase right granted under this Section 5(g), shall be purchased for consideration having a value equal to at least 100% of the Fair Market Value of such Shares or other securities on the date the purchase right is granted. The consideration paid by the Participant may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof), as the Committee shall determine.

(g) General.

(i) Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.

(ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii) Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

(iv) Term of Awards. The term of each Award shall be for a period not longer than 10 years from the date of grant.

(v) Limits on Transfer of Awards. Except as otherwise provided in this Section 5(g)(v), no Award (other than a Stock Award) and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution. The Committee may establish procedures as it deems appropriate for a Participant to designate a Person or Persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death. The Committee, in its discretion and subject to such additional terms and conditions as it determines, may permit a Participant to transfer an Option to any “family member” (as such term is defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act of 1933, as amended) at any time that such Participant holds such Option, provided that such transfers may not be for value (i.e., the transferor may not receive any consideration therefor) and the family member may not make any subsequent transfers other than by will or by the laws of descent and distribution. Each Award under the Plan or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant (except as provided herein or in an Award Agreement or amendment thereto relating to an Option) or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award (other than a Stock Award) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(vi) Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made or legends to be placed on the certificates for such Shares or other securities to reflect such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

(vii) Prohibition on Option and Stock Appreciation Right Repricing. Except as provided in Section 4(c) hereof, no Option may be amended to reduce its initial exercise price, no Option may be cancelled and replaced with an Option or Options having a lower exercise price and no Option that is underwater may be cancelled and exchanged for cash or another Award. In addition, except as provided in Section 4(c) hereof, no Stock Appreciation Right may be amended to reduce its grant price, no Stock Appreciation Right may be cancelled and replaced with a Stock Appreciation Right having a lower grant price and no Stock Appreciation Right that is underwater may be cancelled and exchanged for cash or another Award.

(viii) Section 409A Provisions. Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any amount or benefit that constitutes “deferred compensation” to a Participant under Section 409A of the Code and applicable guidance thereunder is otherwise payable or distributable to a Participant under the Plan or any Award Agreement solely by reason of the occurrence of a Change in Control or due to the Participant’s disability or separation from service, such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such Change in Control, disability or separation from service meet the definition of a change in ownership or control, disability, or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise. For purposes of this paragraph, a “separation from service” shall mean a complete severance for any reason of a Director’s relationship as a Director and/or independent contractor of the Company and any Affiliates. A Director may have a separation from service upon resignation as a Director even if the Director then becomes an officer or employee of the Company or an Affiliate. In all events, separation from service shall be construed to have a meaning consistent with the term “separation from service” as used and defined in Section 409A of the Code.

Section 6.	Amendment and Termination; Corrections.

(a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, prior approval of the shareholders of the Company shall be required for any amendment to the Plan that:

(i) requires shareholder approval under the rules or regulations of the Securities and Exchange Commission, the NASDAQ Global Select Market or any other securities exchange that are applicable to the Company;

(ii) increases the number of shares authorized under the Plan as specified in Section 4(a) of the Plan;

(iii) permits repricing of Options or Stock Appreciation Rights which is prohibited by Section 5(g)(vii) of the Plan; and

(iv) permits the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Sections 5(a)(i) and 5(b)(ii) of the Plan.

(b) Amendments to Awards. Subject to the provisions of the Plan, the Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided in the Plan, the Committee may amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, but no such action may adversely affect the rights of the holder of such Award without the consent of the Participant or holder or beneficiary thereof. The Company intends that Awards under the Plan shall satisfy the requirements of Section 409A to avoid any adverse tax results thereunder, and the Committee shall administer and interpret the Plan and all Award Agreements in a manner consistent with that intent. If any provision of the Plan or an Award Agreement would result in adverse tax consequences under Section 409A, the Committee may amend that provision (or take any other action reasonably necessary) to avoid any adverse tax results and no action taken to comply with Section 409A shall be deemed to impair or otherwise adversely affect the rights of any holder of an Award or beneficiary thereof.

(c) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

Section 7.	General Provisions.

(a) No Rights to Awards. No Non-Employee Director, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Non-Employee Directors, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b) Award Agreements. No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant, or until such Award Agreement is delivered and accepted through any electronic medium in accordance with procedures established by the Company.

(c) No Rights of Shareholders. Except with respect to Restricted Stock and Stock Awards, neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until the Shares have been issued.

(d) No Limit on Other Compensation Plans or Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.

(e) No Right to Directorship. The grant of an Award shall not be construed as giving a Participant the right to be retained as a Director.

(f) Governing Law. The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the laws of the State of Minnesota.

(g) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(h) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(i) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be cancelled, terminated or otherwise eliminated.

(j) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(k) Other Benefits. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by law or otherwise provided by such other plan.

Section 8.	Effective Date of the Plan; Effect on 2002 Plan.

The Plan shall be subject to approval by the shareholders of the Company at the 2009 Annual Meeting of Shareholders to be held on June 24, 2009 and the Plan shall be effective as of the date of such shareholder approval. On and after the date of shareholder approval of the Plan, no automatic grants shall be made to Non-Employee Directors pursuant to Section 7 of the 2002 Plan, and all grants to Non-Employee Directors on or after the date of shareholder approval of the Plan shall be made solely under the Plan. All grants previously made to Non-Employee Directors under the 2002 Plan shall continue to be governed by the terms and conditions of the 2002 Plan and any award agreements entered into thereunder.

Section 9.	Term of the Plan.

The Plan shall terminate at midnight on June 23, 2019, unless terminated before then by the Board. Awards may be granted under the Plan until the earlier to occur of termination of the Plan or the date on which all Shares available for Awards under the Plan have been purchased or acquired. As long as any Awards are outstanding under the Plan, the terms of the Plan shall govern such Awards.

Adopted by Board May 7, 2009, subject to and effective upon shareholder approval

Approved by shareholders on June 24, 2009

Amended by Board April 27, 2011, subject to and effective upon shareholder approval

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

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Annual Meeting of Shareholders

APOGEE ENTERPRISES, INC.

June 22, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints RUSSELL HUFFER, JAMES S. PORTER and PATRICIA A. BEITHON as Proxies, each with the power to appoint his or her substitute, and hereby authorizes any one of them to represent and to vote, as designated on the reverse, all of the shares of Common Stock of Apogee Enterprises, Inc. (“Apogee”) held of record by the undersigned on May 3, 2011, at the Annual Meeting of Shareholders of Apogee to be held on June 22, 2011, or any adjournment thereof, and hereby revokes all former Proxies.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2, 4, 5 and 6 and voted 1 YEAR on Proposal 3.

If you are a participant in the Apogee Employee Stock Purchase Plan, this card directs Mellon Investor Services LLC, as the Plan Administrator, to authorize Broadridge Financial Solutions, Inc. as the Proxy Agent, to vote, as designated on the reverse, all of the shares of Apogee Common Stock held of record in the Plan account. The Proxy Agent cannot vote the shares unless it receives timely direction from you.

If you are a participant in the Apogee 401(k) Retirement Plan, this card directs State Street Bank and Trust Company, as Trustee for the Plan, to vote, as designated on the reverse, all of the shares of Apogee Common Stock held of record in the Plan account. The Trustee will vote, with regard to the Plan, shares of Apogee Common Stock for which it has not received direction by 11:59 P.M. Eastern Time on June 20, 2011 in the same proportion as directed shares are voted, unless contrary to ERISA or unless contrary to applicable law.

Continued and to be signed on reverse side

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VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

4400 West 78th Street Suite 520 Minneapolis, MN 55435

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                                  KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:			For All	Withhold All	For All Except		To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.	Election of Directors		☐	☐	☐
Nominees
01 ROBERT J. MARZEC 02 STEPHEN C. MITCHELL 03 DAVID E. WEISS
The Board of Directors recommends you vote FOR
the following proposal:			For	Against Abstain					For	Against	Abstain
2.	NON-BINDING ADVISORY VOTE ON APOGEE’S EXECUTIVE COMPENSATION.		☐	☐	☐	6	PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 3, 2012.		☐	☐	☐
The Board of Directors recommends you
vote 1 YEAR on the following proposal:		1 year	2 years	3 years	Abstain
3	NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON APOGEE’S EXECUTIVE COMPENSATION.	☐	☐	☐	☐		NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly be brought before the meeting.

The Board of Directors recommends you vote FOR
proposals 4, 5 and 6.			For	Against	Abstain
4	PROPOSAL TO AMEND THE APOGEE ENTERPRISES, INC. 2009 STOCK INCENTIVE PLAN.		☐	☐	☐

5	PROPOSAL TO AMEND THE APOGEE ENTERPRISES, INC. 2009 NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN.		☐	☐	☐

			Yes	No
Please indicate if you plan to attend this meeting			☐	☐
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date					Signature (Joint Owners)	Date

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on June 22, 2011

Meeting Information
	Meeting Type:	Annual Meeting
APOGEE ENTERPRISES, INC.	For holders as of:	May 03, 2011
	Date: June 22, 2011	Time: 9:00 AM CDT
Location: Apogee Enterprises, Inc.
4400 West 78th Street
Suite 520 Minneapolis, MN 55435

4400 West 78th Street Suite 520 Minneapolis, MN 55435	You are receiving this communication because you hold shares in the above named company.
This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

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Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

  1. Annual Report             2. Notice & Proxy Statement

  How to View Online:

  Have the information that is printed in the box marked by the arrow g XXXX XXXX XXXX (located on the following page) and visit: www.proxyvote.com.

  How to Request and Receive a PAPER or E-MAIL Copy:

  If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

                                 1) BY INTERNET:         www.proxyvote.com

                                2) BY TELEPHONE:     1-800-579-1639

                                 3) BY E-MAIL*:              sendmaterial@proxyvote.com

  *     If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow gXXXX XXXX XXXX (located on the following page) in the subject line.

  Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before June 08, 2011 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

  Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

  Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow g XXXX XXXX XXXX available and follow the instructions.

  Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

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Voting items
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors
Nominees:
01 ROBERT J. MARZEC 02 STEPHEN C. MITCHELL 03 DAVID E. WEISS

The Board of Directors recommends you vote FOR the following proposal:

2.	NON-BINDING ADVISORY VOTE ON APOGEE’S EXECUTIVE COMPENSATION.

The Board of Directors recommends you vote 1 YEAR on the following proposal:

3	NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON APOGEE’S EXECUTIVE COMPENSATION.

The Board of Directors recommends you vote FOR proposals 4, 5 and 6.

4	PROPOSAL TO AMEND THE APOGEE ENTERPRISES, INC. 2009 STOCK INCENTIVE PLAN.

5	PROPOSAL TO AMEND THE APOGEE ENTERPRISES, INC. 2009 NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN.

6	PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 3, 2012.

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly be brought before the meeting.

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